UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 2)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Thunder Power Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Thunder Power Holdings, Inc. (the “Company”) to be held virtually on                , 2025, at                    at the following website:                        for the following purposes:

1.	to elect Mr. Christopher Nicoll, Dr. Chen ChiWen, Mr. Mingchih Chen, Mr. Ferdinand Kaiser, and Mr. Kevin Vassily (the “Director Nominees”) as directors, to serve on the Board for a [three-year] term until his successor has been elected and qualified, or until his earlier death, resignation or removal;

2.	to ratify the selection of Assenture PAC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	to grant discretionary authority to the Board to (i) amend our certificate of incorporation to combine outstanding shares of our common stock, par value 0.0001 per share (the “Common Stock”) into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-one (1-for-1) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”); and

4.	to approve the issuance of Common Stock in an amount that exceeds 20% of the currently outstanding shares of common stock of the Company in connection with a Share Exchange Agreement, as amended, that the Company entered into on December 19, 2024.

The Company will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Stockholders of record at the close of business on                 , 2025 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Virtual Annual Meeting and proxy statement. The proxy statement is first being sent to the Company’s stockholders on or about                       , 2025. Your vote is very important to us.

The Board of Directors, including all of the independent directors, recommends that you vote:

Proposal 1: FOR the election of the three director nominees under Proposal 1;

Proposal 2: FOR the ratification of the appointment of Assentsure PAC, as the independent registered public accounting firm under Proposal 2;

Proposal 3: FOR the reverse stock split under Proposal 3; and

Proposal 4: FOR the issuance of Common Stock under Proposal 4.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED..

Sincerely,

/s/ Christopher Nicoll
Christopher Nicoll
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on           , 2025.

The accompanying proxy statement is also available at https://aiev.ai/.

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Telephone: (909) 214-2482

NOTICE OF VIRTUAL 2025 SPECIAL MEETING OF STOCKHOLDERS

Online Meeting Only - No Physical Meeting Location

To be Held on              , 2025

Dear Stockholders:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Thunder Power Holdings, Inc., a Delaware corporation (the “Company”), will be conducted online on                , 2025, at                , at the following website:                       .

At the Annual Meeting, the Company’s stockholders will consider and vote on a proposal to authorize the Company, with the approval of the Board of Directors, to consider and vote upon a proposal to approve the issuance of common stock of more than 20% of our issued and outstanding common stock, in exchange for shares in Electric Power Technology Limited.

A proxy statement is attached to this Notice that describes the matters to be voted upon at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record at the close of business on            , 2025. The Company is furnishing a proxy statement and proxy card to its stockholders by mailing printed copies of those materials to each of its stockholders. A proxy statement is attached to this Notice that describes the matter to be voted upon at the Special Meeting or any adjournment(s) or postponement(s) thereof. The enclosed proxy card will instruct you as to how you may vote your proxy via the Internet, by telephone or by signing, dating and returning the enclosed proxy car.

Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote during the Annual Meeting and your shares are held of record by a broker, bank, trustee or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business, or any other nominees for election as director of the Company, that may properly be brought before the Annual Meeting.

Thank you for your continued support of the Company.

By order of the Board of Directors,

/s/ Chen ChiWen
Chen ChiWen
Chairman

Wilmington, Delaware

[       ], 2025

To ensure proper representation at the Annual Meeting, please follow the instructions on the enclosed proxy card to vote your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card. Even if you vote your shares prior to the Annual Meeting, you still may participate in the Annual Meeting.

Page
PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
PROPOSAL 1 — ELECTION OF DIRECTORS	6
PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR	16
PROPOSAL 3 - AUTHORIZATION OF REVERSE STOCK SPLIT	18
PROPOSAL 4- APPROVAL OF THE ISSUANCE OF COMMON STOCK IN RELATION TO THE EXCHANGE OF SHARES IN ELECTRIC POWER TECHNOLOGY LIMITED	23
TW COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
PRICE RANGE OF SECURITIES AND DIVIDENDS	35
OTHER MATTERS	39
Stockholder Proposals	39
Other Business	39
Delivery of Proxy Materials	40
Additional Information	40
Available Information	40
INDEX TO FINANCIAL STATEMETNS OF TW COMPANY AND ITS SUBSIDIARY	F-1
Electric Power Technology Limited and Its Subsidiaries Consolidated Financial Statements and Independent Auditors’ Report for the Year Ended Dec. 31, 2024 and 2023	F-2
APPENDIX A — THE CERTIFICATE OF INCORPORATION	A-1
APPENDIX B — SHARE EXCHANGE AGREEMENT	B-1
APPENDIX C — FORM OF AMENDMENT TO THE SHARE EXCHANGE AGREEMENT	C-1

i

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Thunder Power Holdings, Inc. (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

This proxy statement is first being mailed to the Company’s stockholders on or about             , 2025. This proxy statement summarizes the information regarding the matter to be voted upon at the Annual Meeting, and is being solicited by the Company’s Board of Directors (the “Board”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding our 2024 performance, you are encouraged to review our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).

Annual Meeting Information

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Annual Meeting will be held on              , 2025 at              . To participate in the Annual Meeting, visit               and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures.

You are entitled to participate in the Annual Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Annual Meeting, which is               , 2025 (the “Record Date”), or you hold a valid proxy for the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

In connection with our Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail. These proxy materials include the Notice Card, this Proxy Statement, proxy card and the 2024 Form 10-K.

On or about April [               ], 2025, this Proxy Statement, an accompanying proxy card, the Notice Card and the 2024 Form 10-K will be mailed to stockholders and will be made available to stockholders on our Investor Relations website at https://aiev.ai/. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

Purpose of Annual Meeting

In addition to transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements, at the Annual Meeting, the Company’s stockholders will be asked to vote on the following proposals:

1.	to elect Mr. Christopher Nicoll, Dr. Chen ChiWen, Mr. Mingchih Chen, Mr. Ferdinand Kaiser, and Mr. Kevin Vassily (the “Director Nominees”) as directors, to serve on the Board for a three-year term until his successor has been elected and qualified, or until his earlier death, resignation or removal;

2.	to ratify the selection of Assentsure PAC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	to grant discretionary authority to our board of directors to approve an amendment to the (i) amend our certificate of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-one (1-for-1) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

4.	to approve the issuance of shares of Common Stock in an amount that exceeds 20% of the currently outstanding shares of common stock of the Company in connection with the Exchange (as defined below).

Voting Information

General

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

Voting Securities

You may cast one vote for each share of the Company’s common stock that you owned as of the Record Date. Each share of the Company’s common stock has equal voting rights with all other shares of the Company’s common stock, which is the only class of voting securities outstanding of the Company. As of           , 2025, the Company had 70,724,664 shares of common stock outstanding, which includes 20,000,000 shares of common stock that may vest upon the achievement of certain earnout thresholds (the “Earn Out Shares”).

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of the Company’s stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must direct your intermediary regarding how you would like your shares voted by following the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the Annual Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee regarding how you would like your shares voted so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “routine” matters being considered at this Annual Meeting include Proposal 2 (the ratification of the appointment of the Company’s independent registered public accounting firm) and Proposal 3 (the reverse stock split), and the “non-routine” matters being considered at this Annual Meeting include Proposal 1 (the election of directors) and Proposal 4 (the issuance of Common Stock) .. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote, your broker may not be permitted to vote your shares such “non-routine” proposals.

Please note that to be sure your vote is counted on the proposals, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to such proposals.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials. Authorizing your proxy will not limit your right to participate in the Annual Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate Notice of Virtual Annual Meeting for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote by following the instructions in each Notice of Virtual Annual Meeting you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the Annual Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

Votes Required

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal	Vote Required	Broker Discretionary Vote Allowed
Approval of the election of directors	Plurality of the votes cast	No
Ratification of our auditor	A majority of the votes cast	Yes
Approval of an amendment to our Certificate of Incorporation to effect the Reverse Stock Split	A majority of the votes cast	Yes
Approval of the issuance of shares in connection with the Share Exchange Agreement	A majority of the votes cast (1)	No

(1)	the vote of all shares of the Company’s common stock issued that are held by the Interested Shareholders (as defined in “Proposal 4” below) will not be counted in determining whether or not the proposal is approved. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Information Regarding This Solicitation

The Company will bear the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of the Company and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. The Company intends to use the services of Broadridge Investor Communication Services Inc. (the “Proxy Agent”) to aid in the distribution and collection of proxies. The Proxy Agent could contact you by telephone on behalf of the Company and urge you to vote. The Proxy Agent will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of              , 2025, the beneficial ownership information of each current director, including each nominee for director, of the Company, as well as the Company’s executive officers, and the executive officers and directors as a group. There is no person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. Percentage of beneficial ownership is based on 70,724,664 shares of the Company’s common stock outstanding as of              , 2025.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

The beneficial ownership percentages set forth in the table below are based on [70,724,664] shares of Common Stock issued and outstanding as of              , 2025, which includes the Earn Out Shares held by Continental Stock Transfer & Trust Company and do not take into account the issuance of any shares of Common Stock upon the exercise of Public Warrants or Sponsor Warrants. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and convertible notes held by the person that are currently exercisable or convertible or may be exercised or converted within 60 days of January 24, 2025. The Company did not deem these shares outstanding, however, for purpose of computing the percentage of ownership of any other person. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent
Directors and Named Executive Officers:
Christopher Nicoll	—	—
Chiwen Chen	—	—
Mingchih Chen	—	—
Ferdinand Kaiser	—	—
Kevin Vassily	50,000	*
Pok Ho Man	64,200	*
All directors and officers as a group (5 individuals)	114,200	*
Five Percent Holders
Wellen Sham(2)	17,733,475	25.1%

*	Represents less than 1

(1)	Unless otherwise indicated, the business address of each of the following entities or individuals is 221 W 9th St #848, Wilmington, DE 19801.

(2)	Includes:

(a)	10,834,898 shares of Common Stock held of record by Electric Power Technology Ltd, a Taiwanese public company listed in Taiwan (Taiwan List Co. 4529), of which Mr. Sham is a chairperson. Mr. Sham and Ling Houng Sham have a 19.36% interest in the ordinary shares of Electric Power Technology Ltd, and companies with which Mr. Sham is affiliated with have a 20.31% interest in the ordinary shares of Electric Power Technology Ltd. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Electric Power Technology Ltd. Mr. Sham and Ling Houng Sham disclaim beneficial ownership of the shares held of record by Electric Power Technology Ltd. The principal business address of Electric Power Technology Ltd is 4F, No. 632 Guangfu South Road, Da’an District, Taipei Taiwan.

(b)	4,129,066 shares of Common Stock held of record by Old Gen Holdings LLC, a Delaware limited liability company, of which Mr. Sham is the primary beneficiary. Accordingly, Mr. Sham may be deemed to have or share the beneficial ownership of the shares of Common Stock held directly by Old Gen Holdings LLC. The principal place of business of Old Gen Holdings LLC is 108 W 13th St, Ste. 100, Wilmington DE 19801.

(c)	585,624 shares of Common Stock held of record by Ling Houng Sham, wife of Mr. Sham.

(d)	2,183,887 shares of Common Stock held of record by Mr. Wellen Sham, former Chief Executive Officer of TPHL prior to consummation of the Business Combination.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company is managed under the oversight of the Board. The Board currently consists of five members, of whom four are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act. The Board may modify the number of its members in accordance with the Company’s third amended and restated bylaws. Nasdaq requires that the Company maintain a majority of independent directors on the Board and provides that a director of a business development company is considered to be independent if he or she is not an “interested person”, as defined in Section 2(a)(19) of the Investment Company Act. Therefore, under both the Investment Company Act and applicable Nasdaq rules, a majority of the directors of the Board is independent.

Christopher Nicoll, Dr. Chen ChiWen, Mingchih Chen, Ferdinand Kaiser, and Kevin Vassily have been nominated for re-election to the Board for a three-year term expiring at the 2028 annual meeting of stockholders of the Company.

The persons being nominated by the Board as directors are not being proposed for election pursuant to any agreement or understanding between such person and the Company.

Any stockholder of the Company can vote for or withhold authority on the director nominees. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the election of the director nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominee named above. If the nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board does not have any reason to believe that the director nominee named will be unable or unwilling to serve.

The Board recommends a vote “FOR” the director nominees described in this proxy statement.

Director and Executive Officer Information

Directors

Information regarding the Company’s nominee for election as a director at the Annual Meeting and the Company’s continuing directors is set forth below. We have divided the directors into two groups — independent directors and interested directors. The interested director is an “interested person” of the Company, as defined in Section 2(a)(19) of the Investment Company Act.

Interested Director

Christopher Nicoll has been serving as our Chief Executive Officer and a member of the Board. Since 2021, Mr. Nicoll operated the Auto Advisory Board Ltd. as a business owner and a commercial automotive consultant, through which he takes on diverse automotive projects and interim roles including, without limitation, implementing commercial, financial and logistics processes for a start-up, supervised technical conversion, homologation and emissions testing, and advised a major European dealer group on its international product launch. Mr. Nicoll has previously served in the capacity of the managing and commercial director of AGT Europe between 2018 and 2020, where he launched the official EU import for Dodge cars, Ram trucks and MOPAR spare parts. Between 2015 and 2018, Mr. Nicoll was the head of marketing and business development at TPEV where he oversaw start-up EV projects such as, without limitation, R&D activities in Italy, and led cross-functional commercial and engineering teams. From 2010 through 2014, Mr. Nicoll held the positions of the head of global network development, head of APAC region, and head of EMEA region at Lotus Cars. Mr. Nicoll received a BA in Business Administration from Middlesex University in the UK and a Diplom Betriebswirt from the Reutlingen University in Germany.

Independent Directors

Dr. Chen ChiWen has been serving as an Independent Director and Chairman of the Board of Directors of the Company following his appointment by the Board of Directors on November 28, 2024. Dr. Chen currently serves as Assistant Professor in the Master of Global Entrepreneurial Management Program at Fu Jen Catholic University and CEO of the Taipei-Ningbo Exchange Foundation. He holds independent directorships at several publicly listed companies including Oceanic Beverages Co., Inc., Skardin Industrial Corp., Electric Power Technology Limited, and ACpay Co., Ltd. Dr. Chen holds a Ph.D. in Business Administration from Fu Jen Catholic University, a Ph.D. in Physical Education from National Taiwan Sport University, and is currently a Ph.D. candidate in Sustainable Energy Technology at National Taiwan University of Science and Technology.

Ferdinand Kaiser has been serving as an Independent Director of the Company following his appointment by the Board of Directors on November 28, 2024. Mr. Kaiser will serve as Chair of the Compensation Committee. Mr. Kaiser currently serves as COO Project Manager at SANLUCAR in Austria. From 2018 to 2020, he served as Manager Central EU EMEA at DODGE RAM AGT Europe AG, where he was responsible for automotive business management across the EU-27 region. From 2016 to 2018, he was Assistant Vice President of Procurement at Thunder Power Electric Vehicle Limited. Previously, he held several CEO positions within FIAT Group companies, including CEO & Country Manager for FIAT S.p.a Owned Dealer Europe EMEA and CEO & Brand Country Manager for JEEP & Lancia. Mr. Kaiser holds an Academic Diploma in Business Administration from the Vienna University of Economics and Business (Wirtschaftsuniversität Wien).

Mingchih Chen has been serving as an independent member of the Board since September 11, 2024. Ms. Chen is a highly accomplished professional with a strong background in industrial engineering and academia. With her extensive educational and professional experience, Ms. Chen has made significant contributions to various institutions. Ms. Chen pursued her education at Texas A&M University in the United States. She obtained her Doctoral degree in Industrial Engineering from Texas A&M University from January 1991 to December 1993. Prior to that, she completed her master’s degree in industrial engineering from September 1989 to December 1990. Ms. Chen also holds a bachelor’s degree in industrial engineering from Chung-Yuan Christian University in Taiwan, which she completed from September 1984 to June 1988. Throughout her career, Ms. Chen has held various academic positions and made significant contributions to the field of business administration and industrial engineering. From August 2021 to July 2023, she served as the Executive Director of the Artificial Intelligence Development Center at Fu Jen Catholic University. She also held the position of Director and Professor at Fu Jen Catholic University’s Graduate Institute of Business Administration in New Taipei City from August 2015 to July 2023. Ms. Chen has been a Professor at Fu Jen Catholic University’s Graduate Institute of Business Administration since February 2013. Prior to that, she served as an Associate Professor at the same institution from August 2010 to January 2013. Her academic career also includes positions as an Associate Professor at Chaoyang University of Technology’s Department of Industrial Engineering and Management in Wufeng, Taiwan, from August 1997 to July 2010, and as an Associate Professor at Ming-Chuan University’s Department of Business Management in Taipei, Taiwan, from August 1994 to July 1997. Ms. Chen’s professional experience extends beyond academia. She worked as an Industrial Engineer at Phillip Electronics Company in Chung-Li, Taiwan, from June 1988 to July 1989. In addition, she served as a Post-doctoral Research Associate under Dr. Way Kuo at Texas A&M University from January 1994 to July 1994. With her broad expertise in industrial engineering and business administration, Ms. Chen will bring valuable insights and strategic guidance to our Board. Her extensive academic and professional background ensures that the company benefits from her wealth of knowledge and experience.

Kevin Vassily serves as an independent member of the Board. Mr. Vassily has extensive working experience as a senior management team member serving private and public companies. Mr. Vassily has served as an independent director of FLFV since June 2022. Mr. Vassily is a director of the board of directors of Denali Capital Acquisition Corp. since April 2022, and a member of the board of directors of Aimfinity Investment Corp. I since March 2023, two SPACs listed on Nasdaq. In January 2021, he was appointed Chief Financial Officer, and in March 2021, became a member of the board of directors of iPower Inc. (Nasdaq: IPW), an online hydroponic equipment retailer and supplier. Prior to joining iPower, from 2019 to January 2021, Mr. Vassily served as Vice President of Market Development for Facteus, Inc., a financial analytics company focused on the Asset Management industry. From October 2018 through its acquisition in March 2020, Mr. Vassily served as an advisor at Go Capture (which was acquired by Deloitte China in 2020), where he was responsible for providing strategic, business development, and product development advisory services for the company’s emerging “Data as a Service” platform. Since February 2020, Mr. Vassily has served as a director of Zhongchao Inc. (Nasdaq: ZCMD), a provider of healthcare information, education and training services to healthcare professionals and the public in China. Since July 2018, Mr. Vassily has also served as an advisor at Prometheus Fund, a Shanghai-based merchant bank/private equity firm focused on the “green” economy. From April 2015 through May 2018, Mr. Vassily served as an associate director of research at Keybanc Capital Markets Inc. From June 2010 to April 2015, he served as the director of research at Pacific Epoch, LLC (a wholly-owned subsidiary of Pacific Crest Securities LLC). From May 2007 to May 2010, he served as the Asia Technology business development representative and as a senior analyst at Pacific Crest Securities. From July 2003 to September 2006, he served as senior research analyst in the semiconductor technology group at Susquehanna International Group, LLP. From September 2001 to June 2003, Mr. Vassily served as the vice president and senior research analyst for semiconductor capital equipment at Thomas Weisel Partners Group, Inc. Mr. Vassily began his career on Wall Street in August 1998, as a research associate covering the semiconductor industry at Lehman Brothers. He holds a B.A. in liberal arts from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College.

Executive Officers

The following persons serve in the following capacities for the Company:

Name	Age	Position
Christopher Nicoll	56	Chief Executive Officer and Director
Pok Man Ho	39	Interim Chief Financial Officer

Christopher Nicoll serves as our Chief Executive Officer and a member of the Board. For a brief biography of Mr. Nicoll, please see above under “Directors.” .

Pok Man Ho serves as our Interim Chief Financial Officer since September 16, 2024. Previously, Mr. Ho was part of Thunder Power since 2015, where he played a pivotal role in corporate finance, financial planning and analysis, human resources, and corporate governance. Over his tenure with Thunder Power he was instrumental in driving strategic decision-making, optimizing resource allocation, and ensuring regulatory compliance. Prior to that, Mr. Ho held regional roles in the insurance and luxury retail industries from 2012 to 2015. During this period, he leveraged his expertise in taxation and human resources cost analysis in Assicurazioni Generali S.p.A. and Gucci Group, respectively. This experience provided him with a comprehensive understanding of the financial and operational challenges faced by multinational corporations in different sectors. Prior to that, Mr. Ho began his career at KPMG in 2009, where he specialized in taxation. During the three-year tenure with KPMG, Mr. Ho gained valuable insight into tax regulations and frameworks, and developed a strong foundation in financial planning and compliance. Mr. Ho graduated from Monash University (Accounting and Finance) in Australia in 2008, and Mr. Ho is a Certified Public Accountant.

Corporate Governance

Role of Board in Risk Oversight

One of the key functions of the Board is the informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the standing committees of the Board that address risks inherent in each committee’s respective area of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility of considering and discussing financial risk exposure and the steps management should take to monitor and control such exposure, including implementing guidelines and policies to govern the process by which risk assessment and management is undertaken.

Director Independence

The Board is expected to annually undertake a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the following members of the Board were determined by the Board not to have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Mingchih Chen, Ferdinand Kaiser, and Kevin Vassily are considered to be “independent” as that term is defined under Nasdaq rules.

In making these determinations, the Board has considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director.

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. Additionally, from time to time, special committees may be established under the direction of the Board, as and when the Board deems it necessary or advisable to address specific matters.

The Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

The members of our audit committee are Mingchih Chen, Ferdinand Kaiser, and Kevin Vassily. Mr. Vassily is the Chair of the audit committee and an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of SOX, and possesses financial sophistication, as defined under the rules of Nasdaq. The Company’s audit committee has the following functions, among others:

●	perform such other functions as the board of directors may from time to time assign to the audit committee.

●	evaluating the performance, independence and qualifications of Thunder Power’s independent auditors and determining whether to retain Thunder Power’s existing independent auditors or engage new independent auditors;

●	monitoring the integrity of Thunder Power’s financial statements and Thunder Power’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the integrity, adequacy and effectiveness of Thunder Power’s internal control policies and procedures;

●	preparing the audit committee report required by the SEC to be included in Thunder Power’s annual proxy statement;

●	discussing the scope and results of the audit with Thunder Power’s independent auditors, and reviewing with management and Thunder Power’s independent auditors Thunder Power’s interim and year-end operating results;

●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

●	reviewing Thunder Power’s guidelines and policies on risk assessment and risk management;

●	Reviewing and approving related-party transactions;

●	obtaining and reviewing a report by Thunder Power’s independent auditors at least annually that describes Thunder Power’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by Thunder Power’s independent auditors.

The Company’s audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. The foregoing summary of the audit committee’s functions and responsibilities does not purport to be complete and is subject to the provisions of the audit committee’s charter, which is filed with the registration statement of which this prospectus forms a part, which should be read carefully and in its entirety.

Compensation Committee

The members of our compensation committee are Mingchih Chen, Ferdinand Kaiser, and Kevin Vassily. Ferdinand Kaiser serves as Chair of the compensation committee. The Company has adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

●	approving the retention of compensation consultants and outside service providers and advisors;

●	reviewing and approving, or recommending that the Thunder Power Board approve the compensation of Thunder Power’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, and employment;

●	reviewing and recommending to the Thunder Power Board the compensation of Thunder Power’s directors;

●	administering and determining any award grants under Thunder Power’s 2024 Plan;

●	reviewing and evaluating succession plans for the executive officers;

●	preparing the compensation committee report required by the SEC to be included in Thunder Power’s annual proxy statement; and

●	periodically reviewing Thunder Power’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. The foregoing summary of the compensation committee’s functions and responsibilities does not purport to be complete and is subject to the provisions of the compensation committee’s charter, which is filed with the registration statement of which this prospectus forms a part, which should be read carefully and in its entirety.

Nominating and Corporate Governance Committee

The members of the Company’s nominating and corporate governance committee are Mingchih Chen, Ferdinand Kaiser, and Kevin Vassily. Ms. Chen serves as Chair of the nominating and corporate governance committee. The Company has adopted a nominating and corporate governance committee charter, which details the purpose and responsibility of the nominating and corporate governance committee, including:

●	identifying, evaluating, and recommending individuals qualified to become members of the Board and its committees;

●	evaluating the performance of the Board and of individual directors;

●	developing and recommending corporate governance guidelines to the Board; and

●	overseeing an annual evaluation of the Board and management.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. The foregoing summary of the nominating and corporate governance committee’s functions and responsibilities does not purport to be complete and is subject to the provisions of the nominating and corporate governance committee’s charter, which is filed with the registration statement of which this prospectus forms a part, which should be read carefully and in its entirety.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to the Company’s directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or, persons performing similar functions. The Code of Business Conduct is available on our website at www.aiev.ai/en.  We intend to disclose any amendments to or waivers of our Code of Business Conduct in a Current Report on Form 8-K. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy which prohibits trading based on “material, nonpublic information” regarding our company or any company whose securities are listed for trading or quotation in the United States. The policy covers all officers and directors of the company and its subsidiaries, all other employees of the company and its subsidiaries, and consultants or contractors to the company or its subsidiaries who have or may have access to material non-public information and members of the immediate family or household of any such person.

The policy also prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards.

Clawback Policy

Our board of directors has adopted a clawback policy, which provides that in the event we are required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or we determine there has been a significant misconduct that causes financial or reputational harm, we shall recover a portion or all of any incentive compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors, or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

Board and Board Committee Meetings and Attendance

From the time our current Board was appointed on June [x] 2024 through the end of fiscal year 2024, our Board met times, the Audit Committee met four times, and the Compensation Committee and the Nominating & Corporate Governance Committee each met once. In 2024, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which they served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. Also, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chairperson of the Board if the Chairperson qualifies as independent or, alternatively, by the Lead Director, if any, if the Chairperson does not qualify as independent, or a director designated by the independent directors.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Management at our address provided provided within this proxy.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter contains certain provisions permitted under the DGCL related to the liability of directors and officers. These provisions eliminate the personal liability for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL. Our Bylaws also provide that we may indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Non-Employee Director Compensation

The Board reviews director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors. The Company is in the process of developing a board of directors’ compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward directors who contribute to the long-term success of the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during the year ended December 31, 2024, all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to Thunder Power’s executive officers for the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Christopher Nicoll	2024	45,000	—	—	—	—		45,000
Chief Executive Officer	2023	—	—	—	—	—		—
Wellen Sham	2024	—	—	—	—	—		—
Former Chief Executive Officer	2023	206,110	—	—	—	461,566	(1)	667,676
Chiu Wai Jo	2024	60,987	—	—	—	—		60,987
Director of Financial Planning & Analysis	2023	66,026	—	—	—	—		66,026
Pok Man Ho	2024	89,679	—	—	—	—		89,679
Interim CFO	2023	84,500	—	—	—	—		84,500

(1)	In June 2023, Thunder Power issued 17,008,312 shares of Thunder Power’s common stock at $0.058 per share to Mr. Wellen Sham to settle certain of Thunder Power’s then-outstanding liabilities. On the issuance date, the fair value of the common stock was $0.063 per share, and the fair value of the common stock exceeding Thunder Power’s then-outstanding liabilities was $461,566, which was deemed as share-based compensation to Mr. Wellen Sham. For additional information, see “Note 7 — Common Stocks” and “Note 9 — Share-Based Compensation — Other Share-Based Compensation” to the notes to Thunder Power’s audited consolidated financial statements.

Elements of Compensation

Our compensation program for NEOs consists of the following elements of compensation, each described in greater depth below:

●	base salaries;

●	performance-based bonuses;

●	equity-based incentive compensation; and

●	general benefits.

Base Salary

Base salaries are an annual fixed level of cash compensation to reflect each NEO’s performance, role and responsibilities, and retention considerations.

Performance-Based Bonus

To incentivize management to drive strong operating performance and reward achievement of our company’s business goals, our executive compensation program includes performance-based bonuses for NEOs. Our Compensation Committee has established annual target performance-based bonuses for each NEO during the first quarter of the fiscal year.

Equity Compensation

We may pay equity-based compensation to our NEOs in order to link our long-term results achieved for our stockholders and the rewards provided to NEOs, thereby ensuring that such NEOs have a continuing stake in our long-term success.

General Benefits

Our NEOs are provided with other fringe benefits that we believe are commonly provided to similarly situated executives.

Employment Agreements

Prior to the Business Combination, Thunder Power did not entered into employment agreements with Messrs. Wellen Sham, Chiu Wai Jo or Pok Man Ho. Following the Business Combination, on September 24, 2024 and September 25, 2024, Thunder Power AI Subsidiary, Inc. (“TPAI”) Thunder Power’s Hong Kong branch, entered into certain employment agreements with Ho Pok Man and Christopher Nicoll, respectively.

Ho Agreement

Based on the employment agreement by and between TPAI and Ho Pok Man (the “Ho Agreement”), effective September 16, 2024, TPAI shall pay Mr. Ho a fixed monthly salary of US$8,000, payable in arrears on the sixth of each month (pro rated for the months if that period of service is less than one calendar month). In addition, TPAI also agreed to issue to Mr. Ho a total of 100,000 the Company’s Common Stock every year (in two instalments, one on January 1, the other on June 1) under the Company’s 2024 Omnibus Equity Incentive Plan. Mr. Ho may also be subject to certain discretionary bonus in form of either cash or options, or both, if the Company’s financial target is achieved.

Nicoll Agreement

Based on the employment agreement by and between TPAI and Christopher Nicoll (the “Nicoll Agreement”), effective July 1, 2024, TPAI shall pay Mr. Nicoll a fixed monthly salary of US$5,000 for the first 3 months of the employment and US$10,000 since then, payable in arrears on the sixth of each month (pro rated for the months if that period of service is less than one calendar month). In addition, TPAI also agreed to issue to Mr. Nicoll a total of 200,000 of the Company’s Common Stock every year, payable on the first day of each quarter, in four equal instalments, under the Company’s 2024 Omnibus Equity Incentive Plan. Mr. Nicoll may also be subject to certain discretionary bonus in form of either cash or options, or both, if the Company’s financial target is achieved.

Director Compensation

None of the non-employee directors received compensation during the fiscal years ended December 31, 2024 and 2023 for services rendered to the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information, subject to compliance with the terms of our insider trading policy. The sale of any shares under such a plan will be subject to the Lock-Up Agreements, to the extent that the selling director or executive officer is a party thereto.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in the Jobs Act. As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s capabilities relative to our business; and the firm’s knowledge of our operations. Upon consideration of these and other factors, the Audit Committee has appointed Assentsure PAC (“Assentsure”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Assentsure is not required by our Bylaws or otherwise, we value the views of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event that the appointment of Assentsure is not ratified by the stockholders, the Board and Audit Committee may reconsider its selection. Even if the appointment of Assentsure is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interests of the Company and its stockholders.

It is expected that a representative of Assentsure will participate in the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

MaloneBailey, LLP (“MaloneBailey”) served as our independent registered public accounting firm from April 25, 2023. At such time, we amicably terminated the engagement of MaloneBailey, and such termination was approved by our Board of Directors and Audit Committee. The reports of MaloneBailey on our financial statements as of and for the fiscal year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to our predecessor’s ability to continue as a going concern. Since its appointment and through the subsequent interim period ended August 1, 2024, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

On August 1, 2024, the Board approved the engagement of Assentsure as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements. Prior to Assentsure’s appointment, neither the Company nor anyone on the Company’s behalf consulted with Assentsure with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Assentsure concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Independent Auditor’s Fees

The following table sets forth the fees of Assenture, our independent registered public accounting firm, and our former independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

Fee Category	2024	2023
Audit Fees	$245,000	$371,750
Audit-Related Fees	55,300	92
Tax Fees	-	-
All Other Fees	-	-
Total	$300,300	$371,842

Audit Fees

Audit fees consisted of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the performance of interim reviews of our interim unaudited financial information, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-related fees consisted of fees related to audits or other agreed upon procedures that are not classified as audit fees.

Tax Fees

Tax fees consisted primarily of fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

The Board recommends a vote “FOR” the proposal to ratify the appointment of assentsure as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2025.

PROPOSAL 3 - AUTHORIZATION OF REVERSE STOCK SPLIT

General

The Board of Directors has approved, and recommends that stockholders approve, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) at a ratio to be determined by the Board of Directors within a range of not less than one-for-one (1-for-1) to a maximum of a one-for-one hundred (1-for-100), without further approval from the stockholders. If approved, the Reverse Stock Split may be effected at any time prior to the one-year anniversary of the stockholder approval of this proposal, with the exact timing and ratio to be determined in the sole discretion of the Board. The Board may also elect not to proceed with the Reverse Stock Split if it subsequently determines that such action is not in the best interests of the Company and its stockholders.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, or at the later time set forth in the amendment. The timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.

Primary Purpose and Compliance with Listing Standards

The primary purpose of the proposed Reverse Stock Split is to regain and maintain compliance with the continued listing standards of the Nasdaq Capital Market, particularly with respect to the minimum share price requirement. On March 26, 2025, the “Company received approval from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) to transfer the listing of the Company’s Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval Letter”). The Company’s Common Stock was transferred to the Nasdaq Capital Market at the opening of business on March 28, 2025, In the Approval Letter, Nasdaq notified the Company that the Company was not in compliance with the exchange’s continued listing standards due to the low trading price of its Common Stock. If the Company fails to meet these requirements, its Common Stock may be subject to delisting.

The Board believes that effecting the Reverse Stock Split is the most effective means currently available to increase the per-share market price of the Company’s Common Stock to a level that is likely to satisfy the Nasdaq Capital Market’s listing requirements. Continued listing on a national securities exchange such as Nasdaq Capital Market is essential to the Company’s stockholder value, visibility in the market, and overall long-term strategy. In the event of delisting, the Company would face significant adverse consequences, including reduced liquidity of its Common Stock, diminished investor confidence, and potential limitations on the Company’s ability to raise capital through equity financings.

Additional Benefits

In addition to aiding in compliance with listing standards, the Board believes that the Reverse Stock Split could also:

●	Improve the marketability and appeal of the Common Stock to a broader range of institutional investors and analysts who may have policies against investing in or recommending stocks trading at lower prices.

●	Enhance the perception of the Company’s Common Stock as a viable investment, improving its reputation in the capital markets.

●	Reduce transaction costs for investors, as a higher stock price could decrease the relative cost of brokerage commissions.

Risks and Considerations

We cannot assure you that the Reverse Stock Split will accomplish any of the above objectives for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our shares, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

The Board is aware that reverse stock splits can have negative perceptions and may not always lead to long-term increases in stock price. In evaluating this proposal, the Board carefully considered potential adverse effects, including reduced liquidity from a smaller float and possible investor concern over the Company's financial health. However, after thorough evaluation, the Board believes that the benefits of maintaining compliance with listing requirements and positioning the Company for future growth outweigh these potential drawbacks.

Determination of the Ratio for the Reverse Stock Split

In determining the split ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock and prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split. The Board will also consider the impact of the split ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favourable opportunities and to respond to a changing corporate environment.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Class A Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split.

Effect of the Reverse Stock Split on Employee Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of theCommon Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares for a lesser number of shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right to abandon the amendment of the Certificate of Incorporation to increase the number of authorized shares of our Common Stock at any time before the filing with the Secretary of State of Delaware of the Certificate of Amendment, notwithstanding stockholder approval for the amendment. For example, if the Reverse Stock Split is implemented, the Board may choose to abandon the amendment, since the Reverse Stock Split would effectively increase the number of authorized shares available for future issuance.

PROPOSAL 4- APPROVAL OF THE ISSUANCE OF COMMON STOCK IN RELATION TO THE
EXCHANGE OF SHARES IN ELECTRIC POWER TECHNOLOGY LIMITED

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”).

TW Company is principally engaged in the research, development, design, manufacture and distribution of electric vehicles and mainly operates its businesses in Taiwan market. For more information about TW Company, please see the sections entitled “TW Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share (the proposed transaction, the “Transaction”).

The Board, including all of the directors who have no financial interest in the Proposal 4 and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Transaction as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock. The Board believes that the Exchange is in the Company’s best interests and the best interests of its stockholders. The Transaction allows the Company to acquire a significant 30.8% equity interest in TW Company, a publicly traded entity engaged in the research, development, and manufacture of new energy automobiles and biotechnologies. The Board believes this strategic transaction will strengthen the Company’s position in the rapidly growing new energy automobile sector, provide opportunities for future collaboration, and expand the Company’s business presence in the Taiwan market.

NASDAQ Stockholder Approval Requirements

Our Common Stock is quoted on the NASDAQ Global Market. Issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 5635(a), which requires us to obtain stockholder approval prior to the issuance of securities if (i) in connection with an acquisition of asset or stock in another company, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for shares of our common stock), such issuance would represent 20% or more of our common stock or voting power of the Company outstanding before the issuance, or (ii) any director, officer or Substantial Shareholder of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. See ” - Relationship with Parties to the Transaction.”

Background and Reasons for the Proposal 4

Background

On December 19, 2024, Thunder Power Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with certain shareholders (the “TW Company Shareholders”) of Electric Power Technology Limited, a Taiwan corporation (“TW Company”). On January 27, 2025, the Company and TW Shareholders have agreed to execute an amendment to the Agreement (the “Amendment”, and together with the Agreement, the “Amended Agreement”). The Agreement is attached as Appendix B hereto, and a form of the Amendment is attached as Appendix C hereto

Pursuant to the Amended Agreement, TW Company Shareholders will exchange 31,626,082 ordinary shares in TW Company for 37,635,039 shares of newly issued common stock in the Company, with a par value of $0.0001 per share.

TW Company is principally engaged in the research, development, design and distribution of electric vehicles and related parts. It mainly operates its businesses in Taiwan and specializes in EV battery-related technologies and design, including, among others, battery management systems, battery modules and EV thermal management systems. In recent years, TW Company has also been focusing on the acquisition and development of solar power plants and the development of energy storage businesses using battery pack technology. It is listed on the Taipei Exchange under the code 4529.

Upon completion of the Exchange, the Company will hold approximately 37.4% of TW Company’s total issued and outstanding shares. TW Company Shareholders will receive, in aggregate, 37,635,039 shares of our common stock, which amounts to approximately 53.2% of our common stock outstanding as of the Record Date, or 34.7% of our common stock outstanding immediately after closing.

The Amended Agreement

This subsection of the information statement describes the material provisions of the Agreement, but does not purport to describe all of the terms of the Agreement. The following summary is qualified in its entirety by reference to the complete text of the Amended Agreement, which is attached as Appendix B and C hereto. You are urged to read the share exchange agreement and its amendment in its entirety because it is the primary legal document that governs the proposed acquisition.

●	The Exchange: Our Company will issue 37,635,039 shares of common stock to TW Company Shareholders, in exchange for 31,626,082 ordinary shares in TW Company.

●	Representations and Warranties: The Amended Agreement contains customary representations and warranties from both parties, regarding various aspects of their corporate existence and governance. Specifically, these include representations about the organization and good standing of each party, the capitalization of their respective companies, the authorization of the agreement, and assurances that entering into this Amended Agreement will not conflict with or violate any existing laws, rules, or other agreements. Additionally, the parties warrant that there have been no material adverse changes or events that could affect the validity of the Amended Agreement or the financial condition of either party.

●	Covenants: The Amended Agreement includes customary pre-closing covenants that require our Company and TW company to operate in its ordinary course of business before closing. The Amended Agreement also sets forth conditions regarding the management of assets, prevention of asset leakage, and restrictions on incurring additional indebtedness by TW Company prior to closing.

●	Consents and Approvals: Both our Company and TW Company have committed to using reasonable commercial efforts to obtain all necessary consents, waivers, authorizations, and approvals from governmental and regulatory authorities, as well as any other third parties required for the execution and performance of the Amended Agreement.

●	Termination: The Amended Agreement can be terminated under specific conditions, including:

o	with a mutual consent in writing;

o	a material breach: either party may terminate the Amended Agreement if the other party materially breaches any representation, warranty, or covenant, provided that the breach has not been cured within ten days of receiving notice; or

o	inability to consummate: if the Exchange cannot be consummated (i) within 90 days of the Amended Agreement, with the possibility of extension upon mutual agreement, or (ii) by October 31, 2025.

●	Indemnification: TW Company Shareholders agree to indemnify, defend, and hold harmless our Company and its affiliates, officers, directors, and employees from and against any losses, damages, claims, liabilities, costs, and expenses arising out of or in connection with:

o	Breach of representations and warranties: Any breach of the representations and warranties made by the indemnifying party in the Amended Agreement.

o	Covenants and agreements: Failure to perform or comply with any covenant, agreement, or obligation contained in the Amended Agreement.

o	Third-Party claims: Any claims made by third parties that relate to the indemnifying party’s actions, omissions, or any matter related to the transaction contemplated in the Amended Agreement.

●	Others: The Amended Agreement also contains other customary, miscellaneous provisions, including but not limited to indemnification clauses, governing law, and dispute resolution mechanisms. Additionally, the Amended Agreement outlines closing conditions that must be satisfied prior to the consummation of the exchange, ensuring that both parties fulfill their obligations and that the transaction proceeds smoothly.

The Board’s Reasons for the Transaction

The Board, in evaluating the Transaction pursuant to the Amended Agreement, consulted with the Company’s management and its advisors, including Roma Appraisal Limited (“Roma”). In reaching its unanimous resolution (i) that the terms and conditions of the Amended Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to, and in the best interests of the Company and its shareholders, and (ii) to recommend that the shareholders approve the issuance of the Company’s common stock to TW Company Shareholders, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

The Board considered a number of factors pertaining to the Transaction as generally supporting its decision to approve the Company’s entry into the Amended Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Strategic Investment in the EV Sector. The Transaction will allow the Company to acquire a significant equity interest in TW Company, which is principally engaged in the research, development, design, manufacture, and distribution of EVs. The Board believes that this strategic transaction will position the Company to benefit from TW Company’s expertise in the growing EV sector, as well as its involvement in biotechnologies, which represent additional growth opportunities.

●	Expansion in the Taiwan Market. The Transaction provides the Company with an opportunity to expand its business presence in the Taiwan market, leveraging TW Company’s established operations and market position. This geographic diversification aligns with the Company’s long-term growth strategy.

●	Synergies and Collaborative Opportunities. The Board believes that acquiring an significant equity interest in TW Company will create opportunities for collaboration between the two companies, particularly in the areas of research, development, and manufacturing of EVs, which could strengthen the Company’s competitive position in the global market.

●	Alignment with the Company’s Strategic Objectives. The Transaction aligns with the Company’s long-term strategy of pursuing opportunities in the EV industries with strong growth potential. The Board believes that the transaction will provide opportunities to increase shareholder value over time by leveraging TW Company’s innovative technologies, established operations, and market position.

●	Opinion of Roma Appraisal Limited. The Board considered the valuation report prepared by Roma Appraisal Limited, which provided an independent assessment of TW Company’s financial condition and supported the fairness of the Transaction as an appraisal expert. The valuation report provided additional assurance to the Board that the terms of the Transaction were in the best interests of the Company and its shareholders.

Opinion of Roma Appraisals Limited

Our Board retained Roma Appraisals Limited (“Roma”) to provide a valuation report regarding the Transaction. Roma is a well-established independent firm recognized for its expertise in business valuation and technical advisory services. The firm has extensive experience in providing credible and professional valuation analyses.

Specifically, we asked Roma to determine the fair share exchange ratio for the transaction as per the amended Agreement. Prior to its retention, Roma had no material relationship with us, and we did not impose any limitations on the scope of Roma’s investigation.

Our Board relied on this valuation analysis and opinion in part to approve the Transaction and make recommendations to our stockholders regarding the transaction.

In connection with its valuation, Roma, among other things:

●	reviewed financial information of both our Company and TW Company;

●	conducted discussions with the management of both companies to understand their business operations and financial performance;

●	analyzed general market data and industry trends that may impact the valuation of both companies.

●	considered the Amended Agreement as a central document in its analysis; and

●	utilized various valuation methodologies to assess the fair value of the shares in both companies.

In preparing its valuation analysis, Roma considered conventional valuation methodologies typically used by expert financial advisors. Roma determined that the market price method was the most appropriate for valuing us and TW Company. While other methodologies exist, Roma concluded that this approach was most likely to reflect the companies’ values accurately.

The market price method assesses a company’s value based on the market prices of its shares as traded on stock exchanges. Roma applied this method by analyzing the equity shares of both Companies, considering their market prices and trading activity. The firm also incorporated qualitative factors such as business dynamics and growth potential into its analysis.

Based on its valuation, Roma recommended a fair share exchange ratio of 119 shares of common stock of our Company for every 100 ordinary shares of TW Company. This recommendation was based on the market values derived from the analysis and reflects the relative valuations of both Companies.

Relationship with Parties to the Transaction

Certain Company shareholders (the “Interested Shareholders”) also hold beneficiary interest in TW Company and are parties to the Transaction. They will also be entitled to receive their pro rata portion of common stock to be upon completion of the Transaction.

Among the Interested Shareholders, Mr. Wellen Sham, who holds approximately 25.1% of our outstanding common stock as of the Record Date, is one of TW Company shareholders. Pursuant to the Amended Agreement, he will be entitled to receive, on a pro rata basis, 9,921,280 shares of common stock in our Company completion of the Transaction, which represents approximately 14% of our common stock outstanding as of the Record Date. Mr. Wellen Sham was the former chairman of TW Company and is an affiliate. Mr. Wellen Sham is a party to certain legal proceedings with respect to his involvement in TW Company. For more information on the relationship between Mr. Wellen Sham and TW Company, please refer to “Business of Thunder Power – Legal Proceedings” on the prospectus we filed on November 13, 2024.

TW Company holds 10,834,898 shares of our common stock as of the Record Date, representing approximately 15.3% of our outstanding share of common stock.

Board Approval

The Board, including all of the directors who have no financial interest in the Proposal 4 and all of the directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act, has approved the Proposal 4 as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. For these purposes, directors are not deemed to have a financial interest solely by reason of their ownership of the Company’s common stock.

Certain Effects of the Transactions

If the Stock Issuance Proposal 4 is adopted, approximately 37,635,039 shares of common stock will be issued as consideration to the TW Company Shareholders, which represent 34.7% of our common stock outstanding immediately after closing.

Mr. Wellen Sham is the beneficial owners of approximately 25.1% of our outstanding common stock as of the Record Date. Upon completion of the Transaction, he will be entitled to receive 9,921,280 share of our common stock, which represents approximately 9.1% of the Company’s common stock outstanding at the time of closing. Following the Transaction, Wellen Sham will continue to have considerable influence or veto control regarding the outcome of any transaction or action that requires stockholder approval, including the election of our Board of Directors, mergers, acquisitions, amendments to our charter and various corporate governance actions.

If the Transaction is consummated, you will experience dilution in your relative ownership interest. Your proportionate voting interest will be reduced, and the percentage that your original shares represent of our expanded equity upon will decrease consummation of the Transaction. In addition, the Transactions may cause the price of our common stock to decrease. This decrease may continue after the consummation of the Transaction.

Key Stockholder Considerations

Before voting on the Proposal 4 or giving proxies with regard to this matter, stockholders should consider the effect of the Transaction, including its dilutive effects.

Risk Factors Relating to the Transaction

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Transaction and the Proposal 4 to be voted on at the Annual Meeting. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on the business, cash flows, financial condition, and results of operations of our Company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We or TW Company may face additional risks and uncertainties that are not presently known to us or TW Company, or that we or TW Company currently deem immaterial, which may also impair our or TW Company’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

The Transaction is subject to conditions, including certain conditions that may not be satisfied or waived on a timely basis or at all. Failure to complete the Transaction could have material and adverse effects on us.

Completion of the Transaction is subject to a number of conditions, including, among other things, obtaining the approval of relevant authorities that supervise the TW Company. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all, making the completion and timing of the Transaction uncertain. In addition, the Agreement contains certain termination rights, which, if exercised, will result in the Transaction not being consummated. Furthermore, the governmental authorities from which regulatory approvals are required may impose conditions on the completion of the Transaction or require changes to the terms thereof. Such conditions or changes and the process of obtaining regulatory approvals could delay or impede consummation of the Transaction or impose additional costs or limitations on us or TW Company following completion, any of which might have an adverse effect on us.

If the Transaction is not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, we will be subject to a number of risks, including the following:

●	We will be required to pay our costs relating to the Transaction, such as legal and advisory fees, whether or not the Transaction is completed.

●	Time and resources committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities.

●	The market price of the shares could decline to the extent that the current market price reflects a market assumption that the Transaction will be completed.

In addition to the above risks, if the Agreement is terminated and the Board seeks another transaction, it is not certain that we will be able to find a party willing to enter into a transaction as attractive to us as the Transaction.

We and TW Company will be subject to business uncertainties while the Transaction is pending, which could adversely affect our business.

In connection with the pendency of the Transaction, it is possible that certain persons with whom we or TW Company have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change, or renegotiate their relationships with us or TW Company, as applicable, which could negatively affect our or TW Company’s revenues, earnings, and cash flows, as well as the market price of the shares, regardless of whether the Transaction is completed. Additionally, our and TW Company’s ability to attract, retain, and motivate employees may be impaired until the Transaction is completed, and our ability to do so may be impaired for a period thereafter, as current and prospective employees may experience uncertainty about their roles within the Company following the Transaction.

Under the terms of the Agreement, both we and TW Company are subject to certain restrictions on the conduct of business prior to the consummation of the Transaction, which may adversely affect our and TW Company’s ability to execute certain business strategies, including the ability in certain cases to modify or enter into certain contracts, acquire or dispose of certain assets, incur or prepay certain indebtedness, incur encumbrances, make capital expenditures, or settle claims. Such limitations could negatively affect our and TW Company’s businesses and operations prior to the completion of the Transaction.

We will incur significant transaction costs in connection with the Transaction.

We have incurred and are expected to continue to incur a number of non-recurring costs associated with the Transaction, negotiating with TW Company Shareholders, and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the Transaction is completed. A substantial majority of non-recurring expenses will consist of transaction costs, including fees paid to financial, legal, accounting, and other advisors, as well as other costs.

Securities class action and derivative lawsuits may be brought against us in connection with the Transaction, which could result in substantial costs and may delay or prevent the Transaction from being completed.

If the Transaction is consummated, we may be unable to successfully generate synergy from the Transaction or achieve the anticipated benefits of the Transaction.

Our ability to achieve the anticipated benefits of the Transaction will depend in part upon whether we can realize anticipated synergy with TW Company in an efficient and effective manner. We may not be able to accomplish the synergy as expected. The successful collaboration and synergy from the Transaction depend on several factors, including but not limited to:

●	Market demand for electric vehicles;

●	Future pricing trends in the EV market;

●	Investment opportunities in the industry; and

●	Development and operational costs, including regulatory compliance and potential environmental liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed a review of the subject operations in a manner that we believe to be generally consistent with industry practices. The review was based on our analysis of historical performance data, assumptions regarding capital expenditures, and anticipated changes in market conditions. Our review may not reveal all existing or potential problems or permit us to fully assess the deficiencies, growth potential, and the performance of TW Company.

Our current shareholders will have a reduced ownership and voting interest after the Transaction is completed compared to their current ownership and will exercise less influence over management.

Based on the number of outstanding shares of Common stock as of the date of this statement, immediately after the Transaction is completed, it is expected that TW Company’s shareholders will collectively receive 37,635,039 shares of our common stock, representing approximately 53.2% of our common stock outstanding as of the Record Date, or 34.7% of our common stock outstanding immediately after closing. As a result of the Transaction, our Company’s current shareholders will own a smaller percentage of our Company than they currently own, and as a result, will have less influence over our Company’s management and policies.

The Board, including all of the independent directors, recommends a vote “FOR” the Proposal 4.

TW COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Electric Power Technology Limited (“TW Company” or “TW Company”) financial condition and results of operations should be read in conjunction with its financial statements and related notes appearing elsewhere in this proxy statement. The following discussion contains “forward-looking statements” that reflect TW Company’s future plans, estimates, beliefs and expected performance. TW Company cautions that assumptions, expectations, projections, intentions or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from TW Company’s expectations include changes in amount and nature of future capital expenditures, uncertainties in estimating proved reserves, the impact of operational, general economic conditions (including future disruptions and volatility in the global credit markets) and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting TW Company’s business, as well as those factors discussed below and elsewhere in this proxy statement, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Also, see the risk factors described elsewhere in this proxy statement. TW Company does not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.

About TW Company

TW Company, originally established as Motomax Electric Co., Ltd. on November 3, 1987, has undergone several name changes to reflect its evolving business focus. TW Company was renamed Leifeng Co., Ltd. on September 1, 2011, followed by a subsequent name change to Thunder Power Co., Limited on June 21, 2013, and finally to Electric Power Technology Limited as resolved at a regular Shareholders’ Meeting on June 2, 2017. TW Company operates as part of a larger group of entities (hereinafter referred to as the “Group”) and does not have a parent company.

TW Company is primarily engaged in the development, manufacture, and sale of electric vehicles, as well as investments in electric vehicle technologies, property development, and medical technologies. In May 2001, TW Company’s stock was listed for trading on the Taipei Exchange, reflecting its ongoing commitment to growth and innovation in the energy and technology sectors.

Key factors affecting TW Company’s operations include:

●	The demand for electric vehicles and advancements in electric vehicle technology;

●	Regulatory policies impacting the energy and automotive industries;

●	Market conditions for electric vehicles technologies;

●	Availability of capital for investment in growth opportunities;

●	Fluctuations in foreign currency exchange rates, particularly related to TW Company’s operational overlap with international markets.

TW Company's revenue streams are influenced by sales in electric vehicles and related technologies, and as it expands into the renewable energy sector, iits performance may increasingly be correlated with developments in the solar energy market.

General and Basis of Presentation

The financial information of TW Company was prepared in accordance with IFRS. The historical financial information has been prepared on a historical cost basis, except for certain financial assets and liabilities measured at fair value through profit or loss. The preparation of the historical financial information in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the historical financial information. The IFRS adopted by TW Company is different from accounting principles generally accepted in the United States of America, or U.S. GAAP.

RESULTS OF OPERATIONS

Year Ended December 31, 2024 compared to the year ended December 31, 2023

Revenue

Operating Revenue	For the year ended December 31,
	2024	2023	Variance
	NT$’000	NT$’000	NT$’000%
Revenue from Sale of Goods	229	644	(415)	-64%
Income from Sale of Electricity	3,207	2,285	922	40%
Rental Income	3,358	2,024	1,334	66%
Total	6,794	4,953	1,841	37%

Revenue from Sale of Goods: In 2023 onwards, TW Company transformed its business model into a purchasing agent of the medical masks. In 2024, due to the ease of global pandemic, TW Company experienced further decrease in the sales of medical masks, resulting in a drop of revenue from the sale of goods in the year ended December 31, 2024 compared to the year of 2023.

Income from Sale of Electricity: In July 2023, TW Company acquired an additional unit of Kaohsiung Solar Power Plant, which resulted in increased electricity utility sold. As a result, it boosted the income from sale of electricity in the year ended December 31, 2024, compared to the year ended December 31, 2023.

Rental Income: In 2023, TW Company leased part of its surplus office space to other parties, which resulted in an increase in the rental income for TW Company in the year ended December 31, 2024, compared to the year ended December 31, 2023.

Operating Expenses and Other Income

Operating Expenses	For the year ended December 31,
	2024	2023	Variance
	NT$’000	NT$’000	NT$’000%
Total selling expenses	-	(226)	226	-100%
Total administrative expenses	(62,075)	(61,185)	(890)	1%
Total research and development expenses	-	(182)	182	-100%
Expected Credit Impairment Gains (Losses)	-	-	-	-
Total	(62,075)	(61,593)	(482)	1%

Total Selling Expenses: The decrease in selling expenses in 2024 compared in 2023 in primarily attributable to the shutdown of TW Company’s medical mask factory in 2023, which resulted in an decrease in relevant selling expense.

Total Administrative Expenses: The administrative expenses experienced minimum changes in the year ended December 31, 2024, compared to the year ended December 31, 2023.

Total R&D Expenses: In 2023, TW Company went through a staff restructuring, with reduced the number of R&D personnel to zero. TW Company therefore did not incur any R&D expenses in the year ended December 31, 2024.

Non-operating Income and Expenses

Other Income	For the year ended December 31,
	2024	2023	Variance
	NT$’000	NT$’000	NT$’000%
Sublease Income	1,901	926	975	105%
Others	34	2,351	(2,317)	-99%
Total	1,935	3,277	(1,342)	-41%

Sublease Income: Starting in 2023, TW Company leased part of its rented property to its affiliate companies, which generated additional sublease income in the year ended December 31, 2024 compared to the same period in 2023.

Other Income: In 2023, TW Company generated certain other income as it (i) terminated a rental factory [and received certain repayment of prepaid expenses, and (ii) recognized certain other income in connection with certain trade receivables and payables recorded in prior years. These are non-recurring items, and TW Company did not generate any such income in the year ended December 31, 2024.

Share Of Profit Or Loss On Associates Accounted for Using Equity Method

The share of profit or loss on associates for the year ended December 31, 2024, was of NT$55,486,000, compared to a loss of NT$22,218,000 recorded in 2023. This increase in losses was primarily driven by losses from three associates of TW Company, among which included Thunder Power Holding Limited, reporting a loss of NT$8,462,000, NT$30,625,000 and NT$16,399,000, respectively. In contrast, the losses reported in the year ended December 31, 2023 were primarily from two associates, which recorded smaller losses in the period due to market condition.

SOURCES (USES) OF CASH

Sources (Uses) of Cash	Year ended December 31,
	2024	2023
	NT$’000	NT$’000
Net cash provided by (used in)
Operating activities	(50,542)	(50,632)
Investing activities	51,213	47,295
Financing activities	(2,910)	(3,942)
Total	(2,239)	(7,279)

Operating Activities

Net cash used in operating activities in the year ended December 31, 2024 was NT$50.5 million. The difference between the net cash outflow from operating activities and the net loss before tax of NT$110 million in the same period was due to adjustments for non-cash items. These adjustments primarily included depreciation expense of NT$5.1 million, amortization expense of NT$0.9 million, and losses from investments accounted for using the equity method amounting to NT$55.4 million. Additionally, cash was released from working capital, mainly resulting from a decrease of NT$7.9 million in other payables, an increase of NT$4.0 million in advances to suppliers, and a decrease of NT$1.6 million in other current assets, partially offset by a decrease of NT$1.4 million in other current liabilities.

Net cash used in operating activities in the year ended December 31, 2023 was NT$ 50.6 million. The difference between net cash generated from operating activities and loss before tax of NT$87.8 million in the same period was primarily due to adjustments for non-cash items, which a loss from investment accounted under the equity method of NT$22.2 million, further adjusted by other items such as amortization and depreciation, additional cash used for interest payments, and fluctuation in prepayments.

Investing Activities

Net cash provided by investing activities for the year ended December 31, 2024 includes proceeds from TW Company’s continuous sales of certain equity investment in its portfolio.

Net cash provided by investing activities in 2023 includes proceeds TW Company collected from its sales of certain equity investment in its portfolio, partially offset by the cash used in acquisint of property, plant and equipment.

Financing Activities

Net cash used in financing activities for the years ended December 31, 2024 and 2023 primarily included TW Company’s payment of lease liabilities.

OFF-BALANCE SHEET FINANCING ARRANGEMENTS

TW Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, TW Company has not entered into any derivative contracts that are indexed to the shares of TW Company’s common stock and classified as shareholder’s equity or that are not reflected in its unaudited condensed consolidated financial statements. Furthermore, TW Company do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. TW Company do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in product development services with us.

CAPITAL RISK MANAGEMENT

TW Company’s capital management goal is to maintain a sound capital structure, so as to maintain the confidence of investors, creditors and the market and to support the development of future operation. To maintain or adjust the capital structure, Electric Power will control the ratio of return on capital and adjust the dividends paid to shareholders, refund capital to shareholders, issue new shares or sell assets for the purpose of reducing debts.

FINANCIAL RISK MANAGEMENT

TW Company’s daily operation is affected by various financial risks, including market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. To reduce relevant financial risks, Electric Power is committed to identifying, evaluating and avoiding market uncertainty, so as to reduce the potential negative impact of market changes on TW Company’s financial performance. TW Company’s significant financial activities are reviewed by its Board of Directors and Audit Committee in accordance with relevant regulations and internal control systems. During the implementation period of its financial plans, Electric Power must strictly follow the relevant financial procedures regarding overall management on financial risks and division of powers and duties.

CURRENCY RISK

TW Company is exposed to the exchange rate risk arising from the sales, purchase and borrowing transactions not denominated in its functional currency and from net investment in foreign operation organizations. The functional currency of TW Company and its subsidiaries is mainly New Taiwan Dollars, and the functional currency of partial subsidiaries is US Dollars. The Group conducts risk hedging, in the principle of automatic hedging of risks, based on its demands for capital and net position in each currency (and the difference between foreign currency assets and liabilities), according to the foreign exchange situation in market. Since the net investment of foreign operation is strategic investment, the Group has not hedged it.

The unrealized exchange gains or losses from the Group’s monetary items due to the impacts of fluctuations in exchange rate have no significant impact as evaluated.

PRICE RISK

Since the Group holds investments in equity instruments, it is exposed to the price risk related to equity instruments. The Group’s investments in equity instruments are classified as financial assets measured at fair value through other comprehensive income in the Consolidated Balance Sheet.

The Group mainly invests in foreign equity instruments, and the prices of such equity instruments will be affected by the uncertainties of the value of the investment in the future. If the price of equity instruments rises or falls by 1%, other comprehensive income of 2023 would have increased by NT$960 thousand due to the increase in the fair value of the financial assets measured at fair value through other comprehensive income.

INTEREST RATE RISK

The rate for the Group’s interest-bearing financial instruments on the reporting date is summarized as follows:

	Year Ended December 31,
Items	2024	2023
	in NT$’000
Cashflow interest rate risk
Financial assets	30,020	39,915
Financial liabilities	-	-
Net Value	30,020	39,915

The Group does not classify any financial assets and liabilities with fixed interest rate as the financial assets measured at fair value through profits or losses and the financial assets available for sale, nor does it designate derivatives (interest rate swaps) as the hedging tools under the fair value hedging accounting mode. Therefore, changes in interest rates on the reporting date will not affect profits or losses and other comprehensive income.

The Group’s financial instruments with variable interest rates are the assets (debts) with floating interest rates, therefore, changes in market interest rates will cause changes in effective interest rates, which will results in fluctuations in future cash flows. Every 1% increase in market interest rates will cause NT$399 thousand of increase in the profit (loss) before tax of 2023.

CREDIT RISK

Credit risk refers to the risk that a counter-party will violate its contractual obligations and thus cause financial losses to the Group. The Group’s credit risk mainly comes from the accounts receivable from operating activities, as well as the bank deposits and other financial instruments from investing activities. Operation-related credit risk and financial credit risk are managed separately.

A. Operation-related credit risk:

The Group’ has formulated procedures for management on operation-related credit risk. Individual customers evaluate risks by considering, including, their financial status, the Group’s internal credit rating, historical transaction records, current economic conditions, and other factors which may affect the customer’s ability to make payment. There is no material doubt about the recoverability of the Group’s accounts receivable as evaluated, so no significant credit risk is expected.

B. Financial credit risk:

The credit risk of bank deposits and other financial instruments is measured and monitored by the Group’s Financial Department. The Group’s counter-parties and other parties to its contract are the banks with good credit and the financial institutions or corporate organizations with an investment grade and above, so there is no material doubt about performance of contract, therefore there is no significant credit risk.

C. Liquidity risk

(A) Liquidity risk management:

With regard to liquidity risk management, the Group is to maintain the cash and equivalent cash required for operation, highly liquid securities and sufficient bank financing lines, so as to ensure that the Group has sufficient financial flexibility.

(B) Analysis on the due time of financial liabilities:

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	December 31, 2024
Non-derivative Financial Liabilities (in NT$’000)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	14,057	-	-	-	14,057
Lease liabilities (current and non-current)	3,038	1,952	196	-	5,186
Total	17,140	1.952	196	-	19,243

	December 31, 2023
Non-derivative Financial Liabilities (in NT$’000)	Less than 1 year	1-2 years	2-3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	14,057	-	-	-	14,057
Lease liabilities (current and non-current)	3,038	1,952	196	-	5,186
Total	17,140	1.952	196	-	19,243

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Company

Our Common Stock trades on the NASDAQ under the symbol “AIEV.” Historical market price information is publicly available.

We have not paid any cash dividends on our Common Stock or the Warrants to date, and we do not anticipate declaring or paying any cash dividends to holders of our Common Stock or Warrants in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, contractual and statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant. Additionally, the Company’s ability to pay dividends may be limited by future covenants and future outstanding indebtedness the Company or its subsidiaries may incur.

TW Company

The shares of TW company is quoted on the Taipei Exchange under the code 4529. Historical market price information is publicly available.

For information about distributions paid by TW Company to its equity holders, please see the section entitled “TW Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the “Corporate Governance - Audit Committee” section of this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Assentsure CPA, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee (i) received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and (ii) discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.

The Audit Committee:

Mingchih Chen
Ferdinand Kaiser
Kevin Vassily

RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board has adopted a related person transaction policy that sets forth the Company’s procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy became effective upon approval by the Board following the consummation of the Business Combination. The Company’s audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions.” The charter of the Company’s audit committee provides that the audit committee will review and approve in advance any related party transaction.

A “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which:

●	the Company has been or is to be a participant,

●	the amount involved exceeds or will exceed $120,000; and

●	any of the Company’s directors or executive officers or holders of more than 5% of the Company’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, for review, consideration and approval or ratification. The audit committee will consider all relevant facts and circumstances of such a transaction, including, but not limited to: (i) the related party’s relationship to the Company and interests in the transaction, (ii) the proposed amount involved in the transaction, (iii) whether the transaction was or will be undertaken in the ordinary course of the Company’s and related party’s business, (iv) the way in which any transaction was or is to be initiated, (v) whether the potential related party transaction is on terms comparable to those available from an unrelated third party, (vi) the benefits to the Company of the proposed transaction, and (vii) any other material fact pertinent to the transaction.

Nature of relationships with related parties:

Relationship with the Company
Thunder Power (Hong Kong) Limited (“TP HK”)	Over which the spouse of Mr. Wellen Sham, the Company’s controlling shareholder, exercises significant influence
Thunder Power Electric Vehicle (Hong Kong) Limited (“TPEV HK”)	Over which the spouse of Mr. Wellen Sham, the Company’s controlling shareholder, exercises significant influence
Mr. Wellen Sham	Controlling shareholder of the Company
Ms. Ling Houng Sham	Spouse of Mr. Wellen Sham
Feutune Light Sponsor LLC (“FLFV Sponsor”)	Shareholder of the Company

Related party transactions:

		For the Year Ended December 31,
	Nature	2024	2023
TP HK	Rental expenses	$27,681	$27,696

On June 30, 2023, the outstanding balances due to TP HK, TPEV HK and Mr. Wellen Sham as of June 30, 2023 were settled by issuance of 2,183,887 of the Company’s common stock.

For the year ended December 31, 2024, the Company borrowed $951,560 from Mr. Wellen Sham to support the Company’s operations. The borrowings bear interest rate ranging between 8% and 10% and is payable through December 2025. As of December 31, 2024, the Company repaid borrowings of $25,000 to Mr. Wellen Sham.

Balance with related parties:

		For the Year Ended December 31,
	Nature	2024	2023
TP HK(1)	Amount due to the related party	$96,236	$68,992
Mr. Wellen Sham(2)	Amount due to the related party	1,271,415	—
Ms. Ling Houng Sham (2)	Amount due to the related party	208,636	—
FLFV Sponsor(3)	Amount due to the related party	190,000	—
		$1,766,287	$68,992

(1)	The balance due to TP HK represented the payments made by TP HK on behalf of TP Holdings regarding the office rental fee and employee salary expenses. The balance is interest free and is repayable on demand.

(2)

The balance due to Mr. Wellen Sham represented the promissory notes of $560,000 for extension of FLFV, promissory notes of $691,560 for the daily operation of the Company, other payable of $4,000 for payment of operating expenses on behalf of the Company and interest payable of $40,855. The balance due to Ms. Ling Houng Sham represented promissory notes of $200,000 for extension of FLFV and interest payable of $8,636.

Among the promissory notes issued to Mr. Wellen Sham, $260,000 of which was borrowed by Thunder Power and bear interest rate of 8% per annum and were payable on June 21, 2024, $300,000 was borrowed by FLFV which bear interest rate of 10% and is payable on September 19, 2024, $350,060 was borrowed by the Company which bear interest rate of 10% and is payable on September 10, 2025, $100,000 was borrowed by the Company which bear interest rate of 10% and is payable on October 16, 2025, $121,500 was borrowed by the Company which bear interest rate of 8% and is payable on November 12, 2025, and $120,000 was borrowed by the Company which bear interest rate of 8% and is payable on December 9, 2025. As of December 31, 2024, the Company repaid $25,000 to Mr. Wellen Sham. As of March 31, 2025, the Company has not settled the promissory notes with Mr. Wellen Sham.

Among the promissory notes issued to Ms. Ling Houng Sham, $100,000 borrowed by Thunder Power which bear interest rate of 8% per annum and were payable on June 21, 2024, and $100,000 borrowed by FLFV which bear interest rate of 8% and is payable on June 21, 2024. As of March 31, 2025, the Company has not settled the promissory notes with Ms. Ling Houng Sham.

(3)	In May and June 2024, FLFV issued three promissory notes to the FLFV Sponsor in exchange for an aggregated loans of $190,000 from the FLFV Sponsor, among which $50,000 was payable on closing of the Business Combination, and $140,000 was payable on July 21, 2024. As of March 31, 2025, the Company has not settled the promissory notes with FLFV Sponsor.

OTHER MATTERS

Stockholder Communications

Any stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2026 annual meeting of stockholders must be received by the Company on or before        , 2025. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Management. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Stockholder proposals or director nominations to be presented at an annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 150 days and not less than 120 days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2026 annual meeting of the Company’s stockholders, the Company must receive such proposals and nominations no earlier than         , 2025 and no later than        , 2025. If the annual meeting of stockholders is scheduled to be held on a date more than 30 days prior to or after such anniversary date, stockholder proposals or director nominations must be received no later than the 10th day following the day on which such notice of the date of the 2026 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals and nominations must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information and representations.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Annual Meeting, please follow the instructions provided on the enclosed proxy card or in the instructions that accompanied your proxy materials to vote via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card so that you may be represented at the Annual Meeting. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Annual Meeting, visit                            and enter the 16-digit control number included on the enclosed proxy card or in the instructions that accompanied your proxy materials. Online check-in will begin at              . Please allow time for online check-in procedures. For questions regarding the Annual Meeting and voting, please contact the Company by calling collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Management.

Delivery of Proxy Materials

Please note that only one copy of this proxy statement or Notice of Virtual Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (909) 214-2482 or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary.

Additional Information

The principal address of the Company is Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801.

Available Information

The Company files periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is also available free of charge by calling us collect at (909) 214-2482, by e-mail at thunderpower.ir@aiev.ai, or by writing to Thunder Power Holdings, Inc., 221 W 9th St #848, Wilmington, Delaware 19801, Attention: Secretary, or on our website at https://aiev.ai/. The information on our website is not incorporated by reference into this proxy statement.

Index to Financial Statements of Electric Power Technology Limited. And Its Subsidiaries

Page
Electric Power Technology Limited and Its Subsidiaries Consolidated Financial Statements and Independent Auditors’ Report for the Year Ended Dec. 31, 2024 and 2023	F-2 - F-75

Stock Code: 4529

Electric Power Technology Limited and Its Subsidiaries

Consolidated Financial Statements and Independent Auditors’ Report

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

Address: 4F., No.632, Guangfu S. Rd., Da’an Dist., Taipei City

Tel: (02)2703-7300

Electric Power Technology Limited and Its Subsidiaries

CONTENTS OF CONSOLIDATED FINANCIAL STATEMENTS

Electric Power Technology Limited

Statement

In 2024 (from Jan. 1, 2024 to Dec. 31, 2024), the companies that shall be included in the consolidated financial statements of affiliated enterprises in accordance with Criteria Governing Preparation of Affiliation Report, Consolidated Business Reports and Consolidated Financial Statements of Affiliated Enterprises are identical with those companies according to IFRS 10 Consolidated Financial Statements. The relevant information to be disclosed in the consolidated financial statements of affiliated enterprises has been disclosed in the previous consolidated financial statements of parent and subsidiary companies, so no separate consolidated financial statements of affiliated enterprises are prepared.

Very truly yours,

Company Name: Electric Power Technology Limited

Responsible person: Wei Shen

Mar. 12, 2025

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Electric Power Technology Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Electric Power Technology Limited and its subsidiaries (the “Company”) as of December 31, 2024, the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the consolidated result of its operations and its cash flows for the year ended December 31, 2024, in conformity with IFRS accounting standards (“IFRS”).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws. and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the Generally Accepted Auditing Standards by American Institute of Certified Public Accountant. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation of financial statements that give a true and fair view in accordance with the International Financial Reporting Standards, and for devising and maintaining a system of internal accounting controls sufficient to provide a reasonable assurance that assets are safeguarded against loss from unauthorised use or disposition; and transactions are properly authorised and that they are recorded as necessary to permit the preparation of true and fair financial statements and to maintain accountability of assets.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance (including members of the Audit Committee) are responsible for overseeing the Company’s financial reporting process.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with the following auditing standards:

•	AssentSure PAC: We conducted our audit in accordance with U.S. Generally Accepted Auditing Standards (“US GAAS”) as issued by the American Institute of Certified Public Accountants (AICPA). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

•	ShineWing Taiwan CPA: We conducted our audit in accordance with Republic of China (“ROC”) Generally Accepted Auditing Standards (“GAAS”) as issued by the Taiwan Financial Supervisory Commission (“FSC”). These standards also require us to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

/s/ Assentsure PAC

Singapore

April 11, 2025

PCAOB ID number: 6783

We have served as the Company’s auditor since 2025.

/s/ ShineWing Taiwan

CPA

April 11, 2025:

Chia Hung, Wu

Yu-Lin Yao

Securities and Futures Bureau, Financial Supervisory Commission

Approval No.: (2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

(2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Electric Power Technology Limited:

Opinion

We have audited the accompanying financial statements of Electric Power Technology Limited (the “Company”) and its subsidiaries (collectively, the “Group”), which comprise the consolidated balance sheets for the year ended Dec. 31, 2024 and 2023, and the consolidated comprehensive income statements for the year ended Dec. 31, 2024 and 2023, the consolidated statements of changes in equity and cash flows for the years then ended, and the consolidated notes to the financial statements (including a summary of significant accounting policies).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of Dec. 31, 2024 and 2023, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the International Financial Reporting Standards (IFRS), International Accounting Standards (IAS), IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) endorsed and issued into effect by the Financial Supervisory Commission of the Republic of China.

Basis for Opinion

We conducted our audits in accordance with the Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants and auditing standards generally accepted in the Republic of China. Our responsibilities under those standards are further described in the Auditors, Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group and its subsidiaries in accordance with the Norm of Professional Ethics for Certified Public Accountant of the Republic of China and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the Consolidated Financial Statements of the Group for the year ended Dec. 31, 2024. These matters were addressed in the context of our Audit of the Consolidated Financial Statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. Key audit matters for the consolidated financial statements of the Group for the year ended Dec. 31, 2024 are stated as follows:

Investments accounted for using equity method

Key audit matters description

The investment accounted for by using equity method of the Group as of Dec. 31, 2024 was NT$70,785 thousand, accounting for about 22% of the total assets. The Company has actual control over such investees, such investees are regarded as the Company’s subsidiaries according to regulations and are included in the preparation of the Parent Company Only Financial Statements, and the Company has significant impacts on the investees, therefore equity method was adopted for accounting, and importance was attached to the audit on the investment accounted for by using equity method as we determined if it involves the management’s significant judgment.

Response to the audit procedures

1.	For the investment accounted for by using equity method, we understood the appropriateness of its accounting basis and classification regarding the management’s choice, inquired about the changes in the investee’s relevant comprehensive shareholding and audited the recognition of the original investment costs, and then adjusted accounting method based on the changes in the investor’s share in the investee’s net assets, and understood the impacts of the significant issues specified in the investee’s financial statements on the Consolidated Financial Statements and further evaluated such investment accounted for by using equity method, and organized for adjusting the accounting treatment of its recognition and measurement method in accordance with the International Financial Reporting Standards (IFRS) and the International Accounting Standards (IAS).

2.	We also evaluated such disclosure of the investment accounted for by using equity method as made by the Group. Please refer to Note VI (V) and XIII to the Consolidated Financial Statements.

Evaluation on the impairment and value of financial assets and non-financial assets (non-goodwill)

Please refer to Note IV (VII) to the Consolidated Financial Statements for the accounting policies for the impairment of financial assets and non-financial assets; Please refer to Note V (II) to the Consolidated Financial Statements for the accounting estimates and assumptions for evaluation on the impairment of financial assets and non-financial assets.

Key audit matters description

The Group mainly focus on and attach importance to the development, manufacture and sale of electric vehicles, and they are in the preparation period of the business mode and they have not entered mass production stage yet at present. Due to its operation strategies and plans, the Group holds the patent assets obtained from development of major technologies through the associates invested accounted for by using equity method, and there is also a significant increase in the value of the preferred shares of Atieva Inc.(Lucid Motors) formerly held by the Group through the fund (hereinafter referred to as “Fund D”) managed under the private equity, SINO-JP FUND CO., LTD. after they have been converted into the ordinary shares of Lucid Group, Inc., therefore recognition by the Company and its subsidies of the related evaluation results of the impairment and value of the investment accounted for by using equity method and the financial assets at fair value through other comprehensive income may have significant impacts on the financial statements. As a result, we considered the recoverable amount or market price of other related assets in the evaluation on their impairment and value, and made a number of assumptions and estimates for calculation of the recoverable amount and, since their estimation methods will directly affect the recognition of related amounts, we attached importance on the audit of the investment accounted for by using equity method.

Response to the audit procedures

We audited the above-mentioned key mattes mainly in the following procedures, including:

1.	Evaluate and verify the correctness and reasonableness of the accounting for the assets, such as patents and technologies, obtained by the associates invested accounted for by using equity method.

2.	Determine the ownership of, and the reasonableness of the ending evaluation process for, the financial assets at fair value through other comprehensive income.

3.	Evaluate the reasonableness that other objective transaction facts are used as a reference for the fair value of the above-mentioned patents and intangible assets.

4.	Evaluate that whether relevant disclosure is made in the Consolidated Financial Statements of the Group in a sufficient way.

Transactions with related parties

Key audit matters description

The Group mainly focus on and attach importance to the development, manufacture and sale of electric vehicles, and they are in the preparation period of the business mode and they have not entered mass production stage yet at present. Due to their operation strategies and plans, the transactions of the Group with their associates in 2024 have impacts on the recognition and presentation in financial statements, so we attached importance on the audit of such transactions. Please refer to Note VII to the Consolidated Financial Statements for the information about the transactions made with related parties.

Response to the audit procedures

The major procedures that we conducted in respond to the above-mentioned key audit matters are summarized as follows:

1.	Understand and test the effectiveness of the design and implementation of the major internal control over the transactions made with related parties.

2.	Audit all significant transactions made with related parties, check that whether relevant transaction procedures comply with regulations, and inspect transaction contracts, certificates, as well as receipt and payment procedures, etc., to confirm the correctness and reasonableness of the entry of relevant transactions, and evaluate subsequent benefits.

3.	Evaluate that whether relevant disclosure is made in the Consolidated Financial Statements of the Group in a sufficient way.

Matters to be emphasized

As specified in Note XII (IV), Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “Ganzhou Industrial Investment”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province against the Company’s indirect investee, Thunder Power Electric Vehicle Limited (hereinafter referred to as “Thunder Power”), in 2020. NT$280 million of Thunder’s working capital on its book has been frozen and its workshop and equipment have been sealed up for an auction to repay RMB256 million of loan with interest thereon calculated based on annual rate of 8% and other debts payable to Ganzhou Industrial Investment. Ganzhou Thunder Power is currently closed down. In addition, Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman Wei Shen is suspected of contract fraud, has separately sealed up the properties of Thunder Power Hong Kong Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., and the properties of its sub-subsidiary, Thunder Power Hong Zhou Limited, i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority did not reply. Although there has been no prosecution to date, the said assets are still being seized. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$46,851 thousand, accounting for 14.63% of the total assets of the Company and its subsidiaries.

We did not revise our audit opinions due to the said matter.

Other matters

We have also audited the parent company only financial statements of Electric Power Technology Limited as year of and for the years ended Dec. 31, 2024 and 2023 on which we have issued an unmodified opinion.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the IFRS, IAS, IFRIC, and SIC endorsed and issued into effect by the Financial Supervisory Commission of the Republic of China, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance (including members of the Audit Committee) are responsible for overseeing the Group’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in the Republic of China will always detect a material misstatement contained in the consolidated financial statements. Misstatements may be a result of fraud or error. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with the auditing standards generally accepted in the Republic of China, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’ internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’ ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Group to cease to continue as a going concern.

5.	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

6.	Obtain sufficient and appropriate audit evidences concerning the financial information of the entities in the Group, to express opinions on the Consolidated Financial Statements. We are responsible for guiding, supervising, and performing the audit and forming an audit opinion on the Group.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the Group for the year ended Dec. 31, 2024 and are therefore the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

ShineWing Taiwan

CPA:

Jia-Hong Wu

Yu-Lin Yao

Securities and Futures Bureau, Financial Supervisory Commission

Approval No.: (2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

(2018) Jin-Guan-Zheng-Shen-Zi No.1070342733

Mar. 12, 2025

ELECTRIC POWER TECHNOLOGY LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

		Dec. 31, 2024		Dec. 31, 2023
Code	Assets	Amount	%	Amount	%
	Current assets
1100	Cash and cash equivalents (Note VI(I))	$30,255	9	$30,906	7
1120	Financial assets at fair value through other comprehensive income - current (Note VI(II))	62,577	20	95,981	22
1136	Financial assets measured at amortized cost - current (Note VI(III))	-	-	9,211	2
1150	Note receivable	-	-	6	-
1170	Accounts receivable	415	-	73	-
1200	Net other receivables	76	-	-	-
1210	Other receivables - related parties (Note VII)	2,824	1	648	-
1220	Current income tax assets	5	-	-	-
1410	Prepayments	8,774	3	10,453	2
1479	Other current assets - others (Note VII and IX(III)(V))	5,614	2	4,037	1
11XX	Total current assets	110,540	35	151,315	34
	Non-current assets
1550	Investments accounted for using equity method (Note VI(V))	70,785	22	115,763	26
1600	Property, plant and equipment (Note VI(VI))	134,569	42	167,429	38
1755	Right-of-use assets (Note VI(VII))	2,229	1	5,237	1
1780	Intangible assets (Note VI(VIII))	667	-	1,727	-
1915	Prepayments for equipment	-	-	2,801	1
1920	Refundable deposits paid	1,206	-	1,147	-
15XX	Total non-current assets	209,456	65	294,104	66

1XXX	Total assets	$319,996	100	$445,419	100

		Dec. 31, 2024		Dec. 31, 2023
Code	Liabilities and Stockholders’ Equity	Amount	%	Amount	%
	Current liabilities
2200	Other payables (Note VI(X) and IX(III))	$11,803	5	$13,094	3
2220	Other payables - related parties (Note VII)	1,091	-	963	-
2250	Provision for liabilities - current (Note IX(III))	8,333	3	9,487	2
2280	Lease liabilities - current (Note VI(VI)(XXV))	1,952	1	3,038	1
2399	Other current liabilities - others	619	-	615	-
21XX	Total current liabilities	23,798	9	27,197	6
	Non-current liabilities
2570	Deferred income tax liabilities (Note VI(XXIII))	-	-	395	-
2580	Lease liabilities - non-current (Note VI(VII)(XXV))	196	-	2,148	-
2645	Guarantee deposits received	590	-	590	-
25XX	Total non-current liabilities	786	-	3,133	-
2XXX	Total liabilities	24,584	9	30,330	6

	Equity
3110	Ordinary shares (Note VI(XII))	845,491	264	845,491	191
3200	Capital surplus (Note VI(XIV))	29,941	9	27,548	6
3350	Accumulated deficit (Note VI(XV))	(485,570)	(152)	(378,582)	(85)
3410	Exchange differences on translation of foreign financial statements
	(Note VI(XVI))	(89,489)	(28)	(96,066)	(22)
3420	Unrealized profits or losses of the financial assets at fair value through other comprehensive income (Note VI (XVI))
		(5,650)	(2)	15,617	4
3490	Other equity interest - others (Note VI(XVI))	-	-	(123)	-
31XX	Equity attributable to owners of parent	294,723	91	413,885	94
36XX	Non-controlling interests	689	-	1,204	-
3XXX	Total equity	295,412	91	415,089	94

3X2X	Liabilities and Stockholders’ Equity	$319,996	100	$445,419	100

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

(Except for earnings (losses) per share in NT$)

		2024		2023
Code	Items	Amount	%	Amount	%
4000	Net operating revenue (Note VI(XVII))	$6,794	100	$4,953	100
5000	Operating costs (Note VI(IV)(XXI))	(2,119)	(31)	(4,413)	(89)
5900	Gross profit from operations	4,675	69	540	11
	Operating expenses (Note VI(XVIII)(XXI))
6100	Total selling expenses	－	－	(226)	(5)
6200	Total administrative expenses	(62,075)	(914)	(61,185)	(1,235)
6300	Total research and development expenses	－	－	(182)	(4)
6450	Expected credit impairment gains (losses)	－	－	－	－
6000	Total operating expenses	(62,075)	(914)	(61,593)	(1,244)
6900	Net operating loss	(57,400)	(845)	(61,053)	(1,233)
	Non-operating income and expenses
7100	Total interest income	1,220	18	840	17
7010	Other income (Note VI(XIX))	1,935	28	3,277	66
7020	Other gains and losses (Note VI(XX))	755	11	(5,915)	(119)
7050	Finance costs (Note VI(XXII))	(1,016)	(15)	(2,742)	(55)
7060	Share of profit or loss on associates accounted for using equity method (Note VI(V))	(55,486)	(817)	(22,219)	(449)
7000	Total non-operating income and expenses	(52,592)	(775)	(26,759)	(540)
7900	Profit (loss) before tax	(109,992)	(1,620)	(87,812)	(1,773)
7950	Gains (expenses) from income tax (Note VI (XXIII))	－	－	－	－
8200	Current net profit (loss)	(109,992)	(1,620)	(87,812)	(1,773)
	Other comprehensive income
8310	Components of other comprehensive income that will not be reclassified to profit or loss
8316	Evaluated unrealized profits or losses from the investment in the equity instruments measured at fair value through other comprehensive income	(19,174)	(282)	(37,544)	(758)
8349	Income tax related to components of other comprehensive income that will not be reclassified to profit or loss (Note VI(XXIII))	395	6	3,269	66
8360	Components of other comprehensive income (loss) that will be reclassified to profit or loss
8361	Exchange differences on translation of foreign financial statements	6,578	97	(1,085)	(22)
8300	Current period other comprehensive income (post-tax profit or loss)	(12,201)	(179)	(35,360)	(714)
8500	Total comprehensive income in current period	$(122,193)	(1,799)	(123,172)	(2,487)

	Net profits (losses) attributable to
8610	Owners of the parent company	$(109,476)	(1,611)	$(86,433)	(1,745)
8620	Non-controlling interests	(516)	(8)	(1,379)	(28)
		$(109,992)	(1,619)	$(87,812)	(1,773)
	Comprehensive income attributable to:
8710	Owners of the parent company	$(121,678)	(1,791)	$(121,790)	(2,459)
8720	Non-controlling interests	(515)	(8)	(1,382)	(28)
		$(122,193)	(1,799)	$(123,172)	(2,487)
	Earnings (deficit) per share (Note VI(XXIV))
9750	Profit (loss) per share - basic	$(1.30)		$(1.03)
9850	Profit (loss) per share - diluted	$(1.30)		$(1.03)

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

	Equity attributable to owners of parent
				Total other equity interest
	Ordinary shares	Capital surplus	Accumulated deficit	Exchange differences on translation of foreign financial statements	Unrealized profits or losses of the financial assets at fair value through other comprehensive income	Employees remuneration not paid		Total other equity	Total equity attributable to owners of parent	Non- controlling interests	Total equity
2023
Balance as of Jan. 1, 2023	$845,899	$19,625	$(334,020)	$(94,984)	$91,763		$(1,371)	(4,592)	$526,912	$2,586	$529,498
Recognition of remuneration costs from restricted stock awards	－	(31)	－	－	－		1,362	1,362	1,331	－	1,331
De-registration of restricted stock awards	(408)	－	－	－	－		(114)	(114)	(522)	－	(522)
Changes in the amount of the associates and joint ventures accounted for by using the equity method	－	7,954	－	－	－		－	－	7,954	－	7,954
Current net losses	－	－	(86,433)	－	－		－	－	(86,433)	(1,379)	(87,812)
Current other comprehensive income	－	－	－	(1,082)	(34,275)		－	(35,357)	(35,357)	(3)	(35,360)
Disposal of financial assets at fair value through other comprehensive income	－	－	41,871	－	(41,871)		－	(41,871)	－	－	－
Balance as of Dec. 31, 2023	$845,491	$27,548	$(378,582)	$(96,066)	$15,617		$(123)	(80,572)	$413,885	$1,204	$415,089

2024
Balance as of Jan. 1, 2024	$845,491	$27,548	$(378,582)	$(96,066)	$15,617		$(123)	$(80,572)	$413,885	$1,204	$415,089
Recognition of remuneration costs from restricted stock awards	－	－	－	－	－		123	123	123	－	123
Changes in the amount of the associates and joint ventures accounted for by using the equity method	－	2,393	－	－	－		－	－	2,393	－	2,393
Current net losses	－	－	(109,476)	－	－		－	－	(109,476)	(516)	(109,992)
Current other comprehensive income	－	－	－	6,577	(18,779)		－	(12,202)	(12,202)	1	(12,201)
Disposal of financial assets at fair value through other comprehensive income	－	－	2,488	－	(2,488)		－	(2,488)	－	－	－
Balance as of Dec. 31, 2024	$845,491	$29,941	$(485,570)	$(89,489)	$(5,650)	$	－	(95,139)	$294,723	$689	$295,412

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

ELECTRIC POWER TECHNOLOGY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

Items	2024	2023
Cash flows from operating activities:
Net loss before tax	$(109,992)	$(87,812)
Adjustments:
Profits or losses that do not affect cash flows
Depreciation expense	6,799	7,769
Amortization expense	1,151	1,023
Interest expenses	1,016	2,742
Total interest income	(1,220)	(839)
Remuneration costs from share-based payment	123	1,362
Reversal of remuneration costs incurred due to employee stock options	－	(31)
Losses from the investments accounted for using equity method	55,486	22,219
Gains on disposal and scrapping of property, plant and equipment	(4,046)	(217)
Impairment loss of non-financial assets	2,801	－
Reversed profits from the depreciation and sluggish status of inventories	－	(440)
Impairment losses on properties, plants and equipment	－	1,212
Net changes in the assets and liabilities related to operating
Decrease in note receivable	6	23
Increase in accounts receivable	(342)	(58)
Increase (decrease) in other receivable	(76)	1
Other receivables - related parties (increase)	(2,176)	(10)
Decrease in inventories	－	829
Decrease (Increase) in prepayments	1,680	(3,355)
Increase in other current assets	(1,577)	(1,248)
Decrease in accounts payable	－	(14)
Increase (Decrease) in other payables	788	(491)
Other payables - related parties (increase)	－	27
Increase (decrease) in other current liabilities	4	(193)
Provision for liabilities - current (decrease) increase	(1,154)	8,786
Cash outflow generated from operations	(50,729)	(48,715)
Interest received	1,208	825
Interest paid	(1,016)	(2,742)
Income tax paid	(5)	－
Net cash outflow from operating activities	(50,542)	(50,632)

(Carried forward)

ELECTRIC POWER TECHNOLOGY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Expressed in Thousands of New Taiwan Dollars)

Items	2024	2023
(Brought forward)
Cash flows from (used in) investing activities
Decrease (increase) in financial assets measured at amortized cost	$9,211	$(9,211)
Disposal of financial assets at fair value through other comprehensive income	14,231	62,064
Acquisition of investments accounted for using equity method	(3,133)	(640)
Acquisition of property, plant and equipment	(2,079)	(15,847)
Proceeds from disposal of property, plant and equipment	33,121	95
Purchase of intangible assets	(91)	(1,141)
Decrease in prepayments for equipment	－	11,613
Decrease (increase) in refundable deposits paid	(47)	213
Decrease in other non-current assets	－	149
Net cash inflows (outflows) from investing activities	51,213	47,295
Cash flows from (used in) financing activities
Payment of lease liabilities	(3,038)	(3,854)
Other payables - related parties (increase)	128	－
De-registration of restricted stock awards	－	(522)
Increase in refundable deposits	－	434
Net cash flows used in financing activities	(2,910)	(3,942)
Effect of exchange rate fluctuations on cash held	1,588	75
Decrease in cash and cash equivalents	(651)	(7,204)
Cash and cash equivalents at beginning of the period	30,906	38,110
Cash and cash equivalents at end of the period	$30,255	$30,906

The accompanying notes are an integral part of the consolidated financial reports.

Chairman: Wei Shen	Manager: Jing-Xian Lan	Accounting Manager: Xiang-Ping Xu

Electric Power Technology Limited and Its Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DEC. 31, 2024 AND 2023

(Unless otherwise stated, all amounts are in NTD thousand)

I.	Company history

(I)	Electric Power Technology Limited (hereafter referred to as the “Company”), with its former name of Motomax Electric Co. Ltd., was established on Nov. 3, 1987 as approved by the Ministry of Economic Affairs. The Company was renamed to Leifeng Co., Ltd. as resolved at the extraordinary Shareholders’ Meeting on Sep. 1, 2011, renamed to Thunder Power Co., Limited as resolved at the regular Shareholders’ Meeting on Jun. 21, 2013, and renamed to Electric Power Technology Limited as resolved at the regular Shareholders’ Meeting on Jun. 2, 2017.

(II)	There is no final mother company for the Company and its subsidiaries (hereinafter simply referred to as the “Group”).

(III)	The Group mainly engages in the development, manufacture and sale of and investment in electric vehicles and the development of properties, and medical technologies.

(IV)	In May 2001, the Company’s stock has been listed on Taipei Exchange for trading.

(V)	The consolidated financial statements are presented in New Taiwan dollars, the Company’s functional currency.

II.	Dates and procedures for the financial statement approval

The financial statements were approved by the Company’s Board of Directors on Mar. 12, 2025.

III.	Application of new and revised standards, amendments, and interpretations

(I)	Impacts brought by adoption of newly issued and amended IFRS, IAS, IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) approved by the Financial Supervisory Commission (hereinafter referred to as “FSC”):

1.	The newly issued, amended and revised standards and interpretations applicable in 2024 as approved and issued by the FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IFRS 16 - “Lease Liability in a Sale and Leaseback”	This amendment clarifies that in a sale and leaseback transaction, when the lease payments under the leaseback include lease payments that do not depend on a change in an index or rate, the seller and lessee’s related right-of-use assets and lease liabilities are measured on a subsequent basis, and that the seller (lessee) shall determine the lease payments or corrected lease payments in a manner that the seller (lessee) does not recognize the amount of any gain or loss in connection with the right-of-use retained; and new examples are added for reference.	Jan. 01, 2024

●	Amendments to IAS 1 “Classification of Liabilities as Current or Non-current”	These amendments specify that liabilities shall be classified based on the rights existing at the end of the reporting period. An enterprise shall have no right to extend, on the ending date of the reporting period, the settlement period of liabilities for at least 12 months after the end of the reporting period. Instead, liabilities shall be classified as current.	Jan. 01, 2024

In addition, these amendments define “settlement” as extinguishing liabilities in cash or by other economic resources or an enterprise’s own equity instruments. If there are liability terms which may result in settlement of liabilities by transfer of an enterprise’s own equity instrument, such terms will not prevent such liabilities from being classified as current or non-current only if the enterprise classifies such option into equity instrument as the equity parts of compound financial instruments.

●	Amendments to IAS 1 “Non-current Liabilities with Covenants”	This amendment clarifies that contractual terms that an enterprise is required to follow after the end of the reporting period do not affect the classification of a liability as current or non-current. This amendment also adds the disclosure of non-current liabilities that are subject to the clauses.	Jan. 01, 2024

●	Amendments to IAS 7 and IFRS 7 “Supplier Financing Arrangements”	This amendment adds the information disclosure about suppliers’ financing arrangements, including the impact on changes in liabilities from financing activities and quantitative disclosures of liquidity risk.	Jan. 01, 2024

2.	There is no impact on the Group’s financial position and financial performance after the Group has evaluated the above-mentioned standards and interpretations.

(II)	Impacts brought by the failure to adopt newly issued and amended IFRS approved by FSC:

1.	The newly issued, amended and revised IFRS and IFRIC applicable in 2025 as approved by the FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IAS 21 “Lack of Exchangeability”	This amendment defines exchangeability and provides guidance on how to determine the spot rate at the measurement date when a currency is lack of exchangeability. This amendment also requires enterprises to provide more useful information in their financial statements when a currency cannot be exchanged into another currency.	Jan. 1, 2025

2.	There is no impact on the Group’s financial position and financial performance after the Group has evaluated the above-mentioned standards and interpretations.

(III)	The impacts of the IFRS issued by the International Accounting Standards Board (hereinafter referred to as “IASB”) but not approved by FSC:

1.	The following new standards and amendments have been issued by IASB, but have not yet been included in the newly issued, amended and revised IFRS and IFRIC approved by FSC:

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IFRS 9 and IFRS 7 “Amendments to the Classification and Measurement of Financial Instruments”

These amendments clarify the following:

1. Clarifies the dates for recognizing and derecognizing certain financial assets and liabilities. Adds that when settling a financial liability (or part of a financial liability) with cash using an electronic payment system, an entity is permitted to derecognize the financial liability before the settlement date, if and only if the entity initiates the payment instruction and this results in the following:

(1) The entity no longer has the ability to withdraw, stop, or cancel the specified payment.

(2) The entity no longer has the practical ability to access the cash that will be used for settlement due to the payment instruction.

(3) The settlement risk associated with the electronic payment system is insignificant.

Jan. 1, 2026

2. Clarifies and adds further guidance on assessing whether financial assets meet the SPPI criterion, including contractual terms that change cash flows based on contingent events (e.g., interest rates linked to environmental, social, and governance (ESG) goals), instruments with non-recourse features, and contractually linked instruments.

3. Adds disclosure requirements for certain instruments with contractual terms that modify cash flows (e.g., instruments with features related to achieving ESG goals), including a qualitative description of the nature of the contingent events, quantitative information about the range of possible changes in contractual cash flows arising from those contractual terms, the total carrying amount of financial assets and the amortized cost of financial liabilities under those contractual terms.

4. Updates the disclosure of equity instruments designated as at fair value through other comprehensive income (FVTOCI) by irrevocable election, requiring disclosure of their fair value by category, rather than by individual instrument. Requires disclosure of the fair value gains or losses recognized in other comprehensive income during the reporting period, presented separately for fair value gains or losses related to investments derecognized during the reporting period and fair value gains or losses related to investments held at the end of the reporting period; and the cumulative gains or losses transferred to equity during the reporting period upon derecognition of investments.

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	Amendments to IFRS 9 and IFRS 7 “Contracts for Nature-dependent Electricity”

These amendments address contracts where the amount of electricity generated varies based on uncontrollable natural conditions (such as weather), specifying the following:

(1) Clarification of the application of the “own use” requirement for contracts to purchase or sell natural electricity:

When a contract obligates an entity to purchase and receive electricity as it is generated, and the contract’s electricity trading market is designed and operated to require the entity to sell any unused electricity within a specified time, the entity must consider reasonably supportable information about its past, present, and expected future electricity trading over a reasonable period of no more than 12 months. The entity is a net purchaser of electricity when it purchases sufficient electricity to offset any unused electricity sold in the same market where it sells. New disclosure requirements for contracts involving natural electricity applied as own use are added by the amendments, requiring the following disclosures:

A. The entity’s exposure to variations in the underlying electricity volume and the risk that the entity may be required to purchase electricity during delivery intervals when electricity is unavailable.

B. Unrecognized contractual commitments, including expected future cash flows from purchasing electricity under these contracts.

C. The impact of the contracts on the entity’s financial performance during the reporting period.

(2) The amendments clarify how hedge accounting can be applied to contracts involving natural electricity designated as hedging instruments:

The hedged item may be designated as the variable notional amount of a forecast electricity transaction, which aligns with the variable amount of natural electricity expected to be delivered from the generation facility referenced in the hedging instrument. In a cash flow hedge relationship, when a contract involving natural electricity is designated as a hedging instrument and the hedging instrument’s cash flows are conditional upon the occurrence of the designated forecast transaction, the forecast transaction is presumed to be highly probable.

Entities designating contracts involving natural electricity as hedging instruments shall disclose their terms and conditions, categorized by risk type, in accordance with IFRS 7.

Jan. 1, 2026

●	Amendments to IFRS 10 and IAS 28 “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture”

These amendments address the discrepancy between the current IFRS 10 and IAS 28. Sale of (or investment in) assets by an investor and transaction by it with its associates or joint ventures shall be fully or partially recognized as profits or losses from disposal depending on the nature of such assets sold (or invested in):

(1) The assets sold (or invested in) shall be fully recognized as profits or losses from disposal if they are sold (or invested in) for the purpose of the “business”;

(2) The assets sold (or invested in) shall be partially recognized as the profits or losses from disposal based on the non-related investors’ equity in associates or joint ventures if they are sold (or invested in) not for the purpose of the “business”.

To be determined by IASB

New or Interpretations and Amended Standards		Contents of main amendments	Effective Date Issued by IASB
●	IFRS 17 - “Insurance Contracts”	It replaces IFRS 4 and establishes the principles for the recognition, measurement, presentation and disclosure of the insurance contracts issued by enterprises. These standards applies to the insurance contracts (including reinsurance contracts) issued , the reinsurance contracts held, and the investment contracts with discretionary participation characteristics issued, by enterprises, provided that the enterprise also issues insurance contracts. Embedded derivatives, distinct investment parts and distinct performance obligations shall be independent from insurance contracts. In original recognition, an enterprise shall divide the portfolio of insurance contracts issued by it into three groups: onerous contracts, contracts without significant risks of becoming onerous, and the remaining contracts. In terms of current measurement mode, these standards require to re-measure these estimates during each reporting period. Measurement is an element based on the discounted and probability-weighted cash flows and risk adjustment under contracts and representing the unearned profits under the contracts (contractual service margin). Simplified measurement method (premium sharing method) shall apply to enterprises regarding some insurance contracts. The income generated from insurance contracts shall be recognized during the period when an enterprise provides protection under insurance and when an enterprise is released from the risks. If an insurance contract brings losses, an enterprise shall recognize them as losses immediately. An enterprise shall separately present insurance income, insurance service fees, and financial income and costs from insurance, and must disclose the relevant amount, judgment and risk information from insurance contracts.	Jan. 1, 2023

●	Amendments to IFRS 17 - “Insurance Contracts”	These amendments cover deferred effective dates, cash flows from insurance expected to be recovered, contractual service margin attributable to investment services, losses from held reinsurance contracts to be recovered and other amendments. Such amendments do not change the fundamentals of the standards.	Jan. 1, 2023

●	Amendments to IFRS 17 “Initial Application of IFRS 17 and IFRS 9 - Comparative Information”	These amendments allow an enterprise to choose applicable classification method when it applies the comparative periods represented in IFRS 17 (hereinafter referred to as IFRS 17). This option allows an enterprise to classify all financial assets, including those held through the activities unrelated to contracts within the scope of IFRS 17, on an instrument-by-instrument basis, during the comparative periods, based on its expectation that how such assets should be classified when it applies IFRS 9 (hereinafter referred to as IFRS 9) initially. Enterprises that have applied IFRS 9 or initially apply both of IFRS 9 and IFRS 17 may choose to apply the classification method.	Jan. 1, 2023

●	IFRS 18 “Presentation and disclosure in financial statements” Replace IAS 1, update the structure of the statement of comprehensive income, add disclosures on management-defined performance measures (MPMs), and enhance the principles of aggregation and disaggregation used in the main financial statements and notes.		Jan. 1, 2027

●	IFRS 19 “Disclosure Initiative - Subsidiaries without Public Accountability: Disclosures”	Eligible subsidiaries without public accountability, where their ultimate or any intermediate parent company has made consolidated financial statements available for public use, may apply reduced disclosure requirements in their separate financial statements.	Jan. 1, 2027

2.	As of the date of issuance of these Consolidated Financial Statements, the Group is still evaluating the impact of the above standards and interpretations on the Group’s financial position and financial performance, and the related impact will be disclosed when the evaluation is completed.

IV.	Summary of significant accounting policies

The significant accounting policies adopted for preparation of these Consolidated Financial Statements are described as follows. Unless otherwise specified, such policies shall apply in a consistent way throughout all reporting periods.

(I)	Statement of compliance

These Consolidated Financial Statements were prepared in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers, as well as the IAS, IFRIC Interpretations and SIC Interpretations approved by FSC.

(II)	Basis of preparation

1.	These Consolidated Financial Statements were prepared at historical costs, except for the following important items:

(1)	Financial assets and liabilities (including derivatives) measured at fair value through profits or losses

(2)	Financial assets measured at fair value through other comprehensive income.

2.	Preparation of financial statements in compliance with the IFRS approved by FSC requires use of some important accounting estimates. The management also shall use its judgments during the course of applying the Company’s accounting policies. Please refer to Note V for the items involving high-level judgments or complexity or involving the significant assumptions and estimates in the Consolidated Financial Statements.

(III)	Consolidation basis

1.	The basis for the consolidated financial statements

(1)	The Group includes all of its subsidiaries in the preparation of the Consolidated Financial Statements. A subsidiary refers to an entity (including a structured entity) controlled by the Group. The Group shall be deemed as controlling such entity, if the Group is exposed or entitled to variable returns from its involvement with the entity and, through its power over the entity, is able to direct the remuneration. Subsidiaries are included in the Consolidated Financial Statements from the date when the Group obtains control over them, and terminate to be included therein from the date when the Group loses such control.

(2)	Intra-group transactions, balance and unrealized profits or losses are eliminated. The accounting policies of subsidiaries have been adjusted on a necessary basis, and they are consistent with the policies adopted by the Group.

(3)	The components of profits and losses and other comprehensive income are attributable to the owners and non-controlling interests of parent company. Total comprehensive income is also attributable to the owners and non-controlling interests of parent company, even if any loss of non-controlling interests will be caused thereby.

(4)	Changes in the Group’s shareholding in subsidiaries that do not result in the Group’s loss of control over the subsidiaries are accounted for as equity transactions, i.e. they shall be deemed as transactions between owners. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity.

(5)	When the Group loses control over an subsidiary, its remaining investment in the former subsidiary is re-measured at fair value, and recorded into the fair value of the originally recognized financial assets or the costs of the originally recognized investment in associates or joint ventures, and the difference between fair value and carrying amount is recognized as current profits or losses. All amounts previously recognized as other comprehensive income related to the subsidiary are accounted for on the same basis as would be required if the Group had directly disposed of related assets and liabilities, that is, the profits or losses previously recognized as other comprehensive income will be re-classified into profits or losses upon disposal of related assets or liabilities, and such profits or losses will be re-classified into profits or losses from equity when the Group loses control over the subsidiary.

2.	Subsidiaries included in the consolidated financial statements:

			Shareholding percentage
Investment company	Name of subsidiary	Business scope	December 31, 2024	2023.12.31	Description
The Company	Nu Tech Health Science Corp. (Nu Tech)	Investment	100.00	100.00	-
The Company	Electric Power Technology International Limited (EPTIL)	Investment	100.00	100.00	-
The Company	Mingcheng Real Estate Development Co., Ltd. (Mingcheng)	Development of properties	-	-	Note 2
The Company	Clean Solution Lifescience Technology Limited (Clean Solution Lifescience)	Biomedical sciences	89.94	89.94	Note 1
Clean Solution Lifescience	Clean Solution Lifescience Technology (BVI) Limited (Clean Solution Lifescience BVI)	Biomedical sciences	100.00	100.00	-

Note 1:	Its former name is Mingshui Biomedical Technology Co., Ltd. It changed its name into Clean Solution Lifescience Technology Limited in Dec. 2021. The Group invested NT$20,000 thousand, NT$20,000 thousand and NT$29,390 thousand in Dec. 2021, Apr. 2023 and Aug. 2023 respectively in the capital increase of Clean Solution Lifescience.

Note 2:	The Board of Directors resolved to dissolve Mingcheng Real Estate Development Co., Ltd. in Oct. 2022, and the liquidation had been completed on Jul. 17, 2023.

3.	Subsidiaries not included in the consolidated financial statement: None.

4.	Different adjustment and treatment method for subsidiaries during accounting period: None.

5.	Significant restriction: None.

6.	The subsidiaries of the Group with significant non-controlling interests: None.

(IV)	Translation of foreign currencies

The items specified in the financial statements of each entity in the Group are presented in the currency (i.e. functional currency) of the primary economic environment in which such entity operates. The consolidated financial statements are presented in New Taiwan dollars, the Parent Company’s functional currency.

Transactions in foreign currency and balance

1.	The amounts of foreign currency transactions are translated into that in functional currency based on the spot exchange rate on the transaction or measurement date, and the translation differences from translation of such transactions are recognized as current profits or losses.

2.	The balance of foreign currency monetary assets and liabilities is evaluated and adjusted based on the spot exchange rate on the balance sheet date, and the translation difference from adjustment is recognized as current profits or losses.

3.	The balance of foreign currency non-monetary assets and liabilities shall be evaluated and adjusted based on the spot exchange rate on the balance sheet date if it is measured at fair value through profits or losses, and the exchange difference from the adjustment shall be recognized as current profits or losses; Such balance shall be evaluated and adjusted based on the spot exchange rate on the balance sheet date if it is measured at fair value through other comprehensive income, and the exchange difference from the adjustment shall be recognized as other income; Such balance shall be measured based on the historical exchange rate on the initial transaction date if it is not measured at fair value.

4.	All exchange gains and losses are represented in “Other gains and losses” in the Consolidated Statements of Comprehensive Income.

5.	To prepare parent company only financial statements, the assets and liabilities of the Group’s overseas operating organizations are converted into New Taiwan Dollars at the spot exchange rate on the ending date of the reporting period. Income, expenses and losses are translated at current average exchange rate, and the resulting exchange differences are recognized as other comprehensive income, and are accumulated under the exchange differences from translation as specified in the financial statements of overseas operating organization, and are appropriately distributed into non-controlling interests.

(V)	Classification of current and non-current assets and liabilities

1.	Assets shall be classified as current assets if they meet any of the following conditions:

(1)	Assets are expected to be realized in normal business period, or are intended to be sold or consumed.

(2)	Assets are held mainly for the purpose of trading.

(3)	Assets are expected to be realized within 12 months after the balance sheet date.

(4)	Assets are cash or cash equivalents, except for the assets restricted from being exchanged or used to settle liabilities for more than 12 months after the balance sheet date.

The Group classifies all assets that do not meet the conditions above as non-current.

2.	Liabilities shall be classified as current liabilities if they meet any of the following conditions:

(1)	Liabilities are expected to be settled in normal business period.

(2)	Liabilities are held mainly for the purpose of trading.

(3)	Liabilities are expected to be due and settled within 12 months after the balance sheet date.

(4)	The settlement period of such liabilities cannot be unconditionally extended for more than 12 months after the balance sheet date. As for the terms of liabilities, the classification of liabilities shall not be affected if such liabilities can be settled by issuing equity instruments at the option of the counter-party.

The Group classifies all the liabilities that do not meet the above -mentioned conditions as non-current.

(VI)	Cash equivalents

Cash equivalents refer to the short-term investment with high liquidity and low value change risks that can be converted into fixed amount of cash at any time. Time deposits that meet the said definition and are held for the purpose of meeting short-term commitment regarding operation for cash are classified as cash equivalents.

(VII)	Financial assets at fair value through other comprehensive income

1.	An irrevocable selection is made at the time of initial recognition to report changes in the fair value of investment in equity instruments not held for trading in other comprehensive income.

2.	The Group conducts accounting for the financial assets at fair value through other comprehensive income that meet trading practices on trading date.

3.	The Group measures the financial assets at fair value through other comprehensive income in the original recognition at their fair value plus transaction costs, and subsequently measures them at fair value; Changes in the fair value of equity instruments are recognized in other comprehensive income, and the accumulated profits or losses previously recognized in other comprehensive income shall not be re-classified into profits or losses subsequently or transferred into retained earnings in derecognition. Dividends of investments in equity instruments measured at fair value through other comprehensive income are recognized in profit or loss when the Group’s right to receive dividends is established unless such dividends clearly represent the recovery of a part of the investment cost.

(VIII)	Financial assets measured at amortized cost

1.	Financial assets that meet all of the following criteria:

(1)	The financial assets are held under an operating model whose objective is to collect the contractual cash flows.

(2)	The cash flows generated by the financial asset on a specific date according to the contractual terms are only to pay principal and interest on the outstanding principal amount.

2.	The financial asset is measured at fair value plus transaction costs on initial recognition. Interest income and impairment losses are subsequently recognized during the circulation period using the effective interest method in accordance with the amortization procedure, with the gain or loss recognized in profit or loss on derecognition.

3.	Time deposits not classified as cash equivalents are measured at the investment amount due to short holding period and insignificant discounting effect.

(IX)	Accounts and notes receivable

1.	refers to the accounts and notes with the unconditional right to receive the consideration from transfer of goods or services as agreed in contract.

2.	The Group measures the short-term accounts and notes receivable on which interest is not paid, at the amounts specified in original invoices, due to the non-significant impact of discounting.

(X)	Impairment of financial assets

The Group shall assess the impairment loss of financial assets at amortized costs (including accounts receivable) based on the expected credit loss on the ending date of reporting period.

The expected credit losses (ECLs) during the surviving period are recognized as the loss allowance for accounts receivable. If, after original recognition, there is no significant increase in the risks of the investment in the financial assets at amortized costs and the debt instruments measured at fair value through other comprehensive income, the expected credit losses arising from possible default events within 12 months after the reporting date shall be recognized as loss allowance, while if there is significant increase in credit risks, the expected credit losses arising from possible default events during the surviving period shall be recognized as loss allowance. The Group recognizes an impairment loss for all financial assets with a corresponding downward adjustment to their carrying amount through a loss allowance account. However, the loss allowance for investment in debt instruments measured at fair value through other comprehensive income is recognized in other comprehensive income without a downward adjustment to the carrying amount.

(XI)	Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash inflow from the financial asset expire or when it transfers the financial assets and substantially all the risks and rewards of ownership of the asset to another party.

On derecognition of a financial asset at amortized cost in its entirety, the difference between the asset’s carrying amount and the consideration received is recognized in profit or loss. When the investment in the debt instruments measured at fair value through other comprehensive income is derecognized as a whole, the difference between its carrying amount and the sum of the consideration received and any cumulative gains or losses that have been recognized in other comprehensive income shall be recognized in profits or losses. When derecognizing an investment in equity instrument at fair value through other comprehensive income in its entirety, the cumulative profit or loss is transferred directly to retained earnings and is not reclassified to profit or loss.

(XII)	Inventories

Inventories include raw materials, materials, finished goods and work in progress. The value of inventories is determined based on the cost or net realizable value, whichever is lower. The comparison of the cost and the realizable value is based on individual items except for inventories of the same category. The net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and the estimated costs necessary to make the sale. The cost of inventories is calculated using the weighted average method.

(XIII)	Investments accounted for using equity method

Investments accounted for by using equity method are the investments in associates.

An associate refers to an entity on which the Group has significant influence and which is not a subsidiary or joint venture. Significant influence refers to the power to participate in, but not control or jointly control over, an investee’s decision-making regarding its financial and operating policies.

An associate’s operating results, assets and liabilities are included in the Consolidated Financial Statements by using equity method. Under the equity method, an investment in an associate is initially recognized at costs and its carrying amount is adjusted thereafter based on the Group’s share in the profits or losses and other comprehensive income of the associate as well as the profits distributed. In addition, the Group also recognizes the changes in other equity of its associates based on its shareholding ratio.

Any excess of acquisition costs over the Group’s share in the net fair value of an associate’s identifiable assets and liabilities on the acquisition date is recognized as goodwill, an is included in the carrying amount of the investment. Any excess of the Company’s share in the net fair value of the identifiable assets and liabilities of an associate on the acquisition date over acquisition costs is recognized as income immediately after re-evaluation.

The Group, upon evaluation on impairment loss, regards the overall carrying amount of investments (including goodwill) as a single asset, and compares recoverable amount (use value or fair value minus sales costs, whichever the higher) with carrying amount, and conducts impairment test. The recognized impairment loss will be included in the carrying amount of the investment. A reversal of any impairment loss is recognized to the extent of subsequent increase in the recoverable amount of the investment.

If the Group fails to subscribe, based on its shareholding ratio, for new shares issued by an associate, resulting in any change in its shareholding ratio, and thus resulting in any increase or decrease in its net equity of the investment, such increase or decrease shall be adjusted into capital reserve and the investment accounted for by using equity method. If the Company’s failure to subscribe for or acquire the same based on its shareholding ratio results in decrease in its equity in an associate, the Company shall re-classify, based on the decrease ratio, and account for the amount recognized in other comprehensive income in relation to the associate on the same basis as would be required if the associate had directly disposed of the related assets and liabilities.

The profits and losses from the transactions between the Group and associates are recognized in the Group’s Consolidated Financial Statements only to the extent that the Group is unrelated to the interests in the associates.

(XIV)	Property, plant and equipment

1.	Properties, plants and equipment are accounted for based on their acquisition costs, and related interest during their acquisition and construction period is capitalized.

2.	Subsequent costs are included in the carrying amount of the assets or recognized as a single asset only to the extent that the future economic benefits related to the project are very likely to flow into the Group and its costs can be measured reliably. The carrying amount of the replaced parts shall be de-recognized. All other maintenance costs are recognized as current profits or losses upon occurrence.

3.	Properties, plants and equipment are subsequently measured at costs. Depreciation is withdrawn by using straight-line method based on estimated service life, except for land for which depreciation is not provided. If properties, plants or equipment is significant, depreciation is withdrawn separately.

4.	The Group reviews the residual value, service life and depreciation method of each asset at the end of each fiscal year. If the expected residual value and service life are different from previous estimates, or if there is any significant change in the expected consumption pattern of future economic benefits contained in the asset, it shall be handled according to the provisions regarding changes in accounting estimate as specified in IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors. The service life of each asset is as follows:

Property and building: 5-50 years

Equipment: 6-18 years

Other equipment: 3-5 years

(XV)	Lessor’s lease transaction - operating lease

Lease income from operating leases is amortized by using straight line method during the lease term and recognized as current profits or losses after deducting any incentives to the lessee.

(XVI)	Lessee’s lease transaction - right-of-use assets/lease liabilities

The Company recognizes all leases as right-of-use assets and lease liabilities on the commencement date of the lease, except for payment for low-value asset leases and short-term leases which are exempted from recognition and recognized as costs on a straight-line basis during the lease term.

Right-of-use assets are measured at cost. The cost of right-of-use assets comprises the initial measurement of lease liabilities adjusted for lease payments and initial direct costs made at or before the commencement date, plus an estimate of costs needed to restore the underlying assets. Subsequent measurement is calculated as cost less accumulated depreciation and accumulated impairment loss and adjusted for changes in lease liabilities as a result of lease term modifications or other related factors. Right-of-use assets are presented separately in the consolidated balance sheets.

Depreciation is withdrawn for right-of-use assets by using straight-line method from the commencement dates of lease to the earlier of the expiration of the service lives or lease terms. If the lease transfers ownership of the underlying assets to the Company by the end of the lease terms or if the cost of right-of-use assets reflects that the Company will exercise a purchase option, the Company depreciates the right-of-use assets from the commencement dates to the end of the useful lives of the underlying assets.

Lease liabilities are measured at the present value of the lease payments. Lease payments comprise fixed payments, variable lease payments which depend on an index or a rate and the exercise price of a purchase option if the Company is reasonably certain to exercise that option. Lease payments are discounted by the lessees’ incremental borrowing rates.

Subsequently, lease liabilities are measured at amortized cost using the effective interest method, with interest expense recognized over the lease terms. When there is a change in a lease term, a change in future lease payments resulting from a change in an index or a rate used to determine those payments, or a change in the assessment of an option to purchase an underlying asset, the Group remeasures the lease liabilities with a corresponding adjustment to the right-of-use assets. Lease liabilities are presented on a separate line in the parent company only balance sheets.

Variable lease payments that do not depend on an index or a rate are recognized as expenses in the periods in which they are incurred.

(XVII)	Intangible assets

Intangible assets acquired separately are measured at costs upon original recognition. After original recognition, the carrying amount of intangible assets is their costs less accumulated amortization and accumulated impairment losses. Internally generated intangible assets that do not meet recognition conditions are not capitalized, but are recognized as profits or losses upon occurrence.

The service lives of intangible assets are composed of definite and indefinite service life. Intangible assets with finite service lives are amortized over their service lives, and tested for impairment whenever there is any indication of impairment. The amortization period and method of intangible assets with finite service lives are reviewed at least at the end of each fiscal year. If the estimated service life of an asset is different from previous estimate or if there is any significant change in the expected consumption pattern of its future economic benefits, the amortization method or period will be adjusted and regarded as a change in accounting estimates. Gains or losses from de-recognition of intangible assets are recognized as profits or losses.

The Group’s accounting policies for intangible assets are summarized below:

Computer software
Service life	1-3 years
Amortization method used	Amortized on a straight-line basis over using period
Internally generated or externally acquired	Externally acquired

(XVIII)	Impairment of non-financial assets

The Group, on the balance sheet date, estimates the recoverable amount of the assets with a sign of impairment, and recognizes any part of the recoverable amount less than their carrying amount as impairment losses. Recoverable amount is an asset’s fair value less its disposal costs or its use value, whichever the higher. An asset’s impairment loss shall be reversed if the impairment loss of previous year already recognized does not exist or reduces, but the increase in the carrying amount of the asset caused by the reversal of the impairment loss shall not exceed the carrying amount of the asset after deducting depreciation or amortization under the condition that its impairment loss is not recognized.

(XIX)	Borrowing

Refers to long-term and short-term borrowings from banks. The Group measured them at their fair value less transaction costs upon original recognition, and subsequently recognized the interest on any difference between the price after deducting transaction costs and redemption value as profits or losses within circulation period by using effective interest method according to amortization procedures.

(XX)	Accounts and notes payable

1.	Refer to the debts occurred due to purchase of raw materials, commodities or labor services on a credit basis, and the notes payable occurred due to business and non-business.

2.	The Group measures the short-term accounts and notes payable on which interest is not paid, at the amounts specified in original invoices, due to the non-significant impact of discounting.

(XXI)	Derecognition of financial liabilities

The Group de-recognizes financial liabilities upon performance, cancellation or expiration of the liabilities specified in contracts.

(XXII)	Employee benefits

1.	Short-term employee benefits

Short-term employee benefits are measured at the non-discounted amounts expected to be paid, and are recognized as costs upon rendering of related services.

2.	Post-employment benefits

Determined appropriation plan:

For pension under the defined contribution plan, the amount of pension contributed is recognized in expenses during employees’ service period.

(XXIII)	Share-based payment

1.	For the share-based payment agreement for delivery of equity, the obtained employee services measured at the fair value of the equity goods granted on the granting date are recognized as remuneration costs during the vesting period, and the equity is adjusted accordingly. The fair value of equity commodities shall reflect the impacts of the vesting conditions related to market prices. The recognized remuneration costs are adjusted based on the amount of rewards that are expected to meet the service conditions and non- vesting conditions related to market price, until the amount is finally recognized based on the vesting amount on the vesting date.

2.	Restricted stock awards:

(1)	Remuneration costs are recognized during the vesting period based on the fair value of the equity commodities granted on the granting date.

(2)	For the restricted stock awards allotted, no one shall be entitled to the distribution of earnings (including but not limited to the right to receive dividends, bonus and capital reserves) and to subscription for the shares occurred due to cash increase in capital, before vesting conditions are satisfied.

(3)	An employee must pay a price to obtain restricted stock awards. If the employee resigns during the vesting period, the employee shall return the stock, and the Group must refund the price. The prices paid, on the granting date, to the employees who are expected to resign during the vesting period are recognized as liabilities partially, and the prices paid to the final vesting employees as expected are recognized as “capital reserve - restricted stock awards”.

(XXIV)	Income tax

1.	Current income tax

A surtax imposed on the undistributed earnings pursuant to the Income Tax Act of R.O.C. is recognized in the year in which it is resolved by the annual shareholders’ meeting.

Adjustment to the payable income tax of previous year are included in current income tax.

2.	Deferred income tax

Deferred income tax is calculated for recognition based on the temporary differences between the carrying amount of assets and liabilities and the corresponding taxation bases used in the calculation of taxable income. Deferred tax liabilities are generally recognized based on all taxable temporary differences in the future; Deferred tax assets are recognized when there will be taxable income in the future available for deduction of temporary differences, losses and R&D expenditures in the future.

All taxable temporary differences related to investment in subsidiaries and equity in associates are recognized as deferred tax liabilities, except where the Group is able to control the time of reversal of the temporary differences and it is very likely that such temporary differences will not be reversed in the foreseeable future. The deferred tax assets generated from the deductible temporary differences related to such investment and equity are recognized only to the extent that there will be sufficient taxable income to realize the benefits of the temporary differences, and they are expected to be reversed in a foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates in the then current period in which the assets and liabilities are expected to be realized or settled respectively, based on tax rates (and tax laws) that have been enacted or substantively enacted on the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of deferred tax assets is reviewed on the ending date of the reporting period, and reduced or adjusted to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the assets to be recovered. Formerly recognized deferred tax assets are reviewed on the ending date of the reporting period, and recognized to the extent that it has become probable that future taxable income will allow all or part of the assets to be recovered.

3.	Current and deferred income tax

Current and deferred income taxes are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, the current and deferred taxes are recognized in other comprehensive income or directly in equity, respectively.

(XXV)	Share capital

1.	Ordinary shares are classified as equity. The net increased costs directly attributable to issuance of new shares or stock options is recognized as price decrease in equity after deduction of income tax.

2.	The Group, upon buyback of issued shares, recognizes the after-tax net consideration paid, including any directly attributable increased costs, as a decrease in shareholders’ equity. The difference between the received consideration after deducting any directly attributable increased costs and the impacts of income tax and the carrying amount is recognized as adjustment to shareholders’ equity upon subsequent issuance of the bought-back shares

(XXVI)	Distribution of dividends

Dividends distributed to the Group’s shareholders are recognized in the financial statements when the Shareholders’ Meeting of the Group resolves to distribute dividends. Distributed cash dividends are recognized as liabilities, and distribution of stock dividends are recognized as stock dividends to be distributed, and transferred into ordinary shares on the base date for issuance of new shares.

(XXVII)	Revenue recognition

After the performance obligations are identified in a customer contract, the Group allocates the transaction price to each performance obligation, and recognizes it in revenue when each performance obligation is satisfied.

Income from sale of goods is recognized when control over the products is transferred to customer. Transfer of control over a product refers to that the product has been delivered to the customer and there is no outstanding obligation that would affect the customer’s acceptance of the product. Delivery refers to the time point when the customer has accepted the product according transaction conditions, and obsolescence and loss risks have been transferred to the customer, and the Group has objective evidence to believe that all acceptance conditions have been satisfied.

(XXVIII)	Operating departments

The information about the Group’s operating departments is reported in the same way in which internal management report is provided to chief operating decision makers. The chief operating decision maker is responsible for allocating resources to operating departments and evaluating their performance.

V.	Major sources of uncertainty in significant accounting judgments, estimations, and assumptions

Upon preparation of these Consolidated Financial Statements by the Group, the management has used its judgment to determine the accounting policies adopted, and made accounting estimates and assumptions regarding reasonably expected events in the future based on the current conditions on the balance sheet date. The major accounting estimates and assumptions made by the management may differ from actual results, and are continuously evaluated and adjusted by considering historical experience and other factors. Such estimates and assumptions may potentially cause the carrying amounts of assets and liabilities to be adjusted in the next fiscal year. Please refer to the following description about the uncertainties in significant accounting judgments, estimations, and assumptions:

(I)	Important judgment on adoption of accounting policies

1.	Investment property

The Group holds certain properties for the purpose of earning rental or for capital appreciation, while it holds other parts for its own use. Where various parts cannot be sold separately and cannot be leased separately under financial lease, individual properties may be classified as investment properties only if the parts held for its own use account for less than 5% of such individual properties.

(II)	Important accounting estimates and assumptions

1.	Valuation of inventory

Since inventories must be valued at the lower of costs and net realizable value, the Group must determine the net realizable value of inventories on the balance sheet date based on judgment and estimates. The Group evaluates the amount of inventories caused by normal wear and tear, obsolescence or the fact of no sales value in market on the balance sheet date, and writes down the inventory costs to the net realizable value. This evaluation on inventories is made mainly based on the estimated demands for products in a specific period in the future, so there may be significant changes.

2.	Realizability of deferred income tax assets

Deferred income tax assets are recognized to the extent that it is probable that future taxable profits are available against which the deductible temporary differences can be utilized. Evaluation on the realizability of deferred tax assets requires the management’s significant accounting judgments and estimates, including expected growth of future sales revenue and profit rate, available deduction of income tax, tax planning and other assumptions. Any changes in the global economic environment, the industry trends and relevant laws and regulations could result in significant adjustments to the deferred tax assets.

3.	Evaluation on the impairment of financial assets

During the course of evaluating asset impairment, it is necessary to estimate expected future cash flows from specific assets (asset group) and determine the appropriate discount rate used for calculating the use value of the assets, based on subjective judgments on the use method of the assets and the characteristics of the industry. Any change in estimates caused by the changes in economic conditions or corporate strategies may result in significant impairment of assets in the future.

VI.	Description of significant accounting items

(I)	Cash and cash equivalents

Items	Dec. 31, 2024	Dec. 31, 2023
Cash	$235	$202
Checkable deposits	1	-
Demand deposits	30,019	22,846
Cash equivalents	-	7,858
Total	$30,255	$30,906

1.	The Group deals with the financial institutions with a good credit, and it deals with a number of financial institutions to diversify credit risks. It is expected that there is a very low possibility of default.

2.	The Group has not pledged any cash and cash equivalents.

(II)	financial assets at fair value through other comprehensive income

Items	Dec. 31, 2024	Dec. 31, 2023
Current items
Equity instruments
Shares of listed company	$67,107	$78,849
Adjustment upon evaluation	(4,530)	17,132
Total	$62,577	$95,981

1.	The listed company’s stock is Lucid Group, Inc. (NASDAQ: LCID), and it was officially listed and traded on the NASDAQ Stock Exchange on July 26, 2021. The Group’s management believes that, if the short-term fluctuations in the fair value of these investments are recognized as profits or losses, it would be inconsistent with the aforementioned long-term investment plan, so these investments are measured at fair value through other comprehensive income as designated.

2.	In 2024 and 2023, the Group disposed of the said financial assets which shall be measured at fair value through other comprehensive income, and transferred NT$2,488 thousand and NT$41,871 thousand of disposal income from other equity into retained earnings respectively.

3.	The Group has not provided the financial assets at fair value through other comprehensive income for pledge or guarantee purpose.

(III)	Financial assets measured at amortized cost

Items	Dec. 31, 2024	Dec. 31, 2023
Current items
Time deposits	$-	$9,211
Total	$-	$9,211

The Group classifies some financial assets as financial assets measured at amortized cost, and the allowance loss-related information does not contain guarantees.

(IV)	Inventories

Items	Dec. 31, 2024	Dec. 31, 2023
Finished goods	$-	$-
Commodity inventories	106	106
Raw material	-	-
Less: Inventory falling price loss	(106)	(106)
Total	$-	$-

1.	Statements of those recognized by the Group as inventory costs are as follows:

	2024	2023
Costs of inventories sold	$180	$3,830
Gain from inventory falling price	-	(441)
Total	$180	$3,389

2.	The above-mentioned inventories are not provided for guarantee purpose.

(V)	Investments accounted for using equity method

	Dec. 31, 2024	Dec. 31, 2023
Significant associate:
Thunder Power Holdings Limited (TPHL)	$-	$75,928
Thunder Power Holdings Incorporated. (AIEV)	46,298	-
Thunder Power Holdings Limited (TPHK)	24,487	39,835
China New Energy Vehicle Company Limited.(CNEV)	-	-
Total	$70,785	$115,763

TPHL conducted capital increase procedures in May and July 2023, respectively. The Company did not make any investments, so the Group’s holding in TPHL decreased to 28.19% of shares. In addition, a capital increase procedure was conducted in March 2024. The Company’s capital increase amount was NT$3,133 thousand (US$100 thousand). As the Company did not subscribe in proportion to the original shareholding, the Group’s holding in TPHL decreased to 27.93% of shares.

On December 8, 2023, TPHL signed a memorandum of understanding for a merger with Feutune Light Acquisition (NASDAQ: FLFV). Upon completion of the merger on June 21, 2024, TPHL became a wholly-owned subsidiary of Feutune Light. After the share swap, the Company held 10,834 thousand shares in Feutune Light (which was renamed Thunder Power Holdings Inc. (NASDAQ: AIEV)), representing a 23.02% shareholding ratio as of June 30, 2024. However, following a private placement capital increase in the third quarter of 2024 by the said company, the Company’s shareholding in the said company decreased to 21.36% as of December 31, 2024. Based on the closing market price as of December 31, 2024, the share price was US$0.44 per share. However, as the shareholding ratio remains above 20%, it is still classified as investments accounted for using the equity method.

1.	The basic information on the Group’s major associates is as follows:

	Ratio of shareholding
Company name	Dec. 31, 2024	Dec. 31, 2023
TPHL	-	28.19%
TPHK	33.19%	33.19%
CNEV	33.19%	33.19%
AIEV	21.36%	-

Please refer to Table 4 of Note (XIII) for the business nature and main business location of the above-mentioned associates, and the information about the countries in which they are registered.

Subject to IAS 28 Investments in Associates and Joint Ventures, if an enterprise’s share in the losses of an associate or joint venture equals to or exceeds its equity in the associate, the enterprise shall stop recognizing the share in the losses further. Since the Group’s recognized share in CNEV’s losses equals to the Company’s equity in CNEV, the Group ceases to recognize its share in the losses further.

The Group measures the above-mentioned associates by using equity method, and the Group’s share in the profits or losses and other comprehensive income of the associates accounted for by using equity method is recognized based on the financial statements of the associates audited by CPAs for the same period.

2.	The financial information on the Group’s major associates is summarized as follows:

(1)	TPHL

	Dec. 31, 2024	Dec. 31, 2023
Significant associate:
Current assets	$-	$369,819
Non-current assets	-	20
Current liabilities	-	(74,000)
Non-current liabilities	-	(26,477)
Equity	-	269,362
Share in associate’s net assets	$-	$75,928

	2024	2023
Operating revenue	$-	$-
Current net losses	$-	$(36,238)
Other comprehensive income (after-tax net amount)	-	-
Total comprehensive income in current period	$-	$(36,238)

(2)	AIEV

	Dec. 31, 2024	Dec. 31, 2023
Significant associate:
Current assets	$445,039	$-
Non-current assets	151	-
Current liabilities	(228,478)	-
Non-current liabilities	-	-
Equity	$216,712	$-
Share in associate’s net assets	$46,298	$-

	2024	2023
Operating revenue	$-	$-
Profit	$(80,499)	$-
Other comprehensive income (after-tax net amount)	4	-
Total comprehensive income in current period	$(80,495)	$-

(3)	TPHK

	Dec. 31, 2024	Dec. 31, 2023
Significant associate:
Current assets	$44,710	$41,296
Non-current assets	330,495	358,388
Current liabilities	(301,436)	(279,676)
Non-current liabilities	-	-
Equity	73,769	120,008
Share in associate’s net assets	$24,487	$39,835

	2024	2023
Operating revenue	$-	$-
Profit	$(43,603)	$(33,713)
Other comprehensive income (after-tax net amount)	(5,801)	(3,440)
Total comprehensive income in current period	$(49,404)	$(37,153)

(4)	CNEV

	Dec. 31, 2024	Dec. 31, 2023
Significant associate:
Current assets	$-	$37
Non-current assets	(246,875)	(229,742)
Current liabilities	(189)	(26)
Non-current liabilities	-	-
Equity	(247,064)	(229,731)
Share in associate’s net assets	$-	$-

	2024	2023
Operating revenue	$-	$-
Current net losses	$(197)	$(21)
Other comprehensive income (after-tax net amount)	-	-
Total comprehensive income in current period	$(197)	$(21)

Please refer to Table 5 of Note XIII for the information about investment in the enterprises in mainland business. Please refer to Note XII (IV) for the relevant description of the main production enterprise “Thunder Power Electric Vehicle Ltd”.

3.	The Group’s invested associates have not provided pledge as of Dec. 31, 2024 and 2023.

(VI)	Property, plant and equipment

	Land	Property and building	Equipment	Office equipment	Transport equipment	Other equipment	Total
Costs
Balance as of Jan. 1, 2024	$102,142	$54,215	$28,328	$11,671	$4,922	$1,504	$202,782
Enhancements	-	-	-	-	-	-	-
Disposal	(20,694)	(10,218)	-	-	-	-	(30,912)
Impact of exchange differences of foreign currency	-	-	-	311	-	-	311
Balance as of Dec. 31, 2024	$81,448	$43,997	$28,328	$11,982	$4,922	$1,504	$172,181

Accumulated depreciation and impairment
Balance as of Jan. 1, 2024	$-	$11,996	$7,109	$10,790	$3,954	$1,504	$35,353
Depreciation expense	-	1,397	1,525	422	447	-	3,791
Disposal	-	(1,838)	-	-	-	-	(1,838)
Impact of exchange differences of foreign currency	-	-	-	306	-	-	306
Balance as of Dec. 31, 2024	$-	$11,555	$8,634	$11,518	$4,401	$1,504	$37,612
Net amount at Dec. 31, 2024	$81,448	$32,442	$19,694	$464	$521	$-	$134,569

	Land	Property and building	Equipment	Office equipment	Transport equipment	Other equipment	Total
Costs
Balance as of Jan. 1, 2023	$102,142	$54,215	$17,663	$11,625	$4,922	$6,151	$196,718
Enhancements	-	-	15,800	47	-	-	15,847
Disposal	-	-	(5,135)	-	-	(4,647)	(9,782)
Impact of exchange differences of foreign currency	-	-	-	(1)	-	-	(1)
Balance as of Dec. 31, 2023	$102,142	$54,215	$28,328	$11,671	$4,922	$1,504	$202,782

Accumulated depreciation and impairment
Balance as of Jan. 1, 2023	$-	$10,453	$9,630	$10,424	$3,507	$6,002	$40,016
Depreciation expense	-	1,543	1,495	367	447	178	4,030
Disposal	-	-	(5,201)	-	-	(4,703)	(9,904)
Impact of exchange differences of foreign currency	-	-	-	(1)	-	-	(1)
Impairment	-	-	1,185	-	-	27	1,212
Balance as of Dec. 31, 2023	$-	$11,996	$7,109	$10,790	$3,954	$1,504	$35,353
Net amount at Dec. 31, 2023	$102,142	$42,219	$21,219	$881	$968	$-	$167,429

1.	There was no capitalization of interests regarding the Group’s properties, plants and equipment in 2024 and 2023.

2.	The properties and equipment acquired and added in current period as specified in the Statement of Cash Flows are adjusted as follows:

	2024	2023
Properties, plants and equipment purchased	$-	$15,847
Transferred in prepayment for equipment	-	(11,613)
Decrease (increase) in accounts payable for equipment	-	-
Current cash paid	$-	$4,234

3.	Please refer to Note VIII for any guarantee offered by using properties, plants and equipment.

4.	On May 31, 2024, the Group signed a real estate trading contract with a non-related party, receiving disposal proceeds of NT$33,121 thousand. The transaction was completed on July 12, 2024, resulting in a gain on disposal of assets of NT$4,406 thousand.

(VII)	Lease arrangements

1.	Right-of-use assets

	Dec. 31, 2024	Dec. 31, 2023
Net carrying amount of right-of-use assets
Property and building	$2,229	$5,237

	2024	2023
Depreciation expenses of right-of-use assets
Property and building	$3,008	$3,739

2.	Lease liabilities

	Dec. 31, 2024	Dec. 31, 2023
Carrying amount of lease liabilities
Current	$1,952	$3,038
Non-current	$196	$2,148

Range of discount rate for lease liabilities is as follows:

	Dec. 31, 2024	Dec. 31, 2023
Property and building	2.69%	2.69%

Please refer to Note XII (II) for the analysis on the due time of lease liabilities.

3.	Material lease-in activities and terms:

The Group rents premises and buildings as plants and offices for 3 to 5 years. Lease contracts are negotiated individually and contain different terms and conditions, without other material restrictions, except that the payment of rent for partial premises and buildings will be adjusted based on price index after they have been rented for a period of time.

4.	Other leasing information:

	2024	2023
Expense on short-term lease	$1,644	$2,374
Total cash outflow from lease	$(3,038)	$(3,854)

(VIII)	Intangible assets

Costs	Computer software
Jan. 1, 2024	$8,759
Current enhancements	91
Dec. 31, 2024	$8,850
Accumulated amortization and impairment
Jan. 1, 2024	$7,032
Amortization expense	1,151
Dec. 31, 2024	$8,183
Net carrying amount	$667

Costs	Computer software
Jan. 1, 2023	$7,618
Current enhancements	1,141
Dec. 31, 2023	$8,759
Accumulated amortization and impairment
Jan. 1, 2023	$6,009
Amortization expense	1,023
Dec. 31, 2023	$7,032
Net carrying amount	$1,727

In order to develop electric vehicle business, improve the efficiency of electric vehicles, increase sales volume and profits, and maximize the interests of shareholders, the Group approved, on Sep. 24, 2015, by its Board of Directors’ resolution, acquisition of such patent rights for communication with GPS devices (hereinafter referred to as “GPS Communication Patent Rights”) worth US$128,000 thousand as held by the individual chairman Shen by issuing 128,000 thousand shares for capital increase in TPHK (it is formerly a subsidiary of the Company, and the Company lost control over it on May 16, 2016). Such patent rights were formerly owned by China New Energy Vehicle Company Limited (hereinafter referred to as “CNEVC”), a subsidiary wholly owned by TPHL, and subsequently transferred to Thunder Power Electric Vehicle Ltd. (hereinafter referred to as “Thunder Power”) at a technology-based price on Sep. 6, 2018. Please refer to Note XII (IV). In consideration of the uncertainties of future economic benefits, impairment has been withdrawn for the said GPS Communication Patent Rights in full in 2020.

(IX)	Other non-current assets - others

Items	Dec. 31, 2024	Dec. 31, 2023
Other non-current assets - others	$95,000	$95,000
Less: accumulated impairment	(95,000)	(95,000)
Total	$-	$-

Since it plans to invest in a battery pack factory in Taiwan to provide major core parts for electric vehicles, the Company resolved, at its Board of Directors’ meeting held in Oct. 2016, to purchase from TPHK the patent use right for manufacturing battery packs at the total price of NT$150,000 thousand. The total price shall be paid by two installments, including NT$95,000 thousand of the first installment (of which NT$90,950 thousand shall be deducted from the amount lent by the Company to TPHK), and NT$55,000 of the send installment which shall be paid within 30 days after establishment of the battery pack factory is completed. The term of the patent use right shall be terminated upon expiration of 5 years after the date when the Group starts to sell the vehicles. In addition, it is specified in the contract that the Company shall pay royalty in the amount equaling to 3% of the net sales amount of “licensed products” that the Group sells every year during the term of the contract. The said price (including royalty) for purchase of the patent use right is determined through negotiation between both parties by referring to the Patent and Technology Valuation Report issued by China Property Appraising Center Co., Ltd.

Up to now, the Company has only paid the first installment of NT$95,000 thousand, Up to 100% impairment has been recognized, and the contract is currently suspended.

(X)	Other payables

Items	Dec. 31, 2024	Dec. 31, 2023
Salary payable	$1,901	$1,946
Service fee payable	5,567	1,120
Payables to equipment suppliers	-	2,079
Insurance premium payable	3,748	4,842
Pension payable	273	269
Other expenses payable	314	2,838
Total	$11,803	$13,094

(XI)	Pension

1.	The Company and its domestic subsidiaries have established a withdrawal method regarding retirement applicable to the employees with the nationality of its country in accordance with Labor Pension Act. The Group chooses to apply the labor pension system specified in the Labor Pension Act for its staff, and withdraws 6% of their salaries and wages as their pension and pays the same into their individual accounts opened with Labor Insurance Bureau, each month. An employee’s pension shall be paid on a monthly basis or by lump sum based on the amount in his/her special pension account and the interest accrued thereon.

2.	The pension recognized by the Group in 2024 and 2023 was NT$1,016 thousand and NT$1,009 thousand respectively.

(XII)	Ordinary shares

	Dec. 31, 2024	Dec. 31, 2023
Authorized shares (in thousands)	200,000	200,000
Authorized share capital	$2,000,000	$2,000,000
Issued and paid shares (in thousands)	84,549	84,549
Issued share capital	$845,491	$845,491

1.	The par value of issued ordinary shares is NT$10 per share. The number of the Company’s opening and ending outstanding ordinary shares is adjusted is as follows:

	2024	2023
Jan. 1	84,549 thousand shares	84,590 thousand shares
Issuance of restricted stock awards	- thousand shares	- thousand shares
De-registration of restricted stock awards	- thousand shares	(41) thousand shares
Dec. 31	84,549 thousand shares	84,549 thousand shares

2.	On Jun. 2, 2017, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 3,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Oct. 13, Apr. 13, and May 10, 2017 respectively. 1,000 thousand shares, 800 thousand shares, and 240 thousand shares shall be issued respectively at the subscription price of NT$10 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

3.	On Jun. 15, 2018, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 3,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Dec. 7, 2018 and Feb. 15, 2019 respectively. 650 thousand shares, and 650 thousand shares shall be issued respectively at the subscription price of NT$10 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

4.	On Jun. 19, 2020, the Company approved, upon the resolution made by its Shareholders’ Meeting, issuance of 2,000 thousand restricted stock awards, and authorized the Board of Directors to issue the same at one time or in batches within one year. The benchmark dates for issuance of the restricted stock awards are Jan. 6, Feb. 5, Mar. 11 and Apr. 9, 2021 respectively. 500 thousand shares, 500 thousand shares, 700 thousand shares, and 300 thousand shares shall be issued respectively at the subscription price of NT$7 per share. The rights and obligations under these shares are the same as that under other issued ordinary shares, except for the restrictions on transfer of the shares, on voting rights and on the right to participate in the distribution of dividends before employees meet the vesting conditions.

5.	The Company approved, on Oct. 5, 2021, Jul. 15, 2022, Mar. 20, 2023 and Aug. 9, 2023, upon the resolution made by its Board of Directors, buyback of 46 thousand, 3 thousand, 9 thousand and 32 thousand said restricted stock awards, and made a decrease in its capital, since the restricted stock awards allocated to some employees did not meet the vesting conditions specified in the Issuance Rules during the period from Jan. 1, 2022 to Dec. 31, 2023. For the said capital decrease, registration of the change has been completed.

(XIII)	Share-based payment

1.	The Company share-based payment agreements in 2024 and 2023 are as follows:

Type of agreement	Granting date	Granting amount		Contract period	Vesting conditions
Restricted stock awards plan - C	2017.09.19	1,000	thousand shares	3 years	Note 1
”	2018.03.27	800	thousand shares	3 years	Note 1
”	2018.04.30	240	thousand shares	3 years	Note 1
Restricted stock awards plan - D	2018.11.09	650	thousand shares	3 years	Note 1
”	2019.01.21	650	thousand shares	3 years	Note 1
Restricted stock awards plan - E	2020.12.29	500	thousand shares	3 years	Note 2
”	2021.02.01	500	thousand shares	3 years	Note 2
”	2021.03.03	700	thousand shares	3 years	Note 2
”	2021.04.08	300	thousand shares	3 years	Note 2

Note 1:	33%, 33% and 34% of the shares may be vested in an employee obtained the granting, separately, on an annual basis, for each year that he/she continues to work for the Company during the three years after the granting date, if he/she meets the Company’s requirements on performance and individual performance.

Note 2:	30%, 30% and 40% of the shares may be vested in an employee obtained the granting, separately, on an annual basis, for each year that he/she continues to work for the Company during the three years after the granting date, if he/she meets the Company’s requirements on performance and individual performance.

The restricted stock awards issued by the Company shall not be transferred during the vesting period, and voting rights and the right to participate in the distribution of dividends are restricted. If an employee leaves the Company during the vesting period, he/she must return the stocks.

2.	Details of the above-mentioned restricted stock awards are as follows:

	2024	2023
Restricted stock awards	Qty. (thousand shares)	Qty. (thousand shares)
Opening outstanding shares	753	1,390
Shares issued in current period	-	-
Shares vested in current period	-	(596)
Shares withdrawn and canceled in current period	-	(41)
Ending outstanding shares	753	753

3.	The Company uses the market price on the granting date as the fair value per unit of the restricted stock awards granted by it. The relevant information is as follows:

Type of agreement	Granting date	Stock price (NT$)	Performance price (NT$)	Expected survival period	Fair value per unit (NT$)
Restricted stock awards plan - C	2017.09.19	40.85	10	3 years	30.85
”	2018.03.27	30.60	10	3 years	20.60
”	2018.04.30	28.30	10	3 years	18.30
Restricted stock awards plan - D	2018.11.09	20.85	10	3 years	10.85
”	2019.01.21	25.50	10	3 years	15.50
Restricted stock awards plan - E	2020.12.29	11.55	7	3 years	4.55
”	2021.02.01	9.98	7	3 years	2.98
”	2021.03.03	12.85	7	3 years	5.85
”	2021.04.08	8.68	7	3 years	1.68

4.	The Group’s remuneration costs in 2024 and 2023 occurred due to the restricted stock awards were NT$123 thousand and NT$1,197 thousand, respectively.

(XIV)	Capital surplus

	Dec. 31, 2024	Dec. 31, 2023
Premium upon issuance	$14,510	$13,605
Restricted stock awards	-	905
Changes in the amount of the associates and joint ventures accounted for by using the equity method	15,431	13,038
Total	$29,941	$27,548

Subject to the Company Act, the premium from issuance of shares at a price higher than their par value and the capital reserve from receipt of endowment may be used to issue new shares or cash based on shareholder’s original shareholding ratio if the Company has no accumulated losses, in addition to recovery of losses. In addition, subject to the related provisions of the Securities and Exchange Act, the total amount withdrawn from the said capital reserve shall not exceed 10% of the Company’s paid-in capital each year. If the Company’s surplus reserves are insufficient to cover its capital losses, it shall not use capital reserves to pay the balance.

(XV)	Retained earnings

1.	Subject to the provisions about the earnings distribution policies specified in the Company’s Articles of Incorporation, if there are profits in the Company’s annual final accounts, it shall pay taxes and recover its accumulated losses first, and withdraw 10% from the profits as statutory surplus reserve, unless its statutory surplus reserve reaches its total capital. And the Company shall reverse special surplus reserve in accordance with laws and regulations. The Board of Directors shall prepare earnings distribution plan for the remaining amount of the earnings and the undistributed earnings of previous year, and submit it to the Shareholders’ Meeting for resolution on distribution.

In terms of the Company’s dividend policies, it will retain partial retained earnings without distribution, and distribute the remaining parts by cash dividends and stock dividends, based on its budget for capital expenditure and demands for funds in the future, by considering its environment and growth stage, in response to its demands for funds in the future and its long-term financial plan, to strive for the maximum interests for shareholders, and satisfy shareholders’ demands for cash inflows. But the total cash dividends to be paid shall be no less than less than 30% of the total dividends, provided that the ratio of the profits to be distributed and the ratio of cash dividends may be adjusted as resolved by the Shareholders’ Meeting depending on the actual profits and fund status in the then current year.

2.	Statutory surplus reserve shall not be used for any purpose, except for recovery of the Company’s losses and issuance of restricted stock awards or cash based on shareholder’s original shareholding ratio. However, if restricted stock awards or cash are issued, such reserve shall not exceed 25% of the Company’s paid-in capital.

3.	Subject to laws, the Company, upon distribution of earnings, must withdraw special surplus reserve from the debit balance of other equity on the balance sheet date of the current year before it may distribute earnings, and the reverse of the debit balance of other equity shall be recorded into the earnings available for distribution.

4.	The Company’s shareholders’ meetings on June 21, 2024, and May 12, 2023, resolved the 2023 and 2022 earnings distribution proposals, respectively. As both years posted losses, there was no distribution in place.

5.	The proposals for recovery of losses approved by Board of Directors and resolved by the Shareholders’ Meeting and other related information may be found on MOPS.

(XVI)	Other equity

Items	Exchange differences on translation of foreign financial statements	Unrealized evaluated (losses) gains from the financial assets at fair value through other comprehensive income	Remuneration to the employees	Total
Balance as of Jan. 1, 2024	$(96,066)	$15,617	$(123)	$(80,572)
Exchange differences arising on translation of foreign financial statements	6,577	-	-	6,577
Unrealized gain/(loss) - equity instruments	-	(19,174)	-	(19,174)
Accumulative gains and losses from disposal of equity instruments transferred into retained earnings	-	(2,488)		(2,488)
Remuneration (not) earned	-	-	123	123
Impact of income tax	-	395	-	395
Balance as of Dec. 31, 2024	$(89,489)	$(5,650)	$-	$(95,139)

Items	Exchange differences on translation of foreign financial statements	Unrealized evaluated (losses) gains from the financial assets at fair value through other comprehensive income	Remuneration to the employees	Total
Balance as of Jan. 1, 2023	$(94,984)	$91,763	$(1,371)	$(4,592)
Exchange differences arising on translation of foreign financial statements	(1,082)	-	-	(1,082)
Unrealized gain/(loss) - equity instruments	-	(37,544)	-	(37,544)
Accumulative gains and losses from disposal of equity instruments transferred into retained earnings	-	(41,871)	-	(41,871)
Remuneration (not) earned	-	-	1,362	1,362
De-registration of restricted stock awards	-	-	(114)	(114)
Impact of income tax	-	3,269	-	3,269
Balance as of Dec. 31, 2023	$(96,066)	$15,617	$(123)	(80,572)

(XVII)	Operating revenue

	2024	2023
Revenue from sale of goods	$229	$644
Income from sale of electricity	3,207	2,285
Rental income	3,358	2,024
Total	$6,794	$4,953

(XVIII)	Service fees

	2024	2023
Attorney’s fees for the lawsuit against directors	$-	$7,313
Attorney’s fees incurred for other purposes	6,537	6,721
Other service costs	4,504	5,077
Less: insurance proceeds	-	(8,576)
Total	$11,041	$10,535

(XIX)	Other income

	2024	2023
Sublease income	$1,901	$926
Others	34	2,351
Total	$1,935	$3,277

(XX)	Other gains and losses

	2024	2023
Net foreign currency exchange gains (losses)	$(469)	$1,673
Gains on disposal of property, plant and equipment	4,046	217
Losses on impairment of equipment	-	(1,184)
Others	(2,822)	(6,621)
Total	$755	$(5,915)

(XXI)	Employee benefits, depreciation, depletion, and amortization expenses

	2024			2023
Classification	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Employee benefits expenses
Salary expenses	$-	$24,466	$24,466	$755	$26,034	$26,789
Labor and national health insurance expenses	-	1,791	1,791	111	1,820	1,931
Pension expenses	-	1,016	1,016	50	1,009	1,059
Remunerations to directors	-	3,740	3,740	-	2,370	2,370
Other employee benefit expenses	-	923	923	59	715	774
Other insurance costs (Note)	-	4,554	4,554	22	4,720	4,742
Depreciation expense	1,525	5,274	6,799	2,388	5,381	7,769
Amortization expense	-	1,151	1,151	-	1,023	1,023
Total	$1,525	$42,915	$44,440	$3,385	$43,072	$46,457

Note:	Other insurance costs occurred for purchasing insurance for directors and supervisors, group insurance, etc.

If the Company makes profits before tax in the then current year, no less than 1% of the profits shall be withdrawn as employees’ remuneration and no more than 3% of the profits shall be withdrawn as directors’ and supervisors’ remuneration, as resolved by the Board of Directors, provided that, if the Company has accumulated losses, the profits shall be reserved for recovery of the losses. The said employee remuneration shall be paid by stocks or in cash to, including, the employees of affiliated companies who meet certain conditions. For the purpose of the preceding paragraph, directors’ and supervisors’ remuneration shall be paid in cash only, and shall be reported to the Shareholders Meeting. For the purpose of the preceding paragraph, the profits of the then current year refer to the pre-tax profits of the then current year before deducting the remuneration to be distributed to employees and directors. The Company incurred losses in 2024 and 2023, thus, no bonus to employees nor remuneration to directors and supervisors was withdrawn.

Employees’, directors’ and supervisors’ remuneration resolved by the Company’s Board of Directors and related information may be found on MOPS.

(XXII)	Finance costs

	2024	2023
Interest expenses
Borrowing	$81	$3
Interest on lease liabilities	103	190
Interest on short-term provisions awaiting legal determination.	832	2,549
Finance costs	$1,016	$2,742

(XXIII)	Income tax

1.	Income tax expenses

(1)	Components of income tax expenses:

	2024	2023
Current income tax expenses
Incurred in the current period	$-	$-
Current income tax expenses for adjustments of the previous period	-	-
Subtotal	$-	$-

(2)	Income tax related to other comprehensive income:

	2024	2023
Deferred income tax expense
Evaluated unrealized profits or losses from the investment in the equity instruments measured at fair value through other comprehensive income	$395	$3,269

2.	Current accounting income and the income tax expenses recognized as profits or losses are adjusted as follows:

Items	2024	2023
Accounting profits	$(109,476)	$(86,433)
Tax calculated at applicable tax rate	$(21,895)	$(17,286)
Impact of income tax adjustment
Permanent differences	14,015	16,663
Tax losses on unrecognized deferred tax assets	7,880	623
Subtotal	-	-
Income tax expenses	$-	$-

3.	Statements of deferred income tax assets (liabilities) are as follows

	2024
	Jan. 1	Recognized in profit or loss	Recognized in other comprehensive income (loss)	Dec. 31
Deferred income tax liabilities
Temporary differences
Investments in equity instruments at fair value through other comprehensive income	$(395)	$-	$395	$-

	2023
	Jan. 1	Recognized in profit or loss	Recognized in other comprehensive income (loss)	Dec. 31
Deferred income tax liabilities
Temporary differences
Investments in equity instruments at fair value through other comprehensive income	$(3,664)	$-	$3,269	$(395)

4.	Items not recognized as deferred tax assets in balance sheet:

	2024	2023
Un-deducted balance in deduction of losses
Due in 2024	49,390	49,390
Due in 2025	52,781	52,781
Due in 2026	4,824	4,824
Due in 2027	16,505	16,505
Due in 2028	96,904	96,904
Due in 2029	76,823	76,823
Due in 2030	6,521	6,521
Due in 2031	16,752	16,752
Due in 2032	10,461	10,461
Due in 2033	17,245	-
Total	$348,206	$330,961

5.	As of Dec. 31, 2024, the Company’s deferred tax assets that can be used to offset income tax payable in the following years are summarized as follows:

Due year	Loss carryforward
Due in 2024	49,390
Due in 2025	52,781
Due in 2026	4,824
Due in 2027	16,505
Due in 2028	96,904
Due in 2029	76,823
Due in 2030	6,521
Due in 2031	16,752
Due in 2032	10,461
Due in 2033	17,245
Total	$348,206

6.	Audit on the income taxes of the Company and its domestic subsidiaries is as follows:

Audit
Nu Tech, Clean Solution Lifescience	Audit on the income tax as of 2022
The Company	Audit on the income tax as of 2022

(XXIV)	Earnings per share

	2024	2023
Current net profits (losses) attributable to the shareholders of the ordinary shares of parent company	$(109,476)	$(86,433)
Weighted average number of current outstanding ordinary shares (thousand shares)	84,516	83,581
Basic net profit (loss) per share (NT$)	$(1.30)	$(1.03)

Note:	Weighted average number of current outstanding ordinary shares is calculated after deducting the number of restricted stock awards. Since restricted stock awards have an anti-dilutive effect, diluted earnings per share is not required to be calculated.

(XXV)	Reconciliation of liabilities arising from financing activities

			Non-cash changes
	Jan. 1, 2024	Cash flow	Changes in exchange rate	Other non-cash changes	Dec. 31, 2024
Lease liabilities	$5,186	$(3,038)	$-	$-	$2,148

			Non-cash changes
	Jan. 1, 2023	Cash flow	Changes in exchange rate	Other non-cash changes	Dec. 31, 2023
Lease liabilities	$7,018	$(3,854)	$-	$2,022	$5,186

VII.	Related party transaction

(I)	Names of parent company and ultimate controller

The Company is the Group’s ultimate controller.

(II)	Name and relationship of related party

Name of related party	Relationship with the Group
Thunder Power Hong Kong Limited (TPHK)	Associate
Thunder Power Electric Vehicle (Hong Kong) Limited (TPEV(HK))	Associate
Thunder Power Holdings Limited (TPHL)	Associate
Thunder Power Holdings Incorporated (AIEV)	Associate
Sino-JP Asset Management Co., Ltd	Other related parties
Xiangfang International Co., Ltd. (Xiangfang International)	Other related parties
Wei Shen	Chairman of parent company
Golden Name Investments Limited (Golden Name Investments)	Same director in the parent company

(III)	Significant transactions with related parties

1.	Accounts receivable from related parties

Item	Name of related party	Dec. 31, 2024	Dec. 31, 2023
Other receivables	TPHK	$1,612	$248
	TPEV (HK)	7,997	7,442
	Golden Name Investments Limited	400	400
	AIEV	810	-
	Xiangfang International	2	-
	Less: loss allowances	(7,997)	(7,442)
	Total	$2,824	$648

They are mainly the advance payment made for the associates. The amounts relating to related parties recognized in impairment losses were NT$0 thousand for both 2024 and 2023.

2.	Temporary payments.

Item	Name of related party	Dec. 31, 2024	Dec. 31, 2023
Temporary payments.	Wei Shen	$5,443	$3,866

These temporary payments mainly represent legal fees paid on behalf of the Chairman. Reimbursement claims have been filed with the insurance company, but the progress is slow. The Company is in payment negotiations with an arbitration institution.

3.	Payable to related parties

Item	Name of related party	Dec. 31, 2024	Dec. 31, 2023
Other payables	TPHK	$965	$963
Other payables	Wei Shen	126	-
		$1,091	963

4.	Various costs

Name of related party	2024	2023	Nature of transaction
Xiangfang International	$82	$-	Interest
	160	160	General and administrative expenses
	$242	$160

5.	Various income

Item	Name of related party	2024	2023	Nature of transaction
Other income	TPHK	$450	$-	Rent
Other income	AIEV	600		Rent
Other income	Xiangfang International	-	6	Others
	Total	$1,050	$6

6.	Prepayments

Item	Name of related party	Dec. 31, 2024	Dec. 31, 2023
Other non-current assets - others	TPHK	$95,000	$95,000
	Less: accumulated impairment	(95,000)	(95,000)
	Total	$-	$-

7.	Others

In 2024 and 2023, the Company incurred legal fees for directors due to prosecutions by judicial authorities, totaling NT$0 thousand and NT$7,313 thousand, respectively (of which reimbursed amounts were NT$0 thousand and NT$8,576 thousand, respectively). As of December 31, 2024, legal fees paid on behalf of individuals were NT$5,443 thousand (recorded under other current assets). Reimbursement claims have been filed for these amounts, and negotiations with the insurance company are ongoing. According to the internal control system of the Company, the Company’s disbursement of director’s attorney fees for litigation is limited to no more than NT$10,000 thousand per person. Please refer to Note IX(III) for the cumulative amounts paid and claimed.

(IV)	Information on the remuneration of major management

	2024	2023
Salaries and wages and other short-term employee benefits	$13,148	$9,718
Share-based payment	123	1,195
Total	$13,271	$10,913

VIII.	Pledged assets: None.

IX.	Material contingent liabilities and unrecognized contractual commitments

(I)	Clean Solution Lifescience and USUN Technology Co., Ltd. (hereinafter referred to as “USUN”) signed a One with Two Mask Machine Sales and Purchase Contract on Aug. 25, 2020, with a contract price of NT$(the same below)11.88 million only in total. There was a delay in acceptance of the equipment sold by USUN, because the qualified rate and capacity utilization rate of such equipment did not meet the acceptance standards specified in the Contract, and such equipment did not meet the quality standards guaranteed by USUN. The dispute failed in settlement after negotiation has been made by them. Clean Solution Lifescience filed a civil lawsuit with Taiwan Taoyuan District Court on Jun. 29, 2021, requesting compensation from USUN for the liquidated damages resulted from the overdue delivery, the losses caused by the failure in operation and the losses of mask materials, NT$21,729 thousand in total. USUN also filed a civil lawsuit with Taiwan Taoyuan District Court in October 2021, requesting Clean Solution Lifescience to pay NT$8,316 thousand for the equipment. On October 29, 2023, Clean Solution Lifescience received the 2021 Zhong-Su-Zi judgments No. 250 and 331 from Taiwan Taoyuan District Court, and failed in the first instance, which ruled that Clean Solution Lifescience should pay USUN the equipment purchase price of NT$8,316 thousand and deferred interest (which had been estimated and recorded as other payables of NT$2,079 thousand and provision for liabilities of NT$9,201 thousand respectively). On November 14, 2023, Clean Solution Lifescience filed an appeal for second instance, but USUN filed a compulsory execution against Clean Solution Lifescience on February 29, 2024 and applied for a provisional attachment on its bank deposits. Subsequently, on July 12, 2024, bank deposits totaling NT$4,187 thousand were forcibly deducted by the District Court through compulsory execution.

(II)	On Dec. 14, 2021, the Company received the litigation filed by the Securities and Futures Investors Protection Center (hereinafter referred to as “SFIPC”) against the Company’s chairman, current and former directors, former accounting manager, former CPAs firm and CPAs for compensation, claiming that the Company and the defendants in the case shall pay NT$25,880 thousand and shall pay off such amount on the date immediately after the litigation is served, with the interest thereon calculated based on 5% interest rate, due to the Company’s false quarterly financial statements for the 3rd quarter of 2015 to the 3rd quarter of 2020 resulting from the increase in the Company’s intangible assets made by its chairman, Wei When, in the third quarter of 2015 by using GPS patent which has not been obtained.

The Company’s Board of Directors resolved, on Feb. 24, 2023, to provide, in the name of the chairman Wei Shen, the prompt check opened by it with the bank in Taiwan or domestic bank with the bank as the payer, the bank division in Taiwan as the payment place and Taiwan Taipei District Court as payee, as a collateral for the NT$25,880 thousand of the claimed amount specified in the 2022 Shang-Quan-Zi No. 6 judgment on attachment on the properties issued by the Intellectual Property Court to exempt it from or cancel such attachment; however, the 2023 Shang-Quan-Geng-Yi-Zi No. 2 judgment issued by the Intellectual Property Court allows attachment on the properties of any one of the Company’s four directors, including Chairman Wei Shen, and former directors, within the scope of NT$23,347 thousand, and any one of the counterparties may be exempted from or revoke the attachment if he or she provides a guarantee or deposit. Currently, Chairman Wei Shen has provided personal assets to apply for an exemption from or revocation of the provisional attachment. As of the reporting date, the application is still under review by the court.

(III)	The Company’s chairman, directors and managers were searched and prosecuted by judicial authorities for violating securities transactions and other regulations. Subject to Article 25 of the Company’s Articles of Incorporation, the Company shall make compensation to its chairman, directors and other responsible persons defined in Article 8 of the Company Act for any damages, expenses, expenditures, fines, penalties, litigation costs, attorney’s fees or legal compensation liability incurred by them arising from performance of the Company’s duties, except for any conditions caused by their intention or gross negligence.

The Company has also purchased liability insurance for its directors, supervisors and managers with a limit of US$10 million. Among these, the cumulative litigation-related legal fees and advance payments from 2021 to December 31, 2024, are NT$31,331 thousand and NT$17,893 thousand, respectively. The total amount of insurance claims filed is NT$49,224 thousand. The insurance company has reimbursed NT$26,288 thousand and NT$12,300 thousand for litigation-related legal fees and advance payments, respectively. The remaining unpaid litigation-related legal fees and advance payments are NT$5,043 thousand and NT$5,593 thousand, respectively. In addition, the Company has paid personal legal fees in the amount of NT$5,443 thousand Dec. 31, 2024. However, in case of fraud, illegal act or crime committed by related persons as determined as per the final judgment in the future, the insurance Companies may require the Company to refund the insurance proceeds. The Company reports legal fees, insurance proceeds and subsequent conditions at its Shareholders’ Meeting every year.

(IV)	Significant capital expenditures that have been contracted but not occurred yet:

	Dec. 31, 2024	Dec. 31, 2023
Battery Pack Patent License - Second installment	$55,000	$55,000

The battery pack contract has been suspended.

(V)	The Group did not issue guarantee notes for loan quota and other guarantee as of Dec. 31, 2024 and 2023.

(VI)	The equity in Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd. held by the Company’s investee, Thunder Power Hong Kong Limited, as well as the properties and vehicles held by its subsidiaries, Thunder Power Hong Zhou Limited have been sealed up by Ganzhou Public Security Bureau. Please refer to Note XII (IV) for details.

X.	Losses due to major disasters: None.

XI.	Major subsequent events:

The Company intends to purchase 100% equity in Laiyang Energy Co., Ltd. and Jin Laiyang Energy Co., Ltd. to develop its solar energy business. This transaction requires the completion of due diligence and other investigations by the Company, and will then be submitted to the Board of Directors for review and execution.

XII.	Others

(I)	Capital risk management

The Group’s capital management goal is to maintain a sound capital structure, so as to maintain the confidence of investors, creditors and the market and to support the development of future operation. To maintain or adjust the capital structure, the Group will control the ratio of return on capital and adjust the dividends paid to shareholders, refund capital to shareholders, issue new shares or sell assets for the purpose of reducing debts.

(II)	Financial instruments

1.	Categories of financial instruments

	Dec. 31, 2024	Dec. 31, 2023
Financial assets
Investment in equity instruments designated for the financial assets at fair value through other comprehensive income	$62,577	$95,981
Financial assets measured at amortized cost
Cash and cash equivalents	30,255	30,906
Note receivable	-	6
Accounts receivable (including related parties)	415	73
Other accounts receivable (including related parties)	2,900	648
Refundable deposits paid	1,206	1,147
Time deposits	-	9,211
Financial liabilities
Financial liabilities measured at amortized cost
Accounts payable	-	-
Other payables (including related parties)	12,894	14,057
Lease liabilities	2,148	5,186
Guarantee deposits received	590	590

2.	Financial risk management policies

The Group’s daily operation is affected by various financial risks, including market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk. To reduce relevant financial risks, the Group is committed to identifying, evaluating and avoiding market uncertainty, so as to reduce the potential negative impact of market changes on the Company’s financial performance. The Group’s significant financial activities are reviewed by its Board of Directors and Audit Committee in accordance with relevant regulations and internal control systems. During the implementation period of its financial plans, the Group must strictly follow the relevant financial procedures regarding overall management on financial risks and division of powers and duties.

3.	Nature and extent of material financial risks

(1)	Market risk

A.	Exchange rate risk

The Group is exposed to the exchange rate risk arising from the sales, purchase and borrowing transactions not denominated in the its functional currency and from net investment in foreign operation organizations. The functional currency of the Company and its subsidiaries is mainly New Taiwan Dollars, and the functional currency of partial subsidiaries is US Dollars. The Group conducts risk hedging, in the principle of automatic hedging of risks, based on its demands for capital and net position in each currency (and the difference between foreign currency assets and liabilities), according to the foreign exchange situation in market. Since the net investment of foreign operation is strategic investment, the Group has not hedged it.

Exchange rate risk and sensitivity are analyzed as follows:

	Dec. 31, 2024
				Sensitivity analysis
	Foreign currencies (thousands)	Exchange rate	Amount in NT$	Change ratio	Impact of profit and losses	Impact of equity
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	$256	32.785	$8,377	1%	$83	$-
HKD:NTD	32	4.222	137	1%	1	-
HKD: USD	550	0.129	2,321	1%	23	-

Investments accounted for using equity method
USD:NTD	1,412	32.785	46,298	1%	-	463
HKD:NTD	5,800	4.222	24,487	1%	-	245

Financial liabilities
Monetary items
USD:NTD	505	32.785	16,556	1%	165	-
HKD: USD	142	0.129	601	1%	6	-

	Dec. 31, 2023
				Sensitivity analysis
	Foreign currencies (thousands)	Exchange rate	Amount in NT$	Change ratio	Impact of profit and losses	Impact of equity
(Foreign currency: functional currency)
Financial assets
Monetary items
USD:NTD	$564	30.705	$17,323	1%	$173	$-
HKD:NTD	63	3.929	247	1%	2	-
HKD: USD	2,379	0.128	9,346	1%	93	-

Investments accounted for using equity method
USD:NTD	2,473	30.705	75,928	1%	-	759
HKD:NTD	10,139	3.929	39,835	1%	-	398

Financial liabilities
Monetary items
USD:NTD	643	30.705	19,743	1%	197	-
HKD: USD	138	0.128	542	1%	5	-

The unrealized exchange gains or losses from the Group’s monetary items due to the impacts of fluctuations in exchange rate have no significant impact as evaluated.

B.	Price risk

Since the Group holds investments in equity instruments, it is exposed to the price risk related to equity instruments. The Group’s investments in equity instruments are classified as financial assets at fair value through other comprehensive income in the Consolidated Balance Sheet.

The Group mainly invests in foreign equity instruments, and the prices of such equity instruments will be affected by the uncertainties of the value of the investment in the future. If the price of equity instruments rises or falls by 1%, other comprehensive income of 2024 and 2023 would have increased by NT$626 thousand and NT$960 thousand respectively due to the increase in the fair value of the financial assets at fair value through other comprehensive income.

C.	Interest rate risk

The rate for the Group’s interest-bearing financial instruments on the reporting date is summarized as follows:

Items	Dec. 31, 2024	Dec. 31, 2023
Cash flow interest rate risk
Financial assets	$30,020	$39,915
Financial liabilities	-	-
Net value	$30,020	$39,915

The Group does not classify any financial assets and liabilities with fixed interest rate as the financial assets at fair value through profits or losses and the financial assets available for sale, nor does it designate derivatives (interest rate swaps) as the hedging tools under the fair value hedging accounting mode. Therefore, changes in interest rates on the reporting date will not affect profits or losses and other comprehensive income.

The Group’s financial instruments with variable interest rates are the assets (debts) with floating interest rates, therefore, changes in market interest rates will cause changes in effective interest rates, which will results in fluctuations in future cash flows. Every 1% increase in market interest rates will cause NT$300 thousand, and NT$399 thousand, of increase in the profit (loss) before tax of 2024 and 2023, respectively.

(2)	Credit risk

Credit risk refers to the risk that a counter-party will violate its contractual obligations and thus cause financial losses to the Group. The Group’s credit risk mainly comes from the accounts receivable from operating activities, as well as the bank deposits and other financial instruments from investing activities. Operation-related credit risk and financial credit risk are managed separately.

A.	Operation-related credit risk:

The Group’ has formulated procedures for management on operation-related credit risk. Individual customers evaluate risks by considering, including, their financial status, the Group’s internal credit rating, historical transaction records, current economic conditions, and other factors which may affect the customer’s ability to make payment. There is no material doubt about the recoverability of the Group’s accounts receivable as evaluated, so no significant credit risk is expected.

B.	Financial credit risk:

The credit risk of bank deposits and other financial instruments is measured and monitored by the Group’s Financial Department. The Group’s counter-parties and other parties to its contract are the banks with good credit and the financial institutions or corporate organizations with an investment grade and above, so there is no material doubt about performance of contract, therefore there is no significant credit risk.

C.	Liquidity risk

(A)	Liquidity risk management:

With regard to liquidity risk management, the Group is to maintain the cash and equivalent cash required for operation, highly liquid securities and sufficient bank financing lines, so as to ensure that the Group has sufficient financial flexibility.

(B)	Analysis on the due time of financial liabilities:

The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments.

	Dec. 31, 2024
Non-derivative financial liabilities	Less than 1 year	1- 2 years	2- 3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	$12,894	$-	$-	$-	$12,894
Lease liabilities (current and non-current)	1,952	196	-	-	2,148
Total	$14,846	$196	$-	$-	$15,042

	Dec. 31, 2023
Non-derivative financial liabilities	Less than 1 year	1- 2 years	2- 3 years	Over 3 years	Contractual cash flows
Other payables (including related parties)	$14,057	$-	$-	$-	$14,057
Lease liabilities (current and non-current)	3,038	1,952	196	-	5,186
Total	$17,140	$1.952	$196	$-	$19,243

(III)	Fair value information

1.	The various levels of the evaluation techniques used for measuring the fair value of financial and non-financial instruments are defined as follows:

Level 1:

The input value at this level refers to the public quotation of the same instrument in an active market when the instrument is in the active market. An active market refers to a market that meets all of the following conditions: the commodities traded in the market are homogeneous, buyers and sellers intending to make transactions can be found in the market at any time and price information is available to the public.

Level 2:

The input value at this level include observable price other than public quotation in an active market, including observable input values obtained directly (such as prices) or indirectly (such as those derived from prices) from an active market.

Level 3:

The input value at this level refers to the input parameter for measurement of fair value which is not based on the observable input value available in the market. The Group’s investments in investment properties and in the equity instruments without an active market are included.

2.	Financial instruments not measured at fair value

The carrying amounts of the Group’s financial instruments not measured at fair value, such as cash and cash equivalents, accounts receivable, other receivables (including related parties), refundable deposits paid, accounts payable, other payables (including related parties), liabilities directly related to non-current assets held for sale, and long-term borrowings (including that due within one year or within one business period), are the reasonable approximations of fair values.

3.	The Group classifies the financial and non-financial instruments measured at fair value, based on the nature, characteristics and risks of assets and liabilities and the level of fair value, as follows:

(1)	The Group classifies assets and liabilities by their nature, as follows:

Dec. 31, 2024	Level 1	Level 2	Level 3	Total
Assets
Recurring fair value
Financial assets at fair value through other comprehensive income - current	$62,577	-	$-	$62,577

Dec. 31, 2023	Level 1	Level 2	Level 3	Total
Assets
Recurring fair value
Financial assets at fair value through other comprehensive income - current	$95,981	$-	$-	$95,981

4.	The methods and assumptions used by the Group for measuring fair value are explained as follows:

(1)	Financial instruments that are not traded in an active market are acquired by virtue of evaluation techniques or by referring to quotations from counter-parties. Fair values acquired through valuation techniques can be calculated using models based on fair values from financial instruments with similar conditions and characteristics and other valuation techniques, including accessible information on the consolidated balance sheet date.

(2)	The output of an evaluation model is an estimated value, while an evaluation technique may not reflect all the relevant factors of the financial instruments and non-financial instruments held by the Group. Therefore, the estimated value of an evaluation model will be adjusted properly based on additional parameters, such as model or liquidity risk. Subject to the Group’s management policies and related control procedures for fair value evaluation model, the management believes that adjustment to evaluation is appropriate and necessary, in order to fairly present the fair value of the financial instruments and non-financial instruments in the Consolidated Balance Sheet. The price information and parameters used in the evaluation process have been carefully evaluated and are properly adjusted according to the market conditions at present.

(3)	The Group incorporates the adjustment to the evaluation on credit risk into the calculation of the fair value of financial instruments and non-financial instruments to reflect counter-party’s credit risk and the Group’s credit respectively.

5.	There is no transfer between the Group’s level 1 and level 2 amounts in 2024 and 2023.

6.	Changes in the Group’s level 3 amounts in 2024 and 2023: None.

7.	Quantified information on significant unobservable inputs (Level 3) used in fair value measurement: None.

8.	Evaluation process for classifying fair value into level 3:

As for the Group’s evaluation process for classifying fair value into level 3, the Company’s Financial Department appoints an external professional evaluation organization to conduct independent verification on the fair value of financial instruments, and make evaluation by adopting a more appropriate evaluation method in accordance with IAS.

(IV)	1. In 2016, the Company and Jiangxi Gannansu (Ganzhou) New Energy Vehicle Investment Center (hereinafter referred to as “Gannansu Investment Center”) made investment jointly, through TPHL’s subsidiary China New Energy Vehicle Company Limited (CNEV), for establishing Thunder Power Electric Vehicle Ltd. (hereinafter referred to as “Thunder Power”) in Ganzhou Economic and Technological Development Zone, Jiangxi Province, China.

The total amount of this investment is RMB7,530,000 thousand, and the registered capital is RMB2,510,000 thousand, including RMB1,280,000 thousand of technical capital contribution and RMB1,230,000 thousand of capital contribution in cash invested by China New Energy Vehicle Company Limited and Gannansu Investment Center, accounting for about 50.996% and 49.004% of the registered capital, respectively. The capital contribution paid is RMB2,253,400 thousand in total, including RMB1,280,000 thousand paid by China New Energy Vehicle Company Limited by transfer of patented technologies and RMB973,400 thousand of monetary contribution paid by Gannansu Investment Center.

2.	Thunder Power approved, upon the resolution of its Board of Directors on Oct. 18, 2019, signature of Debt-to-Equity Conversion Contract with Ganzhou Chengxing Investment Management Co., Ltd. and Ganzhou Development Zone Industrial Investment Co., Ltd. to receive RMB256,600 thousand of interest-free support amount in total, and China New Energy Vehicle Company Limited and Thunder Power Electric Vehicle (Hong Kong) Limited guaranteed by endorsement that the loan term under the Debt-to-Equity Conversion Contract is 36 months from Oct. 2019 to Oct 2022. Such amount can only be used as the costs for construction of plants, purchase of manufacturing equipment, as well as normal production and operation, and Thunder guaranteed to achieve the promised operating results, and shall not use such amount for any other purpose.

After receiving the funds, Thunder Power shall manufacture and complete sale of up to 36 vehicles during the period from Oct. 2019 to Jun. 2020 and up to 3,000 vehicles during the period from Jul. 2020 to Mar. 2021. If Party B fails to achieve the said targets regarding use of the funds, Party A shall have the right to require Party B to refund the funds ahead of schedule and bear the interest calculated on a daily basis at an annual rate of 8%.

3.	However, since the progress of manufacturing and sale is behind the schedule in the middle of 2020, Ganzhou Development Zone Industrial Investment Co., Ltd. (hereinafter referred to as “GDZII”) filed a litigation with the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Oct. 2020 without negotiation with TPHL on the ground of Thunder Power’s failure to achieve the said targets regarding use of the funds, and claimed for freezing RMB280 million of Thunder Power’s working capital. Thunder Power appointed attorneys and filed an objection to jurisdiction with the Higher People’s Court of Ganzhou Jiangxi Province, but the court rejected it.

It received a judgment from the Intermediate People’s Court of Ganzhou City, Jiangxi Province in Aug. 2022 that it must pay GDZII RMB256 million and the interest thereon calculated based on the annual interest rate of 8% and pay RMB384 thousand of related expenses. Counterclaim regarding the payment of RMB20 million compensation from Thunder Power to GDZII was rejected by the court. Up to now, the Company’s workshops have been sealed up by local government authorities, and Ganzhou Economic and Technological Development Zone branch of Ganzhou Public Security Bureau, by claiming that chairman, Wei Shen, is suspected of contract fraud, has separately sealed up the properties of Thunder Power Electric Vehicle (Hong Kong) Limited, i.e. 44.56% equity in its subsidiary, Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd., and the properties of its sub-subsidiary, Hangzhou Thunder Automobile Technology Co., Ltd., i.e. Room 701 and 702, Building 2, Oceanwide International Center, No. 2 Xiangzhang Street, Shangcheng District, Hangzhou City and a vehicle. The Company appointed attorney to raise an objection, but the public security authority has not yet responded. The assets remain under seizure. Additionally, GDZII filed a lawsuit to demand the supplementation of capital, but it was rejected by the Intermediate People’s Court of Ganzhou City in December 2024. The closing carrying amount of the above-mentioned assets as converted based on the equity held by the Company is NT$46,851 thousand, accounting for 14.63% of the Group’s total assets.

(V)	The Company’s subsidiary, EPTIL, and the Company’s associate, TPHK, signed a Sales Contract, on Aug. 16, 2017, specifying that TPHK shall manufacture 99 limited-edition of Thunder Power -branded two-door electric coupes and EPTIL shall sell the same in Taiwan as an exclusive agency. The contract period was from the effective date to Dec. 31, 2023. However, during that period, due to insufficient funds, the plant construction plan was not completed and the plant was not put into production. The performance of the contract is currently suspended.

(VI)	Taiwan Taipei District Prosecutors Office filed litigation against the Company’s chairman, directors, managers, etc. in May 2022 by alleging that they violate the Securities and Exchange Act. This case is currently being tried in Taiwan Taipei District Court. The Securities and Futures Investors Protection Center filed a commercial lawsuit regarding the said case in Dec. 2022, claiming for NT$25,800 thousand of compensation. In addition, the Securities and Futures Investors Protection Center filed a lawsuit against the Company, its current and former directors, etc. in Aug. 2022 for dismissal of the directors, and filed a lawsuit in merger of action in criminal prosecution against the Company’s chairman, former and current directors and managers in Oct. 2022, claiming for NT$417,201 thousand of compensation regarding the civil litigation. The Company’s operation, finance and business are normal, which are not impacted by the said cases.

XIII.	Notes to Disclosures

(I)	Information on significant transactions

1.	Lending funds to others: Table 1.

2.	Providing endorsements or guarantees for others: None.

3.	Ending Shareholding of Securities (Excluding the Parts Held Due to Investment in Subsidiaries or Associates and Joint Ventures): Table 2.

4.	Aggregate purchases or sales of the same securities reaching NT$300 million or 20% of paid-in capital or more: None.

5.	Acquisition of property reaching NT$300 million or 20% of paid-in capital or more: None.

6.	Disposal of property reaching NT$300 million or 20% of paid-in capital or more: None.

7.	The purchase and sale of goods with related parties reaching NT$100 million or 20% of paid-in capital or more: None.

8.	Receivables from related parties reaching NT$100 million or 20% of paid-in capital or more: None.

9.	Derivatives trading: None.

10.	The business relationship between the parent and the subsidiaries and between each subsidiary, and the circumstances and amounts of any significant transactions between them: Table 3.

(II)	Information on investees (excluding investee companies in China): Table 4.

(III)	Information on investment in Mainland China: Table 5.

(IV)	Information on major shareholders: Table 6.

XIV.	Department information

(I)	General information

1.	The Group’s management has identified reportable departments based on the reported information used by operation decision-makers in decision-making.

2.	The Group’s operating decision-makers conduct business management from the perspective of the Company.

(II)	Measurement on department information

The Group’s operation decision-maker evaluates the performance of operating departments based on the profits of operating entities. The profits of departments refer to the income earned by operating departments, which are provided to the chief operating decision-maker for allocating resources to departments and evaluating performance.

(III)	Department information

1.	The Group’s operation decision-maker evaluates the performance of operating departments based on the profits of operating entities. The profits of departments refer to the income earned by operating departments, which are provided to the chief operating decision-maker for allocating resources to departments and evaluating performance.

2.	The information on the reportable departments provided to chief operating decision-maker is as follows:

	FOR THE YEAR ENDED DEC. 31, 2024
	The Group	EPTIL	Clean Solution Lifescience and its subsidiaries	Nu Tech	Mingcheng	Adjustment and write-off	Consolidated
Income from the external	$3,359	$-	$3,435	$-	$-	$-	$6,794
Income from the internal	-	-	-	-	-	-	-
Income from departments	$3,359	$-	$3,435	$-	$-	$-	$6,794
After-tax profits of department	$(109,476)	$(6,682)	$(5,129)	(157)	$-	11,968	$(109,476)
Departmental assets	$323,586	$21,289	$20,960	$20,486	$-	(66,325)	$319,996
Departmental liabilities	$28,864	$1,007	$7,984	$60	$-	(13,331)	$24,584

	FOR THE YEAR ENDED DEC. 31, 2023
	The Group	EPTIL	Clean Solution Lifescience and its subsidiaries	Nu Tech	Mingcheng	Adjustment and write-off	Consolidated
Income from the external	$2,024	$-	$2,929	$-	$-	$-	$4,953
Income from the internal	-	-	-	-	-	-	-
Income from departments	$2,024	$-	$2,929	$-	$-	$-	$4,953
After-tax profits of department	$(86,433)	$(6,740)	$(13,706)	$(159)	$413	20,193	$(86,433)
Departmental assets	$446,436	$26,281	$29,967	$26,736	$-	(84,001)	$445,419
Departmental liabilities	$32,551	$899	$11,876	$435	$-	(15,431)	$30,330

3.	Product information

Please refer to Note VI (XVII) to the Consolidated Financial Statements

4.	Geographic information

The main geographical source of revenue is Taiwan.

Electric Power Technology Limited and Its Subsidiaries

Lending funds to others

Dec. 31, 2024

TABLE 1

(Expressed in Thousands of New Taiwan Dollars)

	Name of the company providing loans	Party to	Account	Related	Maximum balance of the	Ending	Balance of current actual	Interest rate	Type of	Business	Purposes of the Borrowers	Allowance withdrawn for bad	Collateral		Limit on Loans to a Single	Limit on the Amount of
No.	to others	Transactions	Classification	party	period	balance	expenditures	range	loans	dealings	Prepared	debts	Name	Value	Business	Loans	Note
1	Electric Power Technology International Limited	Electric Power Technology Limited	Other receivables - related parties	Yes	16,393	16,393	13,114	-	Short-term financing	-	Operations	-	-	-	21,376	21,376	Note 1

Note 1:	The amount of loan to a single company shall not exceed 100% of the lender’s net value specified in its financial statements of the latest period. The total amount of loan shall not exceed 100% of the lender’s net value specified in its financial statements of the latest period.

Electric Power Technology Limited and Its Subsidiaries

Ending Shareholding of Securities (Excluding the Parts Held Due to Investment in Subsidiaries or Associates and Joint Ventures)

Dec. 31, 2024

TABLE 2

Unit: NTD in thousand/share

	Marketable securities	Relationship		End of the period
Holding company	type and name	to the issuer	Classification	Quantity	Carrying amount	Ratio of shareholding (%)	Fair value	Note
The Group	Lucid Group, Inc	－	Financial assets at fair value through other comprehensive income - current	430	$42,575	-	$42,575	Not pledged
Nu Tech Health Science Corp.	Lucid Group, Inc	－	Financial assets at fair value through other comprehensive income - current	203	20,002	-	20,002	Not pledged

Electric Power Technology Limited and Its Subsidiaries

The business relationship between the parent and the subsidiaries and between each subsidiary, and the circumstances and amounts of any significant transactions between them

FOR THE YEAR ENDED DEC. 31, 2024

TABLE 3

(Expressed in Thousands of New Taiwan Dollars)

				Trading information
No. (Note 1)	Name of trader	Counter-party	Relationship with trader (Note 2)	Item	Amount	Trading conditions (Note 4)	Proportion in consolidated total revenue or total assets (Note 3)
0	Electric Power Technology Limited.	Clean Solution Lifescience Technology Limited	1	Rental income	$180	-	2.65%
				Other receivables	158	-	0.05%
0	Electric Power Technology Limited.	Nu Tech Health Science Corp.	1	Rent received in advance	10	-	-
				Guarantee deposits received	10	-	-
				Rental income	60	-	0.88%
0	Electric Power Technology Limited.	Electric Power Technology International Limited	1	Other receivables	30	-	0.01%
				Other payables	12,988	-	4.06%

Note 1:	The information about the business transactions between the parent company and its subsidiaries shall be specified in the numbered columns respectively. The method for filling in the number is as follows:

1.	Parent company is numbered 0.

2.	Subsidiaries are numbered sequentially according to company name from Arabic numeral 1.

Note 2:	There are three types of relationship with the trader as stated below. Only the type of the relationship shall be marked (if it is the same transaction between the parent company and its subsidiaries or between its subsidiaries, repeat disclosure is not required):

1.	Parent company to subsidiary.

2.	Subsidiary to parent company.

3.	Subsidiary to subsidiary.

Note 3:	For calculation of the ratio of the transaction amount to the consolidated total revenue or total assets, the ratio of ending balance to consolidated total assets shall be calculated if the amount is accounted for as assets or liabilities; while, if the amount is accounted for as profits or losses, the ratio of interim cumulative amount to consolidated total revenue shall be calculated.

Note 4:	It shall be subject to the agreement reached by both parties.

Electric Power Technology Limited and Its Subsidiaries

Information on investees (excluding investee companies in China)

FOR THE YEAR ENDED DEC. 31, 2024

TABLE 4

(Expressed in Thousands of New Taiwan Dollars)

				Original investment amount		Holding at the end of the period			Invested company’s	Profit and/or loss
Investment company	Invested company	Location	Business scope	End of the current period	End of last year	Quantity (thousand share)	Ratio	Carrying amount	profit and/or loss this term	recognized this term	Note
Electric Power Technology Limited	Nu Tech Health Science Corp.	Taiwan	Investment	$39,500	$39,500	3,950	100.00	$20,426	$(157)	$(157)	Subsidiary
Electric Power Technology Limited	Electric Power Technology International Limited.	British Virgin Islands	Investment holding	58,530	58,530	20	100.00	20,282	(6,682)	(6,682)	Subsidiary
Electric Power Technology Limited	Clean Solution Lifescience Technology Limited	Taiwan	Biomedical sciences	89,390	89,390	8,939	89.94	12,295	(5,129)	(4,613)	Subsidiary
Electric Power Technology Limited	Thunder Power Holdings Limited.	British Virgin Islands	Investment holding	4,041	908	84,383	-	-	(30,166)	(8,462)	Associate
Electric Power Technology Limited	Thunder Power Hong Kong Limited.	Hong Kong	Investment holding	28,882	28,882	245,520	33.19	24,487	(49,404)	(16,399)	Associate
Electric Power Technology Limited	China New Energy Vehicle Company Limited.	Hong Kong	Investment holding	-	-	82,007	33.19	-	-	-	Associate
Electric Power Technology Limited	Thunder Power Holdings Incorporated.	USA	Investment holding	76,924	-	10,835	21.36	46,298	(80,495)	(30,625)	Associate
Clean Solution Lifescience Technology Limited	Clean Solution Lifescience Technology (BVI) Limited.	British Virgin Islands	Biomedical sciences	18,325	18,325	62	100.00	129	(121)	(121)	Subsidiary

Electric Power Technology Limited and Its Subsidiaries

Information on investment in Mainland China

FOR THE YEAR ENDED DEC. 31, 2024

TABLE 5

1.	Names, major businesses and other related information of the investees in mainland China:

Unit: NT$ thousand, RMB thousand, US$ thousand

Name of Mainland	Business	Paid-in shares	Investment method	Accumulated outflow of investment from Taiwan as of Jan. 1,	Investment Flows		Accumulated outflow of investment from Taiwan as of Dec. 31,	Invested company’s profit and/or loss	The Company’s direct or indirect holding	Profit and/or loss recognized this term	Carrying Amount as of Dec. 31,	Accumulated inward remittance of earnings as of Dec. 31,
investee	scope	capital	(Note 1)	2024	Outflow	Inflow	2024	this term	percentage	(Note 2)	2024	2024	Note
Thunder Power Hong Zhou Limited	Manufacture and sale of automobiles or electric vehicles	$276,464 (RMB 57,817)	(2)	$222,190	$-	$-	$222,190	$(8,396)	33.19%	$(2,787)	$45,340	$-	Note 2
Zhejiang Thunder Power Electric Vehicle Limited	Manufacture and sale of automobiles or electric vehicles	49,994 (RMB 10,010)	(2)	49,950	-	-	49,950	63	33.19%	21	-	-	Note 2
Thunder Power Electric Vehicle Ltd.	Manufacture and sale of automobiles or electric vehicles	8,244,468 (RMB 1,895,280)	(2)	-	-	-	-	-	19.22%	-	-	-	Note 3
Tonggao Advanced Manufacturing Technology (Taicang) Co., Ltd.	Design, manufacture and sale of automobiles or electric vehicles	170,625 (RMB 37,500)	(2)	-	-	-	-	(86,518)	14.79%	(12,796)	62,156	-

Company name	Accumulated investment in Mainland China as of Dec. 31, 2024	Investment amounts authorized by Investment Commission, MOEA	Upper limit on investment (Note 4)
Electric Power Technology Limited	$272,140	$538,050 (USD17,000)	$176,834

Note 1:	There are three types of investment methods, and they indicated below:

(1)	Directly conduct investment in China.

(2)	The investment is made in the companies in mainland China by establishing companies in a third jurisdiction.

(3)	Other methods.

Note 2:	TPHK and its subsidiaries were originally the Company’s subsidiaries and sub-subsidiaries. Re-organization was made in May 2016 that TPHL took back 100% of the shares in TPHK and the Company held 33.19% of the shares in TPHL. In Dec. 2021, re-organization was conducted again that the Company held 33.19% of the shares in TPHK. TPHL conducted capital increase procedures in May and July 2023, respectively. The Company did not make any investments, so the Group’s holding in TPHL decreased to 28.19% of shares. In March 2024, a capital increase procedure was conducted. The Company did not subscribe in proportion to the original shareholding in the capital increase of NT$3,133 thousand (US$100 thousand). Therefore, the Group’s holding in TPHL decreased to 27.93% of shares. On December 8, 2023, TPHL signed a memorandum of understanding for a merger with Feutune Light Acquisition (NASDAQ: FLFV). Upon completion of the merger on June 21, 2024, TPHL became a wholly-owned subsidiary of Feutune Light. After the share swap, the Company held 10,834 thousand shares (a 23.02% shareholding) in Feutune Light (which was renamed Thunder Power Holdings Inc. (NASDAQ: AIEV). Based on the closing market price as of June 30, 2024, the share price was US$1.65 per share. However, as the shareholding ratio remains above 20%, it is still classified as investments accounted for using the equity method.

On April 8, 2024, Zhejiang Thunder Power Electric Vehicle Limited completed its liquidation in the local area.

Note 3:	It was originally the subsidiary of China New Energy Vehicle Company Limited (CNEV) (please refer to Note XII Other (IV) 1.). TPHL was reorganized subsequently in Dec. 2021, and thus the Group held 33.19% of the shares in CNEV. There is no person assigned to manage CNEV after Oct. 2023.

Note 4:	The upper limit of the Company’s cumulative investment in mainland China is 60% of the net consolidated equity value.

2.	Significant transactions with the investees in mainland China: None.

Electric Power Technology Limited

Information on major shareholders

Dec. 31, 2024

TABLE 6

	Shareholding
Name of major shareholders	Shares held	Ratio of shareholding
Wei Shen	14,690,540	17.37%
Annual Investment Account of Golden Name Investments Limited Kept by Taishin International Bank as Entrusted	10,156,936	12.01%
Xiangfang International Co., Ltd.	7,018,664	8.30%

Note 1:	In this chart, information about the major shareholders refers to the information of the shareholders with more than 5% shareholding in total in ordinary and preferred shares that have been delivered via book entry (including treasury stocks), as calculated by TDCC on the last business day of the then current quarter. The share capital specified in the Company’s Consolidated Financial Statements may differ from the shares that have been delivered via book entry due to differences in the preparation and calculation basis.

Note 2:	For shareholders who have placed shareholding under trust, the above information shall be provided based on trust accounts created by the trustee.

Appendix A

A Form Certificate of Amendment

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
THUNDER POWER HOLDINGS, INC.

Thunder Power Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Article Four, so that, as amended, the following Section C shall be added after Section B:

“C. Reverse Stock Split. Effective at 11:59 p.m., Eastern Time, on ______ (the “Reverse Split Effective Time”), every _______ shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Reverse Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, subject to the treatment of fractional interests as described below (the “Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. In lieu of any fractional shares, the Corporation will issue to stockholders of record who would otherwise be entitled to receive a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the Reverse Split.”

SECOND. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the DGCL, setting forth the above mentioned amendment to the Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable.

THIRD. That this amendment was duly authorized by Corporation’s stockholders at a meeting of the stockholders duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL were voted in favor of the foregoing amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this ___ day of ______, 202__. THUNDER POWER HOLDINGS, INC.

By:

Name: ________________________

A-1

APPENDIX B – SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

FOR THE EXCHANGE OF

CAPITAL STOCK

OF

THUNDER POWER HOLDINGS, INC.

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) by and between THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”).

WHEREAS, TW Company Shareholders own 26,079,550 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 31,034,666 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 26,079,550 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall be registered under a registration statement on Form S-4.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1 Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 31,034,666.

Section 1.2 Capitalization. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TPEV shall have authorized 1,000,000,000 shares of Common Stock, of which 50,724,664 shares shall have been issued and outstanding (not counting the 20,000,000 issued in escrow account by the transfer agent as earnout shares).

Section 1.3 Closing. The closing of the exchange to be made pursuant to this Agreement (the “Closing”) shall take place at 10 a.m. E.S.T. on the day when the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing but no later than October 31, 2025 (the “Closing Date”). At the Closing, TW Company Shareholders shall (i) deliver to TPEV the stock certificates representing the TW Company Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the TW Company Shares and payment, TPEV shall issue and exchange with TW Company Shareholders the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto.

Section 1.4  Tax Treatment. The exchange described herein is intended to comply with all applicable regulations thereunder. In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TPEV

Unless otherwise stipulated in this Agreement, as of the Closing Date, TPEV hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. TPEV is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TPEV or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TPEV (a “TPEV Material Adverse Effect”);

b. Copies of the Certificate of Incorporation and Bylaws of TPEV, with all amendments thereto to the date hereof, have been furnished to TW Company and the TW Company Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of TPEV are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TPEV from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of TPEV.

Section 2.2 Capitalization of TPEV. All of the TPEV Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of TPEV other than those publicly disclosed in the filings TPEV made with the U.S. Securities and Exchange Commission (the “SEC”) (the “SEC Filings”).

Section 2.3 Subsidiaries and Equity Investments. TPEV has no subsidiaries or equity interest in any corporation, partnership or joint venture, other than those disclosed in its SEC Filings.

Section 2.4 Authorization and Validity of Agreements. TPEV has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by TW Company and the TW Company Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of TPEV. The execution and delivery of this Agreement by TPEV and the consummation by TPEV of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TPEV, and no other corporate proceedings on the part of TPEV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by TPEV do not and will not violate or conflict with any provision of its Certificate of Incorporation or Bylaws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TPEV is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TPEV, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which TPEV is bound.

Section 2.6 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TPEV or the performance by TPEV of its obligations hereunder.

Section 2.7 Absence of Certain Changes or Events. Since its inception:

a.  Notwithstanding anything stipulated in Article II, as of the date of this Agreement, TPEV does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of TPEV; and

b. there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of TPEV.

Section 2.8 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of TPEV in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of TPEV to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10 Securities Laws. TPEV has complied in all respects with applicable federal and state securities laws, rules and regulations, including the Sarbanes Oxley Act of 2002, as such laws, rules and regulations apply to TPEV and its securities; and (b) all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of the Company’s securities.

Section 2.11 Tax Returns, Payments and Elections. TPEV has timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 2.12 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by TPEV at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TW COMPANY SHAREHOLDERS

Unless otherwise stipulated in this Agreement, as of the Closing Date, each of the TW Company Shareholders, jointly and severally, represents, warrants and agrees as follows:

Section 3.1 Corporate Organization of TW Company.

a. TW Company is a corporation incorporated in Taiwan. To the best knowledge of the TW Company Shareholders, it is duly organized, validly existing and in good standing in Taiwan and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by TW Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TW Company (a “TW Company Material Adverse Effect”).

b. Copies of the organizational documents of TW Company, with all amendments thereto to the date hereof, have been furnished to TPEV, and such copies are accurate and complete as of the date hereof. To the best knowledge of the TW Company Shareholders, the minute books of TW Company are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of TW Company, and adequately reflect all material actions taken by the Board of Directors, shareholders of TW Company.

Section 3.2 Capitalization of TW Company; Title to the TW Company Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, TW Company shall have authorized 200,000,000 TW Company Shares, of which 84,549,096TW Company Shares are issued and outstanding, (including 32,926,082 privately placed securities). To the best knowledge of the TW Company Shareholders, there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of TW Company. As of the date hereof and on the Closing Date, each TW Company Shareholder owns and will own the TW Company Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the TW Company Shares without consent of any other person or entity.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, to the best knowledge of the TW Company Shareholders, TW Company does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and TW Company does not and will not have any assets or liabilities, except as disclosed in Schedule A to this Agreement and those disclosed in TW Company’s filings to Taiwan authorities.

Section 3.4 Authorization and Validity of Agreements. Each TW Company Shareholder represents that they have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. Each TW Company Shareholder is competent to execute this Agreement and has the power to execute and perform this Agreement. No other proceedings on the part of any TW Company Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by any TW Company Shareholder does not and will not violate or conflict with any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any TW Company Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of any TW Company Shareholder.

Section 3.6 Investment Representations. The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent TPEV’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access.

Section 3.7 Brokers’ Fees. No TW Company Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of the TW Company Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by TW Company and the TW Company Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, TPEV shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of TPEV.

b. From and after the date of this Agreement, to the best of their ability, the TW Company Shareholders shall cause TW Company to:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.	file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

3.	continue to conduct its business in the ordinary course consistent with past practices;

4.	keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

5.	continue to maintain existing business relationships with suppliers.

c. From and after the date of this Agreement, to the best of their ability and except as disclosed in Schedule A to this Agreement, the TW Company Shareholders shall cause TW Company to not:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business;

ii.	make any change in its business license, bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business; or

B.	issue any securities convertible or exchangeable for debt or equity securities of TW Company;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business by operation of law which will not have a TW Company Material Adverse Effect;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right;

xvi.	commit itself to do any of the foregoing.

Section 4.2 Access to Properties and Records. Each Party shall afford the other Party’s accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such Parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting Party all other information concerning the other Party’s business, properties and personnel as the requesting Party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any Party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director’s fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.4 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.	diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both TW Company Shareholders and TPEV may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by TPEV with TW Company Shareholders executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF TW COMPANY SHAREHOLDERS

The obligations of TW Company Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the TW Company Shareholders in their sole discretion:

Section 5.1 Representations and Warranties of TPEV. All representations and warranties made by TPEV in this Agreement shall be true and correct on and as of the Closing Date as if again made by TPEV as of such date.

Section 5.2 Agreements and Covenants. TPEV shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TPEV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF TPEV

The obligations of TPEV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TPEV in its sole discretion:

Section 6.1 Representations and Warranties of TW Company Shareholders. All representations and warranties made by TW Company Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them on and as of such date.

Section 6.2 Agreements and Covenants. TW Company Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TW Company, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VII

TERMINATION AND ABANDONMENT

SECTION 7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of TW Company Shareholders, and TPEV;

b. By TPEV, upon a material breach of any representation, warranty, covenant or agreement on the part of TW Company Shareholders set forth in this Agreement, or if any representation or warranty of TW Company Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (an ” TW Company Breach”), and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c. By TW Company Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of TPEV set forth in this Agreement, or, if any representation or warranty of TPEV shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (an “TPEV Breach”), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach.;

d. By either TPEV or TW Company Shareholders, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either TW Company Shareholders or TPEV, if the Closing shall not have been consummated as a result of TPEV or TW Company Shareholders having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e. By either TW Company Shareholders or TPEV if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by TW Company Shareholders or TPEV pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.12, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5 Notices. All TW Company Shareholders agree to designate Wellen (the first shareholder listed in EXHIBIT A) as the recipient of any notices intended for the TW Company shareholders. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if (i) in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested), or (ii) by email, to the parties at the following addresses:

If to the TW Company Shareholders, to:

Wellen’s address (including email address)

4F., No. 632, Guangfu S. Rd., Da’an Dist., Taipei City 106641 , Taiwan (R.O.C.)

Attn: Wellen (Wei Shen)

Email: wellenol@protonmail.com

If to TPEV, to:

THUNDER POWER HOLDINGS, INC.

221 W 9th St #848

Wilmington, Delaware 19801

Attn:	Christopher Nicoll (CEO)
& Pok Man Ho (Interim CFO)
Email:	Christopher.nicoll@aiev.ai
simon.ho@aiev.ai

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5.

Section 9.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Arbitration. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when a notice of arbitration is submitted.

The law of this arbitration clause shall be the laws of the State of New York.

The seat of arbitration shall be Hong Kong.

The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

The fees and expenses of the arbitral tribunal shall be determined on the basis of Schedule 3 of these Rules.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.14 Indemnification by the TW Company Shareholders. Subject to the terms and conditions of Article 9.1 and this Article 9.14, from and after the Closing, the TW Company Shareholders and their respective successors and assigns (each, with respect to any claim made under this Section 9.14, an “Indemnifying Party”) will jointly and severally indemnify, defend and hold harmless TPEV and its affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made under this Section 9.14, an “Indemnified Party”) from and against any and all losses, actions, orders, liabilities, damages (including consequential damages), diminution in value, taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a third party claim): (a) the breach of any representation or warranty made by the TW Company Shareholders set forth in this Agreement or in any certificate delivered by TW Company Shareholders pursuant to this Agreement; (b) the breach of any covenant or agreement on the part of any TW Company Shareholders after the Closing set forth in this Agreement or in any certificate delivered by any TW Company Shareholders pursuant to this Agreement; or (c) any action by person(s) who were holders of equity securities of the TW Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the TW Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities.

Section 9.15 Confidentialty, Public Annoucement. The Parties undertake to treat as strictly confidential and to effectively protect against any access by third parties both the content of this Agreement, the circumstances of its negotiation, conclusion and performance and all information obtained in this context on the respective other Parties and any of its affiliates. This obligation shall not apply to any facts that are publicly known or become publicly known without this obligation being violated or the disclosure of which is mandatory under law or capital market rules. In such a case, however, the Parties shall be obliged to inform the respective other Parties prior to disclosure and to limit such disclosure to the minimum required by law or regulatory order.

The Parties shall be entitled to make information protected under this Section 9.15 accessible to their respective affiliates and advisors (if and to the extent bound by professional secrecy obligations) to the extent that this is necessary to perform this Agreement.

If a public announcement is required by law or by the capital market rules applicable to the respective Party or is necessary pursuant to similar requirements of a regulatory authority, the Parties shall use their best efforts to coordinate with one another in advance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THUNDER POWER HOLDINGS, INC.

By:

Name:

Title:

TW COMPANY SHAREHOLDERS:

APPENDIX C – FORM OF AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

Amendment to

SHARE EXCHANGE AGREEMENT

This Amendment (this “Amendment”) dated January [●], 2025 (the “Amendment Effective Date”) to Share Exchange Agreement is made by and among THUNDER POWER HOLDINGS, INC., a Delaware corporation with its shares listed on the Nasdaq Global Market under the stock trading symbol “AIEV” (“TPEV” or, the “Company”) and certain shareholders of Electric Power Technology Limited, a corporation incorporated and publicly listed in Taiwan (“TW Company”), whose names are set forth on Exhibit A attached hereto (collectively, the “TW Company Shareholders”, and together with TPEV, shall each be referred as a “Party” and collectively as the “Parties”). Capitalized terms used herein but not otherwise defined have the respectively meanings attributed to them in the SEA (defined below).

Recitals

Whereas, on December 19, 2024, the Company entered into that certain share exchange agreement (the “SEA”) with the TW Company Shareholders; and

WHEREAS, pursuant to Section 9.13 of the SEA, the SEA may be amended in writing by Parties to the SEA; and

WHEREAS, the Company and the Purchasers desire to enter into this Amendment in order to amend the SEA in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Amendment to SEA. The SEA is hereby amended as follows:

(a)	The second to fourth paragraphs of Preamble in the SEA are hereby amended and restated in its entirety as follow:

WHEREAS, TW Company Shareholders own 31,626,082 of the issued privately placed securities, which are all ordinary shares, of TW Company (the “TW Company Shares”);

WHEREAS, TW Company Shareholders believe it is in their best interests to exchange the TW Company Shares for 37,635,039 newly issued and outstanding shares of common stock of TPEV on a post issuance basis, par value $0.0001 per share (the “Common Stock”) (the “TPEV Shares”), and TPEV believes it is in its best interests to acquire the TW Company Shares in exchange for TPEV Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the parties that: (i) TPEV shall acquire 31,626,082 ordinary shares of TW Company, in exchange solely for the amount of TPEV Shares set forth herein; and (ii) said exchange shall qualify as a transaction in securities exempt from registration under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”).

(b)	Section 1.1 is hereby amended and restated in its entirety as follow:

“Agreement to Exchange TW Company Shares for TPEV Shares. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, TW Company Shareholders shall sell, assign, transfer, convey and deliver the TW Company Shares to TPEV, and TPEV shall accept the TW Company Shares from the TW Company Shareholders in exchange for the issuance to the TW Company Shareholders of the number of TPEV Shares set forth opposite the names of the TW Company Shareholders on Exhibit A hereto). Both Parties has agreed that the share exchange ratio shall be determined as 119 TPEV Shares for 100 TW Company Shares (119 TPEV Shares : 100 TW Company Shares), with any fractional number of shares rounded up. Therefore, the total number of TPEV Shares newly issued to the TW Company Shareholders shall be 37,635,039.”

(c)	Section 3.6 of the SEA is hereby amended and restated in its entirety as follows:

” Investment Representations. (a) The TPEV Shares will be acquired hereunder solely for the account of the TW Company Shareholders, for investment, and not with a view to the resale or distribution thereof. Each TW Company Shareholder understands and is able to bear any economic risks associated with such investment in the TPEV Shares. Each TW Company Shareholder has had full access to all the information such shareholder considers necessary or appropriate to make an informed investment decision with respect to the TPEV Shares to be acquired under this Agreement. Each TW Company Shareholder further has had an opportunity to ask questions and receive answers from TPEV’s directors regarding TPEV and to obtain additional information (to the extent such information is available through TPEV’s SEC Filings or otherwise publicly available) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each TW Company Shareholder is at the time of the offer and execution of this Agreement, either domiciled and resident outside the United States (a “Non-U.S. Shareholder”) and or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

(b) No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the TPEV Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any of affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TPEV Shares are being acquired for investment purposes by the Non-U.S. Shareholders. The Non-U.S. Shareholder agrees that all offers and sales of TPEV Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(d)	Exhibit A of the SEA is hereby amended and restated in its entirety by Exhibit A hereto.

2.	Effect on the SEA. Except as specifically amended by this Amendment, the SEA shall remain in full force and effect, and the SEA, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the SEA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the SEA, as the case may be, shall be deemed to refer to the SEA or such provision as amended by this Amendment, unless the context otherwise requires.

3.	Miscellaneous. The provisions of Article IX (Miscellaneous Provisions) of the SEA are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THUNDER POWER HOLDINGS, INC.

By:
Name:
Title:

[TW Shareholder]

By:
Name:

[TW Shareholder]

By:
Name:

[Proxy Card]